UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant To Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒                            Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for use of the Commission only (as permitted by Rule 14a-6(e)(2)

☒	Definitive Proxy Statement

☐	Definitive additional materials

☐	Soliciting material under Rule 14a-12

ROCK-TENN COMPANY

(Name of Registrant as Specified in Charter)

(Name of Person(s) Filing Proxy Statement, if Other than the Registrant)

Payment of filing fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on the table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials:

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

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(4)	Date Filed:

December 17, 2008

To our Shareholders:

It is our pleasure to invite you to attend our annual meeting of shareholders, which is to be held on January 30, 2009, at the Northeast Atlanta Hilton at Peachtree Corners, 5993 Peachtree Industrial Boulevard, Norcross, Georgia 30092. The meeting will begin at 9:00 a.m., local time.

The following Notice of 2009 Annual Meeting of Shareholders outlines the business to be conducted at the meeting.

This year, in accordance with new U.S. Securities and Exchange Commission rules, we are using the Internet as our primary means of furnishing proxy materials to shareholders. Accordingly, most shareholders will not receive paper copies of our proxy materials. We will instead send shareholders a notice with instructions for accessing the proxy materials and voting via the Internet. The notice also provides information on how shareholders may obtain paper copies of our proxy materials if they so choose.

Whether or not you plan to attend the annual meeting, please vote as soon as possible to ensure that your shares will be represented and voted at the annual meeting. You may vote via the Internet, by telephone or, if you receive a paper proxy card in the mail, by mailing the completed proxy card. If you attend the annual meeting, you may vote your shares in person even though you have previously voted your proxy.

Very truly yours,

James A. Rubright Chairman and Chief Executive Officer

NOTICE OF 2009 ANNUAL MEETING OF SHAREHOLDERS

To Be Held on January 30, 2009

TIME:	9:00 a.m., local time, on Friday, January 30, 2009.

PLACE:	Northeast Atlanta Hilton at Peachtree Corners, 5993 Peachtree Industrial Boulevard, Norcross, Georgia 30092.

ITEMS OF BUSINESS:	(1)	To elect four directors.

(2)	To adopt and approve an amendment to the Rock-Tenn Company 2004 Incentive Stock Plan to increase by 1,200,000 the number of shares of our Class A Common Stock available for equity awards under the plan, to add to the plan cash bonus incentives as awards that can be granted as alternatives to stock grants or stock unit grants, and to add additional performance goals to the plan that can be used as conditions to performance-based compensation awards granted pursuant to the plan.

(3)	To ratify the appointment of Ernst & Young LLP to serve as the independent registered public accounting firm of Rock-Tenn Company.

(4)	To transact any other business that properly comes before the meeting or any adjournment of the annual meeting.

WHO MAY VOTE:	You can vote if you were a holder of Class A Common Stock of record on November 28, 2008.

DATE THESE PROXY

MATERIALS WERE FIRST

MADE AVAILABLE ON

THE INTERNET:	December 17, 2008

INTERNET AVAILABILITY OF PROXY MATERIALS

This year, in accordance with new U.S. Securities and Exchange Commission rules, we are using the Internet as our primary means of furnishing proxy materials to shareholders. Consequently, most shareholders will not receive paper copies of our proxy materials. We will instead send shareholders a Notice of Internet Availability of Proxy Materials with instructions for accessing the proxy materials, including our proxy statement and annual report, and voting via the Internet. The Notice of Internet Availability of Proxy Materials also provides information on how shareholders may obtain paper copies of our proxy materials if they so choose.

ROCK-TENN COMPANY

504 Thrasher Street

Norcross, Georgia 30071

PROXY STATEMENT

FOR ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON JANUARY 30, 2009

PROXY SOLICITATION AND VOTING INFORMATION

Why am I receiving these materials?

Our board of directors has made these materials available to you on the Internet or, upon your request, has delivered printed versions of these materials to you by mail, in connection with the solicitation of proxies by the board of directors. The proxies will be used at our annual meeting of shareholders to be held on January 30, 2009 (which we refer to as the “annual meeting”). We made these materials available to shareholders beginning on December 17, 2008. Our shareholders are invited to attend the annual meeting and are requested to vote on the proposals described in this proxy statement.

What is included in these materials?

These materials include:

•	our proxy statement; and

•	our 2008 annual report to shareholders, which includes our audited consolidated financial statements.

If you request printed versions of these materials by mail, these materials will also include the proxy card for the annual meeting.

What am I voting on?

You will be voting on each of the following:

•	To elect four directors.

•

To adopt and approve an amendment to the Rock-Tenn Company 2004 Incentive Stock Plan (which we refer to as the “2004 Incentive Stock Plan”) to increase by 1,200,000 the number of shares of our Class A Common Stock (as this term is defined below) available for equity awards under the plan, to add to the plan cash bonus incentives as awards that can be granted as alternatives to stock grants or stock unit grants, and to add additional performance goals to the plan that can be used as conditions to performance-based compensation awards granted pursuant to the plan. We refer to the proposed amendment to the 2004 Incentive Stock Plan as the “Stock Plan Amendment.”

•

To ratify the appointment of Ernst & Young LLP to serve as our independent registered public accounting firm. We refer to the appointment of Ernst & Young LLP as our independent registered public accounting firm as the “E&Y Appointment.”

•	To transact any other business that properly comes before the annual meeting or any adjournment of the annual meeting.

As of the date of this proxy statement, the board of directors knows of no other matters that will be brought before the annual meeting.

You may not cumulate your votes for any matter being voted on at the annual meeting, and you are not entitled to appraisal or dissenters’ rights.

Why did I receive a one-page notice in the mail regarding the Internet availability of proxy materials this year instead of a full set of proxy materials?

Pursuant to rules adopted by the U.S. Securities and Exchange Commission (which we refer to as the “SEC”), we have elected to provide access to our proxy materials over the Internet. Accordingly, we are sending a Notice of Internet Availability of Proxy Materials (which we refer to as the “Notice”) to our shareholders of record and beneficial owners. All shareholders will have the ability to access the proxy materials on the website referred to in the Notice, free of charge, or request to receive a printed set of the proxy materials. Instructions on how to access the proxy materials over the Internet or to request a printed copy may be found in the Notice. In addition, shareholders may request to receive proxy materials electronically by e-mail on an ongoing basis.

How can I get electronic access to the proxy materials?

The Notice provides you with instructions regarding how to:

•	view our proxy materials for the annual meeting on the Internet and execute a proxy; and

•	instruct us to send future proxy materials to you electronically by e-mail.

Choosing to receive future proxy materials by e-mail will save us the cost of printing and mailing documents to you and will reduce the impact of our annual meetings on the environment. If you choose to receive future proxy materials by e-mail, you will receive an e-mail next year with instructions containing a link to those materials and a link to the proxy voting site. Your election to receive proxy materials by e-mail will remain in effect until you terminate it.

Who can vote?

You may vote if you owned Class A Common Stock as of the close of business on November 28, 2008, the record date for the annual meeting. As of November 28, 2008, there were 38,236,667 shares of our Class A Common Stock outstanding.

What if my certificates represent Class B Common Stock?

Each share of our Class B Common Stock was automatically converted into one share of Class A Common Stock on June 30, 2002. Each certificate that represented shares of Class B Common Stock represents the same number of shares of Class A Common Stock into which the Class B Common Stock was converted. We refer to our Class A Common Stock (including certificates that represented shares of Class B Common Stock) as the “Common Stock.”

How do I vote?

You have four voting options. You may vote using one of the following methods:

•	Over the Internet. If you have access to the Internet, we encourage you to vote in this manner.

•	By telephone.

•	For those shareholders who request to receive a paper proxy card in the mail, by completing, signing and returning the proxy.

•	By attending the annual meeting and voting in person.

The Notice provides instructions on how to access your proxy card, which contains instructions on how to vote via the Internet or by the telephone. For those shareholders who request to receive a paper proxy card in the mail, instructions for voting via the Internet, by telephone or by mail are set forth on the proxy card. Please follow the directions on your proxy card carefully.

Can I vote at the annual meeting?

You may vote your shares at the annual meeting if you attend in person. Even if you plan to be present at the annual meeting, we encourage you to vote your shares by proxy. You may vote your proxy via the Internet, by telephone or by mail.

What if my shares are registered in more than one person’s name?

If you own shares that are registered in the name of more than one person, each person must sign the proxy. If an attorney, executor, administrator, trustee, guardian or any other person signs the proxy in a representative capacity, the full title of the person signing the proxy should be given and a certificate should be furnished showing evidence of appointment.

What does it mean if I receive more than one Notice?

It means you have multiple accounts with brokers and/or our transfer agent. Please vote all of these shares. We recommend that you contact your broker and/or our transfer agent to consolidate as many accounts as possible under the same name and address. Our transfer agent is Computershare, 250 Royall Street, Canton, MA 02021 and may be reached at 1-800-568-3476.

What if I return my proxy but do not provide voting instructions?

If you sign and return your proxy card but do not include voting instructions, your proxy will be voted FOR the election of the four nominee directors named on pages 5 and 6 of this proxy statement, FOR the approval of the Stock Plan Amendment and FOR the ratification of the E&Y Appointment.

Can I change my mind after I vote?

You may change your vote at any time before the polls close at the annual meeting. You may do this by using one of the following methods:

•	Voting again by telephone or over the Internet prior to 1:00 a.m., E.T., on January 30, 2009.

•	Giving written notice to the Corporate Secretary of our company.

•	Delivering a later-dated proxy.

•	Voting in person at the annual meeting.

How many votes am I entitled to?

You are entitled to one vote for each share of Common Stock you own.

How many votes must be present to hold the annual meeting?

In order for us to conduct the annual meeting, the holders of a majority of the votes of the Common Stock outstanding as of November 28, 2008 must be present at the annual meeting. This is referred to as a quorum. Your shares will be counted as present at the annual meeting if you do one of the following:

•	Vote via the Internet or by telephone.

•	Return a properly executed proxy by mail (even if you do not provide voting instructions).

•	Attend the annual meeting and vote in person.

How many votes are needed to elect directors?

The four nominees receiving the highest number of “yes” votes will be elected directors. This number is called a plurality.

How many votes are needed to adopt and approve the Stock Plan Amendment?

To approve and adopt the Stock Plan Amendment, the “yes” votes cast at the annual meeting must exceed the “no” votes cast at the annual meeting, provided that the total vote cast on the proposal represents over 50% of the total number of shares entitled to vote on the proposal. If you do not vote in person or vote via the Internet or by telephone, or sign and return a proxy, your shares will not be counted as “yes” votes or “no” votes at the annual meeting.

How many votes are needed to ratify the E&Y Appointment?

To ratify the E&Y Appointment, the “yes” votes cast in favor of the matter must exceed the “no” votes cast against the matter.

How many votes are needed for other matters?

To approve any other matter that properly comes before the annual meeting, the “yes” votes cast in favor of the matter must exceed the “no” votes cast against the matter. The board of directors knows of no other matters that will be brought before the annual meeting. If other matters are properly introduced, the persons named in the proxy as the proxy holders will vote on such matters in their discretion.

Will my shares be voted if I do not provide my proxy?

Your shares may be voted under certain circumstances if they are held in the name of a brokerage firm. Brokerage firms have the authority under rules of the New York Stock Exchange (which we refer to as the “NYSE”) to vote customers’ unvoted shares on “routine” matters, which includes the election of directors and ratification of the appointment of our independent registered public accounting firm. Accordingly, if a brokerage firm votes your shares on these matters in accordance with these rules, your shares will count as present at the annual meeting for purposes of establishing a quorum and will count as “yes” votes or “no” votes, as the case may be, with respect to all “routine” matters voted on at the annual meeting. However, the adoption and approval of the Stock Plan Amendment is not considered to be a “routine” matter under the NYSE rules. Accordingly, a brokerage firm may not vote your shares on these matters without specific instructions from you. If you hold your shares directly in your own name, they will not be voted if you do not vote them or provide a proxy. If a brokerage firm signs and returns a proxy on your behalf that does not contain voting instructions, your shares will count as present at the annual meeting for quorum purposes and will count as a “for” vote for the election of each nominee named in this proxy statement and for the E&Y appointment but will not count as a “yes” vote or a “no” vote on the Stock Plan Amendment. These are referred to as broker non-votes.

ELECTION OF DIRECTORS

ITEM 1

Board of Directors

Our board of directors currently has 12 members. The directors are divided into three classes with the directors in each class serving a term of three years. Directors for each class are elected at the annual meeting of shareholders held in the year in which the term for their class expires. At the annual meeting on January 30, 2009, four nominees for director are to be elected to serve on our board of directors until the annual meeting in 2012, or until their successors are qualified and elected. Our board is authorized to increase the size of the board and is authorized to fill the vacancies created by the increase. Any directors elected by the board in this manner will stand for re-election at the next annual meeting of shareholders after their election even if that class of directors is not subject to election in that year.

We do not believe that any of the nominees for director will be unwilling or unable to serve as director at the time of his or her election. However, if at the time of the annual meeting any of the nominees should be unwilling or unable to serve, proxies will be voted as recommended by the board of directors to do one of the following:

•	To elect substitute nominees recommended by the board.

•	To allow the vacancy created to remain open until filled by the board.

•	To reduce the number of directors for the ensuing year.

In no event, however, can a proxy be voted to elect more than four directors.

Recommendation of the Board of Directors

The board of directors recommends a vote FOR John D. Hopkins, James A. Rubright, Bettina M. Whyte and James E. Young to hold office until the annual meeting of shareholders in 2012, or until each of their successors is qualified and elected.

Nominees for Election — Term Expiring 2012

Name	Age	Director Since	Positions Held
John D. Hopkins	70	1989	Mr. Hopkins has served as counsel with Womble Carlyle Sandridge & Rice, PLLC, a full-service law firm, since October 2003. Mr. Hopkins served as executive vice president and general counsel of Jefferson-Pilot Corporation, a holding company with insurance and broadcasting subsidiaries, from April 1993 until he retired in May 2003.

James A. Rubright	62	1999	Mr. Rubright has served as our chief executive officer (“CEO”) since October 1999 and chairman of the board since January 2000. Mr. Rubright is also a director of AGL Resources Inc., an energy company, and Forestar Real Estate Group Inc., a company engaged in real estate and mineral and fiber resources businesses.

Name	Age	Director Since	Positions Held
Bettina M. Whyte	59	2007	Ms. Whyte served as Managing Director and Head of the Special Situations Group of MBIA Insurance Corporation, a provider of credit enhancement services and a provider of fixed-income asset management services, from March 2006 until October 16, 2007, and Managing Director of AlixPartners, LLC, a business turnaround management and financial advisory firm, from April 1997 until March 2006. Ms. Whyte is also a director of AGL Resources Inc., an energy company, and Amerisure Insurance, an insurance company.

James E. Young	59	2003	Mr. Young has served as president and chief executive officer of Citizens Trust Bank, a commercial bank, since 1998. He is also a member of the board of directors of Citizens Trust Bank and Citizens Bancshares Corporation, a bank holding company.

Incumbent Directors — Term Expiring 2010

Name	Age	Director Since	Positions Held
Stephen G. Anderson	70	1977	Dr. Anderson retired in June 2001 from his private practice in Winston-Salem, North Carolina, where he had been a physician for more than five years.

Robert B. Currey	68	1989	Mr. Currey founded Currey & Company, Inc., a producer of consumer lighting products, and has served as chairman and was formerly chief executive officer of that business for more than five years. Mr. Currey is the uncle of Russell M. Currey, a director of our company.

L. L. Gellerstedt, III	52	1998	Mr. Gellerstedt has been with Cousins Properties Incorporated, a real estate development company, since June 2005, and he currently serves as its executive vice president and chief development officer. Mr. Gellerstedt served as the chairman and chief executive officer of The Gellerstedt Group, a real estate development company, from June 2003 until June 2005. Mr. Gellerstedt served as the president and chief operating officer of The Integral Group, a real estate development company, from January 2001 until June 2003. Mr. Gellerstedt is a director of SunTrust Bank, Atlanta, a subsidiary of SunTrust Banks, Inc., a commercial bank. He was a director of Alltel Corporation for 14 years, through the end of 2007.

John W. Spiegel	67	1989	Mr. Spiegel has served as non-executive chairman and a director of S1 Corporation, a provider of integrated applications for financial institutions, since October 2006. Mr. Spiegel is a director of CPEX Pharmaceuticals, Inc., a specialty pharmaceutical company, and a member of the board of trustees of Colonial Properties Trust, a real estate investment trust. Mr. Spiegel served as executive vice president and chief financial officer of SunTrust Banks, Inc., a bank holding company, until August 2000, when he became vice chairman and chief financial officer. He retired from these positions in August 2004. He continued to serve as a non-executive vice chairman of SunTrust Banks Holding Company, a wholly-owned subsidiary of SunTrust Banks, Inc., through March 31, 2005.

Incumbent Directors — Term Expiring 2011

Name	Age	Director Since	Positions Held
J. Hyatt Brown	71	1971	Mr. Brown has served as chairman and chief executive officer of Brown & Brown, Inc., an insurance services company, for more than five years. Mr. Brown is also a director of FPL Group, Inc., an electric utility company, International Speedway Corp., a motor sports company, and Brown & Brown, Inc.

Robert M. Chapman	55	2007	Mr. Chapman has served as chief operating officer of Duke Realty Corporation, a real estate development company, since August 2007, as senior executive vice president of real estate operations for Duke Realty from August 2003 until July 2007 and as regional executive vice president for Duke Realty’s Southeast region from 1999 through July 2003.

Russell M. Currey	47	2003	Mr. Currey resigned in May 2008 from his position as executive vice president and general manager of our corrugated packaging division, which position he held for more than five years. Mr. Currey joined our company in July 1983. Mr. Currey is the nephew of Robert B. Currey, a director of our company.

G. Stephen Felker	57	2001	Mr. Felker has served as chairman of the board and as a director of Avondale Incorporated, a former textile manufacturer, since 1992. He served as president and chief executive officer of Avondale from 1980 to 2008. He is also a director and chairman of the board of Avondale Mills, Inc., a wholly-owned subsidiary of Avondale Incorporated. Avondale ceased operations in 2006 following a train derailment and resulting chemical spill that destroyed several of its key manufacturing facilities and is in the process of liquidating its remaining assets.

Corporate Governance

Corporate Governance Guidelines. We have posted our corporate governance guidelines on our Internet website at www.rocktenn.com. Copies of our corporate governance guidelines are available, without charge, at the written request of any shareholder of record. Requests for copies should be mailed to: Rock-Tenn Company, 504 Thrasher Street, Norcross, GA 30071, Attention: Corporate Secretary.

Director Independence. Our board of directors annually conducts an assessment of the independence of each director in accordance with our corporate governance guidelines, applicable rules and regulations of the SEC, and the corporate governance standards of the NYSE. The board assesses each director’s independence by reviewing any potential conflicts of interest and significant outside relationships. In determining each director’s independence, the board broadly considers all relevant facts and circumstances, including specific criteria included in the NYSE’s corporate governance standards. For these purposes, the NYSE requires the board to consider certain relationships that existed during a three-year look-back period. The board considers the issue not merely from the standpoint of a director, but also from the standpoint of persons or organizations with which the director has an affiliation. An independent director is free of any relationship with our company or our management that impairs the director’s ability to make independent judgments.

The board of directors conducted an assessment of the independence of each director at its last regularly scheduled meeting. Based on this assessment, the board affirmatively determined that the following directors were independent: Dr. Anderson, Messrs. Brown, Chapman, Robert Currey, Felker, Gellerstedt, Hopkins, Spiegel and Young and Ms. Whyte. The board of directors determined that each of these directors had no material relationship with our company (either directly or as a partner, shareholder or officer of an organization that has a material relationship with our company). The board determined that neither of Messrs. Russell Currey and Rubright is independent because Mr. Rubright is an employee of our company, and Mr. Russell Currey was an employee of our company until May 2008. The board determined that each of Dr. Anderson, Messrs. Felker, Hopkins, Spiegel and Young and Ms. Whyte is independent because he or she had no significant relationship with our company (other than as a director and shareholder). The board determined that no relationship that any of Messrs. Brown, Chapman, Robert Currey and Gellerstedt has with our company was material for purposes of determining his independence. In making that determination, the board considered the following relationships that each of Messrs. Brown, Chapman, Robert Currey and Gellerstedt had with our company (one of which is also described under the heading “Certain Transactions” elsewhere in this proxy statement):

Messrs. Brown and Gellerstedt. Mr. Brown served on the board of directors of SunTrust Banks, Inc. until April 2008. Mr. Gellerstedt serves on the board of directors of SunTrust Bank, Atlanta, a subsidiary of SunTrust Banks, Inc. Our company made payments to SunTrust Banks, Inc. and its subsidiaries during fiscal 2008, 2007 and 2006 for various banking and financial consulting services, including for certain services related to our credit facility, our letter of credit facility and our asset securitization facility. The aggregate of these payments did not exceed 1% of our gross revenues during fiscal 2008, 2007 and 2006 or 1% of SunTrust Bank’s gross revenues during its fiscal years ended December 31, 2007, 2006 or 2005. The board determined that these payments and relationships were not material for these purposes.

J. Hyatt Brown. Mr. Brown is an executive officer of Brown & Brown, Inc. Our company made payments to Brown & Brown, Inc. for insurance services during fiscal 2008 as described below under the heading “Certain Transactions.” Our board also considered similar payments made during fiscal 2007 and 2006. The board determined that these payments and relationships were not material for these purposes.

Robert M. Chapman. Mr. Chapman is an executive officer of Duke Realty Corporation. Our company made payments to a subsidiary of Duke Realty Corporation during fiscal 2008 for rent on a facility our subsidiary leases in Ohio. Our board also considered similar payments made during fiscal 2007 and 2006. The board determined that these payments and relationships were not material for these purposes.

Robert B. Currey. Mr. Currey is an owner and was an executive officer of Currey & Company, which purchased products from our company during fiscal 2006. The board determined that these payments and relationship were not material for these purposes. No purchases were made in fiscal 2008 and fiscal 2007.

Our company purchases products and services in the normal course of business from many suppliers and sells products and services to many customers. In some instances, these transactions occur with companies with which members of our board of directors have relationships as directors or executive officers. Further, members of the board have relationships as directors or executive officers with certain companies that hold or held our equity securities. For purposes of our board’s affirmative determinations of director independence, none of these relationships was considered significant, either individually or collectively, except as described above or under the heading “Certain Transactions” elsewhere in this proxy statement. For these purposes, the board determined that these relationships were not material either individually or collectively.

Audit Committee Membership Criteria. The NYSE requires that if listed companies do not limit the number of audit committees on which its audit committee members may serve to three or less, then in the event that a director simultaneously serves on the audit committees of more than three public companies, the board must determine that such simultaneous service would not impair the ability of that member to effectively serve on the company’s audit committee and disclose that determination. Our company has not adopted any specific requirements limiting the number of audit committees on which board members may serve. None of the members of our audit committee served on the audit committees of more than three public companies.

Director Self-Evaluation. Our board of directors conducts an annual self-evaluation of the board, its committees and its individual members pursuant to our corporate governance guidelines. The nominating and corporate governance committee is responsible for overseeing the self-evaluation process and making a report to the board of directors pursuant to our corporate governance guidelines.

Meetings of Non-Management Directors. Our non-management directors generally meet separately from the other directors in executive session after board meetings and board committee meetings. Pursuant to our corporate governance guidelines, our non-management directors will meet in regularly scheduled executive sessions after board meetings and at such other times as may be scheduled by our chairman of the board or by our presiding independent director.

Presiding Independent Director. Mr. Brown is currently serving as the presiding independent director, in accordance with our corporate governance guidelines.

Director Education. Our board of directors has adopted a director education policy under which we will reimburse directors for tuition and all customary and reasonable expenses incurred in connection with attending a director education seminar once every two years. In addition, any director desiring to be reimbursed for additional programs may be reimbursed upon approval of the chairman of the nominating and corporate governance committee.

Communicating with Our Directors. So that shareholders and other interested parties may make their concerns known, we have established a method for communicating with our directors, including our presiding independent director and other non-management directors. There are two ways to communicate with our directors:

•	By mail: Rock-Tenn Company, 504 Thrasher Street, Norcross, Georgia 30071.

•	By facsimile: (770) 248-4402.

Communications that are intended specifically for our presiding independent director or other non-management directors should be marked “Attention: Independent Director Communications.” All other director communications should be marked “Attention: Director Communications.” Our legal department will facilitate all of these communications. We have posted a summary of this method for communicating with our directors on our Internet website at www.rocktenn.com.

Our directors are encouraged to attend and participate in the annual meeting. Except for Mr. Chapman, all of our directors attended the annual meeting of shareholders held on January 25, 2008.

Codes of Business Conduct and Ethics

Employee Code of Business Conduct. Our board of directors has adopted a code of business conduct for our employees. Failure to comply with this code of business conduct is a serious offense and will result in appropriate disciplinary action. We will disclose, to the extent and in the manner required by any applicable law or NYSE corporate governance standard, any waiver of any provision of this code of business conduct for executive officers of the company.

Code of Business Conduct and Ethics for Board of Directors. Our board of directors has also adopted a code of business conduct and ethics for our board of directors. Failure to comply with this code of business conduct and ethics is a serious offense and will result in appropriate disciplinary action. We will disclose, to the extent and in the manner required by any applicable law or NYSE corporate governance standard, any waiver of any provision of this code of business conduct and ethics.

Code of Ethical Conduct for Chief Executive Officer and Senior Financial Officers. Our board of directors has also adopted a code of ethical conduct for our principal executive officer (our chief executive officer), our principal financial officer (our chief financial officer), our principal accounting officer (our chief accounting officer) and other senior executive and senior financial officers specifically designated by our CEO. These officers are expected to adhere at all times to this code of ethical conduct. Failure to comply with this code of ethical conduct for our chief executive officer and senior financial officers is a serious offense and will result in appropriate disciplinary action. Our board of directors and our audit committee each has the authority to independently approve, in their sole discretion, any such disciplinary action as well as any amendment to and any waiver or material departure from a provision of this code of ethical conduct. We will disclose on our Internet website at www.rocktenn.com, to the extent and in the manner permitted by Item 5.05 of Form 8-K under the Securities Exchange Act of 1934, as amended (which we refer to as the “Exchange Act”), the nature of any amendment to this code of ethical conduct (other than technical, administrative, or other non-substantive amendments), our approval of any material departure from a provision of this code of ethical conduct, and our failure to take action within a reasonable period of time regarding any material departure from a provision of this code of ethical conduct that has been made known to any of our executive officers.

Copies. We have posted copies of each of these codes of business conduct and ethics on our Internet website at www.rocktenn.com. Copies of these codes of business conduct and ethics are also available, without charge, at the written request of any shareholder of record. Requests for copies should be mailed to: Rock-Tenn Company, 504 Thrasher Street, Norcross, GA 30071, Attention: Corporate Secretary.

Director Nominations

As provided in its charter, our nominating and corporate governance committee is responsible for evaluating and recommending candidates for the board of directors, including incumbent directors whose terms are expiring and potential new directors. The committee utilizes a variety of methods for identifying and evaluating nominees for director. The committee periodically assesses the appropriate size of the board, and whether any vacancies on the board are expected due to retirement or otherwise. If no vacancies are anticipated, the committee considers the current qualifications of incumbent directors whose terms are expiring. If vacancies arise or the committee anticipates vacancies, the committee considers various potential candidates for director. Candidates may come to the attention of the committee through current board members, professional search firms the committee may seek to engage or other persons. Under our bylaws, Mr. Hyatt Brown will be required to retire from the board at the time of the 2010 annual meeting, and Mr. John Hopkins will be required to retire from the board at the time of the 2011 annual meeting. Other than Mr. Brown’s and Mr. Hopkins’s future retirements, our board of directors does not currently expect any additional board vacancies to arise in the near future due to retirement or otherwise. All of the nominees that the board has recommended for election by the shareholders, as described above under the heading “Election of Directors — Recommendation of the Board of Directors,” are incumbent directors whose terms are expiring.

The nominating and corporate governance committee will also consider and evaluate candidates properly submitted for nomination by shareholders in accordance with the procedures set forth in our bylaws, which are described below under the heading “Additional Information — Shareholder Nominations for Election of Directors.” Following verification of the shareholder status of persons proposing candidates, the committee will aggregate and consider qualifying nominations. If a shareholder provides materials in connection with the nomination of a director candidate, our Corporate Secretary will forward the materials to the nominating and corporate governance committee. Based on its evaluation of any director candidates nominated by shareholders, the nominating and corporate governance committee will determine whether to include the candidate in its recommended slate of director nominees.

When the nominating and corporate governance committee reviews a potential new candidate, consistent with our corporate governance guidelines, the committee will apply the criteria it considers appropriate. The committee generally considers the candidate’s qualifications in light of the needs of the board and our company at that time given the current mix of director attributes. Our corporate governance guidelines contain specific criteria for board and board committee membership. In accordance with our corporate governance guidelines, the board of directors will strive to select as candidates for board membership a mix of individuals who represent diverse experience at policy-making levels in business, government, education and technology, and in areas that are relevant to our company’s activities as well as other characteristics that will contribute to the overall ability of the board to perform its duties and meet changing conditions. Our corporate governance guidelines also provide that each director must meet the following criteria:

•

Be free of conflicts of interest and other legal and ethical issues that would interfere with the proper performance of the responsibilities of a director (recognizing that some directors may also be executive officers of our company).

•	Be committed to discharging the duties of a director in accordance with the corporate governance guidelines and applicable law.

•	Be willing and able to devote sufficient time and energy to carrying out his or her duties effectively and be committed to serve on the board for an extended period of time.

•	Have sufficient experience to enable the director to meaningfully participate in deliberations of the board and one or more of its committees and to otherwise fulfill his or her duties.

Our bylaws also provide that directors must retire when they reach the age of 72, although they may continue to serve until the next annual or special meeting of shareholders at which directors are to be elected. The corporate governance guidelines also provide that any director who has a significant change in his or her full time job responsibilities must give prompt written notice to the board of directors, specifying the details, and must submit to the board of directors a letter of resignation from the board of directors and from each committee of the board of directors on which the director serves. Submission of a letter of resignation provides the board of directors the opportunity to review the continued appropriateness of the director’s membership on the board of directors and committees of the board of directors under the circumstances. The board of directors may reject or accept the letter of resignation as it deems to be appropriate.

The nominating and corporate governance committee also considers the candidate’s independence, as defined in the corporate governance guidelines and in the corporate governance standards of the NYSE, as described above under the heading “Election of Directors — Corporate Governance — Director Independence.” The committee expects a high level of commitment from our directors and considers a candidate’s service on other boards and board committees to ensure that the candidate has sufficient time to effectively serve our company. Different requirements apply with respect to submitting shareholder proposals for inclusion in the proxy statement and with respect to other proposals to be considered at an annual meeting of our shareholders, as described under the heading “Additional Information — Shareholder Proposals.”

Meetings of the Board of Directors

Our board of directors held eight meetings during fiscal 2008. Each director attended at least 75% of all meetings of the board and committees combined on which they served in fiscal 2008.

Committees of the Board of Directors

The board of directors has an executive committee, an audit committee, a compensation committee, and a nominating and corporate governance committee.

Executive Committee. Messrs. Brown, Hopkins, Rubright and Spiegel are members of the executive committee. Mr. Brown is chairman of the committee.

The executive committee is authorized to exercise the authority of the full board in managing the business and affairs of our company. However, the executive committee does not have the power to do any of the following: (1) approve or propose to shareholders action that Georgia law requires to be approved by shareholders; (2) fill vacancies on the board or any of its committees; (3) amend our charter; (4) adopt, amend or repeal our bylaws; or (5) approve a plan of merger not requiring shareholder approval.

The executive committee held no meetings during fiscal 2008.

Audit Committee. Dr. Anderson and Messrs. Chapman, Robert Currey, Spiegel and Young are members of the audit committee. Mr. Spiegel is chairman of the committee.

The board of directors has determined that Mr. Spiegel is an “audit committee financial expert” as that term is defined in Item 407(d)(5) of Regulation S-K under the Securities Act of 1933, as amended (which we refer to as the “Securities Act”), and the Exchange Act. The board of directors has also determined that all members of the committee are independent. See “Election of Directors — Corporate Governance — Director Independence” above.

The board of directors established the audit committee in accordance with Section 3(a)(58)(A) of the Exchange Act to assist the board of directors in fulfilling its responsibilities with respect to the oversight of the following: (1) the integrity of our financial statements; (2) our system of internal control over financial reporting; (3) the performance of our internal audit function; (4) the independence, qualifications and performance of our independent auditor; and (5) our system of compliance with legal and regulatory requirements. The principal duties and responsibilities of the audit committee are set forth in its charter, which was adopted by the board of directors. The audit committee may exercise additional authority prescribed from time to time by the board of directors.

The audit committee held five meetings during fiscal 2008, including meetings to review and discuss with the independent auditor and management our quarterly earnings releases as well as the financial statements and the disclosure under the heading “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in our quarterly reports on Form 10-Q and in our annual report on Form 10-K.

Compensation Committee. Messrs. Felker, Gellerstedt and Spiegel are members of the compensation committee. The board of directors has determined that all members of the committee are independent. See “Election of Directors — Corporate Governance — Director Independence” above. Mr. Gellerstedt is chairman of the committee.

The purpose of the compensation committee is to assist the board of directors in fulfilling its responsibilities with respect to compensation of our executives and non-employee directors. The compensation committee is responsible for the following: (1) establishing salaries, bonuses and other compensation for our CEO and our other senior executives (15 senior executives in fiscal 2008, which include our 7 executive officers); and (2) administering our equity incentive plans, our employee stock purchase plan, our SERP (as defined below), our Supplemental Plan (as defined below), our annual executive bonus program and our 2005 Incentive Plan (as defined below).

The committee’s principal duties and responsibilities are to do the following:

•	except to the extent that the committee elects to seek the approval of the board of directors,

•	review and approve corporate goals and objectives relating to compensation of our CEO;

•	evaluate the CEO’s performance in light of any of these goals and objectives; and

•	determine and approve the CEO’s compensation level based on any such evaluation;

•	except to the extent that the committee delegates the responsibility to the CEO or elects to seek the approval of the board of directors,

•	review and approve goals, objectives and recommendations relating to the compensation of senior executives (other than the CEO) submitted to the committee by the CEO; and

•	approve the compensation for senior executives (other than the CEO);

•	adopt, amend and administer our equity plans, cash-based long-term incentive compensation plans and non-qualified deferred compensation plans, except as otherwise provided in those plans;

•	make recommendations to the board of directors with respect to compensation of our non-employee directors; and

•	prepare the report from the committee required by applicable law to be included in our annual proxy statement.

We describe the processes and procedures we use to consider and determine executive compensation, including the scope of authority of the compensation committee, the role of our CEO in determining or recommending executive compensation and the role of our compensation consultant, in this proxy statement in the section below titled “Executive Compensation — Compensation Discussion and Analysis.”

The compensation committee held four meetings during fiscal 2008.

Compensation Committee Interlocks and Insider Participation. Messrs. Felker, Gellerstedt and Spiegel comprised the entire compensation committee during all of fiscal 2008. None of the compensation committee is or has been an officer or employee of RockTenn or had any relationship that is required to be disclosed as a transaction with a related party.

Nominating and Corporate Governance Committee. Dr. Anderson, Messrs. Brown and Hopkins and Ms. Whyte are members of the nominating and corporate governance committee. Mr. Hopkins is chairman of the committee. The board of directors has determined that all members of the committee are independent. See “Election of Directors — Corporate Governance — Director Independence” above.

The purpose of the nominating and corporate governance committee is to serve as the primary resource for the board of directors in fulfilling its corporate governance responsibilities including, without limitation, with respect to identifying and recommending qualified candidates for our board of directors and its committees; overseeing the evaluation of the effectiveness of the board of directors and its committees; and developing and recommending corporate governance guidelines. The committee’s principal duties and responsibilities are to do the following:

•	develop and recommend corporate governance guidelines and any changes to the corporate governance guidelines;

•	review and make recommendations regarding corporate governance proposals by shareholders;

•	lead the search for potential director candidates;

•	evaluate and recommend candidates for our board of directors, including incumbent directors whose terms are expiring and potential new directors;

•	assist in the process of attracting qualified director nominees;

•	evaluate and recommend changes to the size, composition and structure of the board of directors and its committees;

•	evaluate and recommend changes to the membership criteria for the board of directors and its committees;

•

develop and recommend to the board of directors and, when approved by the board of directors, oversee an annual self-evaluation process for the board of directors and its committees in accordance with the corporate governance guidelines and recommend to the board of directors any changes to the process that the committee considers appropriate;

•	consult with the compensation committee regarding non-employee director compensation, as requested, in accordance with the corporate governance guidelines; and

•	recommend orientation and education procedures for directors as the committee considers appropriate.

The nominating and corporate governance committee will also consider and evaluate candidates properly submitted for nomination by shareholders in accordance with the procedures set forth in our bylaws, which are described below under the heading “Additional Information — Shareholder Nominations for Election of Directors.” See also “Election of Directors — Director Nominations” above.

The nominating and corporate governance committee held five meetings during fiscal 2008.

Copies of Committee Charters. We have posted on our Internet website at www.rocktenn.com copies of the charters of each of the audit committee, the compensation committee and the nominating and corporate governance committee. Copies of these charters are also available, without charge, at the written request of any shareholder of record. Requests for copies should be mailed to: Rock-Tenn Company, 504 Thrasher Street, Norcross, GA 30071, Attention: Corporate Secretary.

Compensation of Directors

The following table provides information concerning the compensation of the directors who are not named executive officers for fiscal 2008. Except as noted below, all of our non-employee directors are paid at the same rate. The differences among directors in the table below are a function of additional compensation for chairing a committee, varying numbers of meetings attended and corresponding payments of meeting fees, and Mr. Russell Currey’s former employment with us. In accordance with SEC regulations, grants of restricted stock and stock options are valued at the grant date fair value computed in accordance with Statement of Financial Accounting Standards No. 123 (Revised) (“SFAS 123(R)”). The SFAS 123(R) fair value per share of grants of restricted stock awarded in fiscal 2008 with a market condition and service condition was valued using a Monte Carlo simulation. For all other grants of restricted stock, the SFAS 123(R) fair value per share is equal to the closing sale price of our Common Stock on the NYSE on the date of grant (i.e., $26.57 on January 25, 2008). For stock options, the fair value per share was valued using a Black-Scholes option pricing model. We disclose such expense ratably over the vesting period but without reduction for assumed forfeitures (as we do for financial reporting purposes). We include in the table below the ratable portion of grants made both in the current and in prior years to the extent the vesting period for these grants fell in such a year.

For fiscal 2008, directors who are not employees of our company received $32,500 for a full year of service, plus $2,000 for each board and committee meeting attended in person and $1,000 for each meeting attended via conference call. Each director who chairs a committee and is not an employee of our company received an additional $5,000. In addition, each non-employee director received, on January 25, 2008, pursuant to our 2004 Incentive Stock Plan, a grant of 2,500 shares of our Common Stock that will vest on January 25, 2009.

Director Compensation Table for Fiscal 2008

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)(2)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(4)	All Other Compensation ($)(5)	Total ($)
Stephen G. Anderson	$53,500	$66,476	$784	$0	$0	$950	$121,710
J. Hyatt Brown	$51,500	$66,476	$784	$0	$0	$950	$119,710
Robert M. Chapman	$36,084	$45,249	$0	$0	$0	$750	$82,083
Robert B. Currey	$52,500	$66,476	$784	$0	$0	$950	$120,710
Russell M. Currey	$15,629	$150,066	$6,505	$0	$(12,990)	$486,718	$645,928
G. Stephen Felker	$48,500	$66,476	$784	$0	$0	$950	$116,710
L.L. Gellerstedt, III	$55,500	$66,476	$784	$0	$0	$950	$123,710
John D. Hopkins	$52,500	$66,476	$784	$0	$0	$950	$120,710
John W. Spiegel	$65,500	$66,476	$784	$0	$0	$950	$133,710
Bettina M. Whyte	$37,674	$45,249	$0	$0	$0	$750	$83,673
James E. Young	$52,500	$66,476	$784	$0	$0	$950	$120,710

(1)	Non-employee directors received stock awards on January 25, 2008, and, as an employee, Mr. Russell Currey received stock awards and option awards on March 19, 2008, which were subsequently forfeited at the time of his resignation in May 2008 and so are not included in this table. Amounts for 2008 stock awards are based on the closing sale price of our Common Stock on the NYSE of $26.57 on January 25, 2008. We report in this column the ratable portion of the value of grants made in fiscal 2008 and prior years calculated in accordance with SFAS 123(R), to the extent the vesting period fell in fiscal 2008. Please refer to Note 15 to our financial statements in our annual report on Form 10-K for the fiscal year ended September 30, 2008 for a discussion of the assumptions related to the calculation of such value.

(2)	As of November 28, 2008, the aggregate number of unvested restricted stock awards held by each director other than Mr. Rubright was as follows: Dr. Anderson, 2,500 shares; Mr. Brown, 2,500 shares; Mr. Chapman 2,500 shares, Mr. Robert Currey, 2,500 shares; Mr. Russell Currey, none; Mr. Felker, 2,500 shares; Mr. Gellerstedt, 2,500 shares; Mr. Hopkins, 2,500 shares; Mr. Spiegel, 2,500 shares; Ms. Whyte 2,500 shares; and Mr. Young, 2,500 shares.

(3)	As of November 28, 2008, the aggregate number of unexercised stock options (vested and unvested) held by each director other than Mr. Rubright was as follows: Dr. Anderson, 14,000; Mr. Brown, 14,000, Mr. Chapman, none; Mr. Robert Currey, 14,000; Mr. Russell Currey, none; Mr. Felker, 14,000; Mr. Gellerstedt, 14,000; Mr. Hopkins, 14,000; Mr. Spiegel, 14,000; Ms. Whyte, none; and Mr. Young, 8,000.

(4)	This column shows the decrease from September 30, 2007 to September 30, 2008 in the actuarial present value of accumulated benefits for Mr. Russell Currey under the Pension Plan (as defined below) and SERP (as defined below). It does not include any above-market or preferential earnings on deferred compensation, as we do not provide above-market or preferential interest on the deferred compensation of our employees. The amount set forth in this column was calculated using the assumptions from the corresponding end-of-year disclosures. Because Mr. Currey is no longer employed with us, his actual benefit amount and commencement date were determined. The value of his actual benefit was discounted back from the commencement date to the disclosure date using the discount rate only. The discount rates used as of September 30, 2007 and September 30, 2008 were 6.25% and 7.50%, respectively. The lump sum rate (SERP only) used as of September 30, 2007 and September 30, 2008 were 4.59% and 3.85%, respectively. The lump sum mortality table (SERP only) used as of September 30, 2007 and September 30, 2008 was the applicable table under Revenue Ruling 2001-62 (GAR 94). The post retirement mortality (qualified pension plan only) table used as of September 30, 2007 was RP-2000 with 60% Blue Collar and 40% White Collar adjustment for males and females and as of September 30, 2008 was RP-2000 Combined Healthy with White Collar adjustment for males and females projected to 2009 with Scale AA.

(5)	No non-employee director received perquisites or personal benefits in excess of $10,000 other than Mr. Russell Currey who was employed with us until May 10, 2008. Pursuant to SEC regulations, we report our perquisites only when our aggregate incremental cost of providing them to any individual exceeds $10,000. This column includes dividends on unvested restricted stock paid to each non-employee director, other than Mr. Russell Currey, during fiscal 2008. With respect to Mr. Russell Currey, this column includes the following amounts earned by Mr. Russell Currey in fiscal 2008 in connection with his former employment with our company: salary, $152,187; club membership, $3,375; insurance premiums, $1,203; company contributions to the Supplemental Plan and 401(k) Plan (as defined below), $4,565; and dividends paid on unvested restricted stock, $5,423. Contributions to the Supplemental Plan are shown based on compensation earned during fiscal 2008. Although Mr. Currey resigned, we agreed to continue paying him as severance an amount equal to Mr. Currey’s salary of $247,500 per year for a period of two years from the date of his separation from us, provided that he does not accept employment with a competing business. Accordingly, the amount in this column with respect to Mr. Currey also includes the salary continuation payments we paid Mr. Currey in fiscal 2008 as severance benefits in the amount of $92,813. Mr. Currey’s severance benefits also included a payment of $140,069 on November 3, 2008, which vested in fiscal 2008 and represents the amount he would have otherwise earned under our annual executive bonus program if he had remained with our company through the end of fiscal 2008, a payment of $83,350 on October 2, 2008, which vested in fiscal 2008 and represents the amount he would have otherwise been paid under our 2005 Incentive Plan (as defined below), and $3,733 paid by us for Mr. Currey’s benefits continuation.

COMMON STOCK OWNERSHIP BY MANAGEMENT

AND PRINCIPAL SHAREHOLDERS

The table below shows, as of November 28, 2008, how many shares of our Common Stock each of the following beneficially owned: named executive officers (as defined below under “Executive Compensation — Compensation Discussion and Analysis — Introduction”), our directors, owners of 5% or more of our Common Stock and our directors and executive officers as a group. Under the rules of the SEC, a person “beneficially owns” securities if that person has or shares the power to vote or dispose of the securities. The person also “beneficially owns” securities that the person has the right to purchase within 60 days. Under these rules, more than one person may be deemed to beneficially own the same securities, and a person may be deemed to beneficially own securities in which he or she has no financial interest. Except as shown in the footnotes to the table, the shareholders named below have the sole power to vote or dispose of the shares shown as beneficially owned by them.

	Beneficial Ownership of Class A Common Stock
Directors and Named Executive Officers	Number of Shares(1)	Percent of Class(2)
James A. Rubright(3)	662,335	1.72%

Steven C. Voorhees(4)	240,756	*

David E. Dreibelbis(5)	37,314	*

James L. Einstein(6)	46,328	*

Michael E. Kiepura(7)	88,937	*

Robert B. McIntosh(8)	109,197	*

Stephen G. Anderson(9)	438,592	1.15%

J. Hyatt Brown(10)	901,500	2.36%

Robert M. Chapman(11)	2,500	*

Robert B. Currey(12)	164,483	*

Russell M. Currey(13)	702,579	1.84%

G. Stephen Felker(14)	31,500	*

L. L. Gellerstedt, III(15)	23,500	*

John D. Hopkins(16)	65,964	*

John W. Spiegel(17)	39,902	*

Bettina M. Whyte(18)	2,500	*

James E. Young(19)	15,500	*

All directors and executive officers as a group (18) persons)(20)	3,547,839	9.14%

Shareholders
Dimensional Fund Advisors Inc.(21)	2,714,752	7.15%

FMR LLC(22)	4,437,658	11.67%

*	Less than 1%.

(1)	These shares include certain restricted stock awards that were granted to our executive officers on May 8, 2006, some of which had not vested as of November 28, 2008. These persons have the power to vote and receive dividends on these shares, but do not have the power to dispose of, or to direct the disposition of, the shares until the shares are vested pursuant to the terms of the restricted stock grants.

(2)	Based on an aggregate of shares of Common Stock issued and outstanding as of November 28, 2008 plus, for each individual, the number of shares of Common Stock issuable upon exercise of outstanding stock options that are or will become exercisable on or prior to January 28, 2009.

(3)	Share balance includes:

•	389,833 shares issuable upon exercise of stock options beneficially owned by Mr. Rubright; and

•	140,000 shares of restricted stock granted to Mr. Rubright.

(4)	Share balance includes:

•	85,567 shares issuable upon exercise of stock options beneficially owned by Mr. Voorhees;

•	38,250 shares of restricted stock granted to Mr. Voorhees; and

•	2,000 shares beneficially owned by Mr. Voorhees as trustee of two trusts for the benefit of his children.

(5)	Mr. Dreibelbis retired from our company effective as of July 31, 2008.

(6)	Share balance includes:

•	3,967 shares issuable upon exercise of stock options beneficially owned by Mr. Einstein; and

•	30,600 shares of restricted stock granted to Mr. Einstein.

(7)	Share balance includes:

•	38,900 shares issuable upon exercise of stock options beneficially owned by Mr. Kiepura; and

•	38,250 shares of restricted stock granted to Mr. Kiepura.

(8)	Share balance includes:

•	33,567 shares issuable upon exercise of stock options beneficially owned by Mr. McIntosh, and

•	30,600 shares of restricted stock granted to Mr. McIntosh.

(9)	Share balance includes:

•	14,000 shares issuable upon exercise of stock options beneficially owned by Dr. Anderson;

•	2,500 shares of restricted stock beneficially owned by Dr. Anderson which will vest on January 25, 2009;

•	179,896 shares deemed beneficially owned by Dr. Anderson as trustee of a trust for which he is the trustee, grantor and beneficiary; and

•	242,196 shares deemed beneficially owned by Dr. Anderson’s spouse as trustee for a trust for which she is the trustee, grantor and beneficiary.

(10)	Share balance includes:

•	14,000 shares issuable upon exercise of stock options beneficially owned by Mr. Brown;

•	2,500 shares of restricted stock beneficially owned by Mr. Brown which will vest on January 25, 2009; and

•	885,000 shares beneficially owned by Ormond Riverside, Limited Partnership, for which Mr. Brown serves as president of the sole general partner.

(11)	Share balance includes 2,500 shares of restricted stock beneficially owned by Mr. Chapman which will vest on January 25, 2009.

(12)	Share balance includes:

•	14,000 shares issuable upon exercise of stock options beneficially owned by Mr. Robert Currey;

•	2,500 shares of restricted stock beneficially owned by Mr. Currey which will vest on January 25, 2009; and

•	142,363 shares held in joint tenancy with Mr. Robert Currey’s spouse.

(13)	Share balance includes:

•	200,308 shares deemed beneficially owned by Mr. Russell Currey as trustee of a trust for the benefit of his mother;

•	21,588 shares held by Mr. Russell Currey’s spouse; and

•	359,928 shares owned by Mr. Bradley Currey for which Mr. Russell Currey is the proxy agent.

(14)	Share balance includes:

•	14,000 shares issuable upon exercise of stock options beneficially owned by Mr. Felker; and

•	2,500 shares of restricted stock beneficially owned by Mr. Felker which will vest on January 25, 2009.

(15)	Share balance includes:

•	14,000 shares issuable upon exercise of stock options beneficially owned by Mr. Gellerstedt;

•	2,500 shares of restricted stock beneficially owned by Mr. Gellerstedt which will vest on January 25, 2009; and

•	73 shares held by Mr. Gellerstedt’s daughter.

(16)	Share balance includes:

•	14,000 shares issuable upon exercise of stock options beneficially owned by Mr. Hopkins;

•	2,500 shares of restricted stock beneficially owned by Mr. Hopkins which will vest on January 25, 2009;

•	100 shares held by Mr. Hopkins’ spouse; and

•	3,000 shares deemed beneficially owned by Mr. Hopkins as trustee of a trust for which he is the trustee, grantor and beneficiary.

(17)	Share balance includes:

•	14,000 shares issuable upon exercise of stock options beneficially owned by Mr. Spiegel; and

•	2,500 shares of restricted stock beneficially owned by Mr. Spiegel which will vest on January 25, 2009.

(18)	Share balance includes 2,500 shares of restricted stock beneficially owned by Ms. Whyte which will vest on January 25, 2009.

(19)	Share balance includes:

•	8,000 shares issuable upon exercise of stock options beneficially owned by Mr. Young; and

•	2,500 shares of restricted stock beneficially owned by Mr. Young which will vest on January 25, 2009.

(20)	Share balance includes:

•	660,201 shares issuable upon exercise of stock options beneficially owned by our directors and executive officers;

•	310,200 shares of restricted stock beneficially owned by our directors and executive officers; and

•	25,000 shares of restricted stock which will vest on January 25, 2009.

(21)	According to its Schedule 13G filed with the SEC on February 6, 2008, Dimensional Fund Advisors Inc., 1299 Ocean Avenue, 11th Floor, Santa Monica, California, 90401, serves as an investment advisor with sole dispositive power and sole voting power for all of these shares. For purposes of the Exchange Act, Dimensional Fund Advisors, Inc. is deemed to be the beneficial owner of these securities; however, Dimensional Fund Advisors Inc. expressly disclaims that it is, in fact, the beneficial owner of such securities.

(22)	According to its Schedule 13G filed with the SEC on May 12, 2008, FMR LLC, 82 Devonshire Street, Boston, Massachusetts, filed a Schedule 13G on a voluntary basis because FMR and a foreign subsidiary, through a variety of trusts, shareholders’ voting agreements and non-U.S. investment companies, may be deemed to be beneficial owners of Common Stock owned by the other entities under the Exchange Act. FMR LLC indicates in its Schedule 13G that it does not agree with that possible interpretation, however.

EXECUTIVE OFFICERS

Identification of Executive Officers

The executive officers of our company are as follows as of December 17, 2008:

Name	Age	Position Held

James A. Rubright	62	Chairman of the Board and Chief Executive Officer

Michael E. Kiepura	52	Executive Vice President

James B. Porter, III	57	Executive Vice President

Steven C. Voorhees	54	Executive Vice President, Chief Financial Officer and Chief Administrative Officer

James L. Einstein	63	Executive Vice President and General Manager of Alliance Display

Robert B. McIntosh	51	Senior Vice President, General Counsel and Secretary

A. Stephen Meadows	58	Chief Accounting Officer

James A. Rubright has served as our CEO since October 1999 and chairman of the board since January 2000. Mr. Rubright is also a director of AGL Resources Inc., an energy company, and Forestar Real Estate Group Inc., a company engaged in real estate and mineral and fiber resources businesses.

Michael E. Kiepura has served as executive vice president with responsibility for our coated paperboard mills and folding carton plants since July 2008. From June 2005 to July 2008, Mr. Kiepura was the executive vice president of our folding carton division. From August 2001 to June 2005, Mr. Kiepura was the senior vice president of sales in the folding carton division. From November 1999 to July 2001, Mr. Kiepura was senior vice president, eastern region, folding carton division.

Mr. Porter has served as executive vice president with responsibility for our containerboard and corrugated packaging division since July 2008. Mr. Porter joined our company in connection with our acquisition of Southern Container Corp. in March 2008. Prior to his appointment as executive vice president, Mr. Porter served as the president and chief operating officer of Southern Container from 2004 and served as the president of Solvay Paperboard, a subsidiary of Southern Container from 1997 through 2004.

Steven C. Voorhees has served as our executive vice president and chief financial officer since September 2000. Mr. Voorhees has also served as our chief administrative officer since July 2008.

James L. Einstein has served as executive vice president and general manager of our Alliance Display division (which we refer to as “Alliance Display”) since November 2000.

Robert B. McIntosh has served as our senior vice president, general counsel and secretary since August 2000.

A. Stephen Meadows joined our company in July 2006 and was elected as our chief accounting officer in November 2006. From March 2005 to March 2006, Mr. Meadows was chief accounting officer of Drummond Company, Inc., which is principally engaged in the business of mining, purchasing, processing and selling of coal and coal derivatives. From May 2002 to January 2005, Mr. Meadows was vice president finance and risk management at Progress Energy, a diversified energy company.

All of our executive officers are elected annually by and serve at the discretion of either the board of directors or the chairman of the board.

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

Introduction

In this section, we discuss our compensation program as it pertains to our chief executive officer, our chief financial officer, and our three other most highly-compensated executive officers who were serving at the end of fiscal 2008. We also include in our discussion David Dreibelbis, the former executive vice president and general manager of our paperboard division, because he would have been one of our three other most highly-compensated executive officers as of the end of fiscal 2008 if he had not retired effective as of July 31, 2008. We refer to these six persons throughout as the “named executive officers” or our “NEOs.” Our discussion focuses on compensation and practices relating to our most recently completed fiscal year.

Executive Compensation Philosophy

Our executive compensation philosophy is based on the belief that the compensation of our employees, including our named executive officers, should be set at levels that allow us to attract and retain employees who are committed to achieving high performance and who demonstrate the ability to do so. We seek to provide an executive compensation package that is driven by our overall financial performance, increased shareholder value, the success of areas of our business directly impacted by the executive’s performance, and the performance of the individual executive. The main principles of this strategy include the following:

•	compensation decisions are based generally on a pay-for-performance model; therefore, a substantial portion of total direct compensation should consist of variable pay;

•	long-term incentives (“LTI”) should be used in addition to short-term incentives (“STI”) to encourage a focus on long-term decision making;

•	equity compensation should be used in addition to cash compensation to align the interests of our executives with the interests of our shareholders;

•

compensation should reflect an employee’s level of responsibility and contribution, and the greater the responsibility, the greater the share of an employee’s compensation that should be at risk to performance, long-term rather than short-term, and equity based rather than cash based; and

•	overall compensation must be competitive in the marketplace in order to attract superior executives.

The following table shows the use of these principles in the weighting of the target total direct compensation elements used in fiscal 2008:

Mr. Rubright (Chairman and CEO)(1)		NEOs (Other than CEO)(1)
Base Salary(2)	21%	Base Salary(2)	28%
Target Bonus	21%	Target Bonus	20%
Target LTI	58%	Target LTI	52%
Target Variable	79%	Target Variable	72%
LTI vs. STI	74%/26%	LTI vs. STI	72%/28%
Equity vs. Cash(2)	58%/42%	Equity vs. Cash(2)	52%/48%

(1)	Amounts exclude bonus opportunity under the 2005 Shareholder Value Creation Incentive Plan. See “2005 Incentive Plan” below.

(2)	Amounts calculated using base salaries as of January 1, 2008.

Objectives of Our Executive Compensation Program

The objectives of our executive compensation program are to attract and retain high quality executives capable of and committed to achieving superior performance; enhance each individual executive’s performance; align incentives with the areas of our business most directly impacted by the executive’s leadership and performance; improve the overall performance of our company; increase shareholder value by creating a mutuality of interest between the executive officers and shareholders through equity compensation structures that promote the sharing of the rewards and risks of strategic decision-making; and enhance the financial effectiveness of the program by taking into consideration the accounting treatment, deductibility and taxation of compensation decisions.

Administration of Our Executive Compensation Program

Our executive compensation program is administered by the compensation committee of our board of directors. As reflected in its charter, the compensation committee approves executive compensation corporate and individual goals and objectives, determines the compensation of our CEO and our other 14 senior executives, and evaluates our CEO’s performance relative to established goals and objectives.

Over the course of each year, the compensation committee reviews the relationship between our executive compensation program and the achievement of business objectives, as well as the competitiveness of the program.

The compensation committee has retained Mercer (US) Inc., a compensation consulting firm, to provide objective analysis, advice and information to the compensation committee, including competitive market data and compensation recommendations related to our CEO and our 14 other senior executives. Mercer reports to the chairman of the compensation committee and has direct access to the other members of the compensation committee. Mercer attends committee meetings and also meets with the compensation committee in person in executive sessions without management present. The decisions made by the compensation committee are the responsibility of the committee and may reflect factors and considerations other than the information and recommendations provided by Mercer. Mercer does not provide any other services to us.

The compensation committee considers input from our CEO in making determinations regarding our overall executive compensation program and the individual compensation of the senior executives other than our CEO. As part of the annual planning process, our CEO develops targets for our annual bonus program and presents them to the compensation committee for consideration. Based on performance appraisals and information regarding competitive market practices provided by Mercer, our CEO recommends base salary adjustments, annual bonus opportunities, and long-term incentives levels for our senior executives other than our CEO. Each year, our CEO presents to the compensation committee and the non-management directors his evaluation of each senior executive’s contribution and performance over the past year, strengths and development needs and actions, and reviews succession plans for each of the senior executives.

After taking into account input from our CEO and Mercer, the compensation committee determines what changes, if any, should be made to the executive compensation program and sets the level of compensation for each senior executive with respect to each element in the compensation program. In setting these levels, the compensation committee reviews a detailed analysis of each senior executive’s annual total direct compensation (base salary, annual bonus opportunity and long-term incentives), including the competitive market data discussed below and the value of benefits under our retirement plans and considers compensation tally sheets with respect to our most senior executives.

Consideration of Competitive Market Data Regarding Executive Compensation

In determining the amount of senior executive compensation each year, the compensation committee reviews competitive market data from a combination of a specific peer group of companies within the paper and packaging industry and various published survey data for similarly sized companies or business units in the “non-durable goods manufacturing” sector. In some cases, these surveys include “all manufacturing” or “general industry” data, when non-durable goods manufacturing categories are not available. For fiscal 2008, the peer group consisted of the following companies:

Cascades Inc.	MeadWestvaco Corp.

Caraustar Industries Inc.	Pactiv Corp.

Cenveo Inc.	Packaging Corporation of America

Chesapeake Corp.	Smurfit-Stone Container Corporation

Graphic Packaging Corporation	Sonoco Products Company

Greif Inc.	Temple-Inland Inc.

International Paper Company

The compensation committee uses this peer group and survey data for benchmarking executive compensation practices and levels of base salary, annual performance bonuses and long-term incentives. The following sets forth the compensation committee’s competitive positioning of various components of executive compensation for our named executive officers relative to the competitive market data for executive talent discussed above:

•

Base salary — Salaries are determined based on the executive’s responsibilities, performance, experience, and the compensation committee’s judgment regarding competitive requirements and internal equity. We do not target a specific market data percentile for base salaries. Our salaries are individually determined and range broadly among our senior executives from approximately the 25th percentile to the 75th percentile; however, our CEO’s salary and the average salary of our other NEOs are below the 50th percentile because we prefer to weight short-term performance based incentives more heavily than salary in setting competitive cash compensation levels.

•

Target total cash compensation (base salary and annual bonus at the target payout level) — Although the compensation committee does not target a specific market percentile, the target total cash compensation of our CEO and the average of the other NEOs in fiscal 2008 was slightly below the 50th percentile.

•

Maximum total cash compensation (base salary and annual bonus at the maximum payout level) — Although the compensation committee does not target a specific market percentile, the maximum total cash compensation of our CEO in fiscal 2008 was equal to 84% of the market 75th percentile, and the average maximum total cash compensation of our other NEOs in fiscal 2008 was slightly less than the market 75th percentile.

•

Long-term incentives — Aggregate LTI values are set by comparing our most recent one and three year financial performance to the performance of the peer group of companies. Our compensation committee makes a judgment regarding our approximate percentile ranking as compared to the peer group and then targets awards having a grant date value that has a market percentile approximately equal to our percentile performance ranking compared to the peer group. The March 2008 LTI awards targeted slightly above the 75th percentile based on our performance compared to the peer group.

The compensation committee attempts to make compensation decisions consistent with the foregoing objectives and competitive considerations, including market levels of compensation it believes are necessary to attract, retain and motivate our senior executives. The compensation committee does not take into account an individual’s net worth or the aggregate wealth accumulated or realized by the individual from past compensation grants.

Components of Our Executive Compensation Program

We provide a combination of pay elements and benefits to accomplish our executive compensation objectives, including both short-term and long-term compensation. We believe that long-term incentives are particularly useful in aligning our executives’ interests with our shareholders’ interests and creating an effective retention measure.

The four primary components of our executive compensation program include:

•	base salary;

•	annual performance bonus;

•	long-term incentives; and

•	retirement benefits.

A description of these four components and related programs follows.

Base Salary. Base salary is designed to provide competitive levels of compensation to executives based upon their responsibilities, performance and experience, as well as competitive market data. No specific formula is applied to determine the weight of each factor. We pay base salaries because they provide a basic level of compensation and are necessary to recruit and retain executives.

At lower executive levels, base salaries represent a larger proportion of total compensation. At more senior executive levels, a greater portion of overall compensation is progressively replaced with larger variable compensation opportunities. The compensation committee has historically followed a policy of using primarily performance bonus awards rather than base salary to reward outstanding performance.

Base salary levels are also important because we generally tie the amount of annual performance bonus and long-term incentive opportunities and a substantial portion of our retirement benefits to a percentage of each executive’s base salary.

Annual Performance Bonus. Our annual executive bonus program is designed to motivate senior executives and reward the achievement of specific performance goals. Annual bonus goals are established for each of the executives who participates in the program, including each of our named executive officers.

Annual executive bonus program awards are designed to provide competitive levels of compensation to executives based upon their experience, duties and scope of responsibilities. The amount of an executive’s bonus opportunity is influenced by these factors, as well as competitive market data and individual performance. Awards earned under the annual executive bonus program are contingent upon employment with us through the end of the fiscal year or as otherwise determined by the compensation committee. However, in connection with Mr. Dreibelbis’s retirement from the company, we agreed to pay him severance in the amount he would have otherwise earned under our executive bonus program as if he had been employed with us as of the end of fiscal 2008.

The ultimate amount paid to an executive under the annual executive bonus program is a function of the following variables: the executive’s overall bonus opportunity, which is based on a percent of the executive’s year-end base salary; the goals established by the compensation committee for the executive; for each goal, the attainment of minimum achievement levels (threshold), capped by maximum achievement levels, and the compensation committee’s determination of the extent to which the executive’s goals were met.

The fiscal 2008 bonus goals of each of our named executive officers are set forth below. The bonus goals of Mr. Rubright were based exclusively on consolidated company measures because his position with us has a substantial impact on the achievement of those measures. The fiscal 2008 bonus goals of Messrs. Dreibelbis, Einstein and Kiepura were based primarily on the measures of the divisions over which they each lead (or led, in the case of Mr. Dreiblelbis) as executive vice president. In the case of Mr. Dreibelbis, one of his goals was based on the operating income of the folding carton division because the success of the folding carton division depends in part on the level of support provided by the paperboard division. In the case of Mr. Kiepura, one of his goals was based on the operating income of the paperboard division because the success of the paperboard division depends in part on the level of support provided by the folding carton division. The fiscal 2008 bonus goals of Mr. Voorhees were based on both consolidated company measures and home office measures because his position with us has a substantial impact on the achievement of each of those measures. The fiscal 2008 bonus goals of Mr. McIntosh were based on consolidated company measures, home office measures and his performance, including the effectiveness of the legal department.

The primary performance goals for each of our NEOs are operating income, customer satisfaction ratings and safety measures, with operating income having the greatest weighting because we believe that maximizing the operating income of each of our divisions and the consolidated company over the long-term will drive shareholder value. Customer satisfaction ratings are an important component of our performance goals because they provide us with an objective measure of how our customers view the quality of our products, the level of our service and the value they receive from conducting business with us. We use CSM Marketing, an independent market research firm, to conduct our annual customer satisfaction surveys (which reports on a scale of 1 - 10, with 10 being the highest rating). Safety has long been an important aspect of our culture. We therefore include safety measures as part of the performance goals for all of our NEOs, other than Mr. Voorhees and Mr. McIntosh, neither of whom has responsibility for manufacturing operations. Our safety performance measures include the number of workers’ compensation claims (“TWCC”) and the severity of injuries as measured by the number of workdays lost due to injuries (“LWD”). In the case of Messrs. Voorhees and McIntosh, home office cost savings are an important area of our performance goals because they have responsibility for a substantial portion of our corporate administrative costs. These cost savings goals include maintaining or increasing prior year savings and reducing current year costs.

For fiscal 2008, the compensation committee established the following bonus goals and performance benchmarks for Mr. Rubright under the annual executive bonus program. He was eligible to earn a cash bonus of up to a maximum of 125% of his year-end base salary to the extent we achieved the following goals at or in excess of the maximum performance benchmark:

	Weight	Performance Benchmarks (Dollars in 000’s)
Goal		Threshold	Target	Maximum
Operating Income -

Consolidated Company	75%	$162,400	$190,700	$205,800

Customer Satisfaction -

Consolidated Company	10%	8.3	8.6	9.0

Safety (TWCC) -

Consolidated Company	7.5%	4	3	2

Safety (LWD) -

Consolidated Company	7.5%	45	30	15

For fiscal 2008, the compensation committee established the following bonus goals and performance benchmarks for Mr. Voorhees under the annual executive bonus program. He was eligible to earn a cash bonus of up to a maximum of 100% of his year-end base salary to the extent we achieved the following goals at or in excess of the maximum performance benchmark:

	Weight	Performance Benchmarks (Dollars in 000’s)
Goal		Threshold	Target	Maximum
Operating Income -

Consolidated Company	50%	$162,400	$190,700	$205,800

Customer Satisfaction -

Consolidated Company	10%	8.3	8.6	9.0

Home Office -

Maintain/Increase FY07 Savings	10%	$10,000	$12,000	$14,000

Home Office -

Reduce and Manage FY08 Costs	30%	$8,000	$10,000	$12,000

For fiscal 2008, the compensation committee established the following bonus goals and performance benchmarks for Mr. Dreibelbis under the annual executive bonus program. He was eligible to earn a cash bonus of up to a maximum of 100% of his year-end base salary to the extent we achieved the following goals at or in excess of the maximum performance benchmark:

		Performance Benchmarks (Dollars in 000’s)
Goal	Weight	Threshold	Target	Maximum
Operating Income -

Consolidated Company	15%	$162,400	$190,700	$205,800

Operating Income -

Paperboard Division	50%	$93,500	$113,000	$125,000

Operating Income -

Folding Carton Division	10%	$40,000	$46,000	$49,000

Customer Satisfaction -

Paperboard Division	10%	8.3	8.6	9.0

Safety (TWCC) -

Paperboard Division	10%	5.0	3.75	2.5

Safety (LWD) -

Paperboard Division	5%	75	50	25

For fiscal 2008, the compensation committee established the following bonus goals and performance benchmarks for Mr. Einstein under the annual executive bonus program. He was eligible to earn a cash bonus of up to a maximum of 80% of his year-end base salary to the extent we achieved the following goals at or in excess of the maximum performance benchmark:

		Performance Benchmarks (Dollars in 000’s)
Goal	Weight	Threshold	Target	Maximum
Operating Income -

Consolidated Company	10%	$162,400	$190,700	$205,800

Operating Income -

Alliance Display	70%	$27,000	$37,000	$41,000

Customer Satisfaction -

Alliance Display	10%	8.0	8.4	8.8

Safety (TWCC) -

Alliance Display	5%	3.0	2.25	1.5

Safety (LWD) -

Alliance Display	5%	25	15	5

For fiscal 2008, the compensation committee established the following bonus goals and performance benchmarks for Mr. Kiepura under the annual executive bonus program. He was eligible to earn a cash bonus of up to a maximum of 100% of his year-end base salary to the extent we achieved the following goals at or in excess of the maximum performance benchmark:

		Performance Benchmarks (Dollars in 000’s)
Goal	Weight	Threshold	Target	Maximum
Operating Income -

Consolidated Company	20%	$162,400	$190,700	$205,800

Operating Income -

Folding Carton Division	50%	$40,000	$46,000	$49,000

Operating Income -

Paperboard Division	10%	$93,500	$113,000	$125,000

Customer Satisfaction -

Folding Carton Division	10%	8.2	8.5	8.8

Safety (TWCC) -

Folding Carton Division	5%	4.0	3.0	2.0

Safety (LWD) -

Folding Carton Division	5%	45	30	15

For fiscal 2008, the compensation committee established the following bonus goals and performance benchmarks for Mr. McIntosh under the annual executive bonus program. He was eligible to earn a cash bonus of up to a maximum of 80% of his year-end base salary to the extent we achieved the following goals at or in excess of the maximum performance benchmark:

		Performance Benchmarks (Dollars in 000’s)
Goal	Weight	Threshold	Target	Maximum
Operating Income -

Consolidated Company	40%	$162,400	$190,700	$205,800

Customer Satisfaction -

Consolidated Company	10%	8.3	8.6	9

Home Office -

Maintain/Increase FY07 Savings	10%	$10,000	$12,000	$14,000

Home Office -

Reduce and Manage FY08 Costs	15%	$8,000	$10,000	$12,000

Individual Performance

Evaluation	17.5%	1	2	3

Legal Department Effectiveness

Evaluation	7.5%	1	2	3

The compensation committee sets these performance goals and related performance benchmarks at the beginning of each fiscal year based largely on management’s confidential business plan and budget for that fiscal year. The compensation committee sets the required performance benchmark to achieve a maximum payout for a particular performance goal at ambitious levels that can only be attained when applicable results are exceptional and which justify the higher award payments. We would expect an executive to achieve a maximum payout with respect to a particular performance goal one or two years out of 10. Similarly, we would expect an executive to achieve a threshold payout or less with respect to a particular performance goal one or two years out of 10.

Potential bonus payouts under our annual executive bonus program depend on the level at which the performance benchmarks are achieved as set forth in the table below based on a percentage of the executive’s year-end base salary. The failure to achieve at least a threshold performance benchmark with respect to a particular bonus goal will result in no payout with respect to that bonus goal. The achievement in excess of the maximum performance benchmark with respect to a particular bonus goal will result in a maximum payout with respect to that bonus goal. The achievement in excess of the threshold performance benchmark with respect to the particular bonus goal, but at a level below the maximum performance benchmark, will result in a payout with respect to the particular bonus goal based on straight-line interpolation. The compensation committee is responsible for assessing actual performance relative to performance benchmarks for each goal and, in doing so, determines the amount of any final bonus payout. For fiscal 2008, the compensation committee determined that the named executive officers achieved overall performance benchmarks resulting in the annual executive bonus payout as a percentage of year-end base salary set forth below in the column entitled “Actual 2008 Executive Bonus Payout.”

NEO	Payout Based on Achieving Benchmark at Threshold	Payout Based on Achieving Benchmark at Target	Payout Based on Achieving Benchmark at Maximum	Actual 2008 Executive Bonus Payout
James A. Rubright	75%	100%	125%	121.19%
Steven C. Voorhees	50%	75%	100%	98.68%
David E. Dreibelbis	50%	75%	100%	93.10	%(1)
James L. Einstein	40%	60%	80%	78.75%
Michael E. Kiepura	50%	75%	100%	92.95%
Robert B. McIntosh	40%	60%	80%	77.44%

(1)	Mr. Dreibelbis was paid a severance payment in an amount equal to the bonus that he would otherwise have earned for fiscal 2008 under our executive bonus program had he remained employed by us as discussed below in the section titled “Executive Compensation Tables — Summary Compensation Table — Severance Agreement with David E. Dreibelbis.”

During fiscal 2003 through 2008, our CEO received an average bonus payout that is 101.3% of the target level, while during that same period, our named executive officers (other than our CEO) received an average bonus that is 105.5% of the target level.

For fiscal 2009, the bonus goals and their relative weighting for each of the named executive officers, other than Mr. Dreibelbis and Mr. Kiepura, will be the same as those applicable for fiscal 2008; however, the performance benchmarks required to achieve threshold, target and maximum benchmarks have been changed. The fiscal 2009 bonus goals and their relative weighting for Mr. Kiepura have been modified to reflect his greater responsibilities as a result of the realignment of our consumer packaging segment. Mr. Dreibelbis has retired from our company. The compensation committee may change the performance goals for fiscal 2010 and later years.

Long-Term Incentives. We emphasize long-term variable compensation at the senior executive level over short-term variable compensation because of our desire to reward effective long-term management decision-making and our desire to attract and retain executives who have the potential to positively impact both our short-term and long-term profitability. Long-term incentives are designed to allow us to focus attention on long-range objectives and future returns to our shareholders and are presently delivered to the named executive officers through the 2004 Incentive Stock Plan. The compensation committee administers the 2004 Incentive Stock Plan and may award (a) stock options, (b) stock appreciation rights, (c) stock grants and (d) stock unit grants. In fiscal 2008, the compensation committee made awards under the 2004 Incentive Stock Plan in March. In recent years, the compensation committee has made awards to our named executive officers that included either only restricted stock or a combination of restricted stock and stock options.

Restricted Stock and Stock Options. On March 19, 2008, the compensation committee made long-term incentive award grants to our named executive officers. The awards included four tranches of restricted stock grants pursuant to our 2004 Incentive Stock Plan, each of which has a service condition and either a performance condition or a market condition.

The first tranche (“Tranche 1”) has a performance condition based on the annual average return over capital costs (“ROCC”) for the 36-month period ending on December 31, 2010. The target award of each of the grants will be adjusted based on our ROCC for the 36-month period ending on December 31, 2010 compared to the ROCC during the same period of each entity included in the peer group described below, as follows:

Percentile Rank	Percent of Target Award
Top 25%	150%
26% to 45%	133%
46% to 60%	100%
61% to 90%	50%
Below 90%	0%

The second tranche (“Tranche 2”) has a market condition based on the percentage return on Common Stock purchased on January 2, 2008 and held through December 31, 2010, including reinvestment of all dividends paid on that Common Stock during such period (the “Total Shareholder Return”). The target award of each of the grants will be adjusted based on our Total Shareholder Return from January 2, 2008 through December 31, 2010 compared to the Total Shareholder Return during the same period of each entity included in the peer group, as follows:

Percentile Rank	Percent of Target Award
Top 25%	150%
26% to 45%	125%
46% to 70%	100%
71% to 90%	50%
Below 90%	0%

The peer group used for purposes of Tranche 1 includes Caraustar Industries Inc., Cascades Inc., Chesapeake Corp., Graphic Packaging International Corp., International Paper Company, MeadWestvaco Corp., The Newark Group, Packaging Corporation of America, Smurfit Stone Container Corp., Sonoco Products Company and Temple-Inland Inc. The peer group used for purposes of Tranche 2 includes all of the same entities, except for Caraustar Industries, Inc. and The Newark Group.

The granted shares, if any, awarded under Tranche 1 or Tranche 2 will be registered in the names of the applicable NEOs as of December 31, 2010, unless forfeited or vested before those dates.

The third tranche (“Tranche 3”) has a performance condition based on our “debt to EBITDA” ratio (as defined below) reaching any of the ratios described below for any trailing 12-month period ending as of the end of any fiscal quarter ending on or after June 30, 2009 but not later than September 30, 2010. “Debt to EBITDA” ratio means the ratio of our company’s consolidated net debt to our adjusted earnings before interest expense, taxes, depreciation and amortization as reflected in our consolidated income statement for any trailing 12-month period ending at the end of a fiscal quarter described above.

The target awards for the Tranche 3 grants will be adjusted based on our debt to EBITDA ratio for the applicable periods described above, as follows:

Debt to EBITDA Ratio	Percent of Target Award
≤ 3.25	150%
≤ 3.5 but > 3.25	100%
≤ 3.75 but > 3.5	75%
> 3.75	0%

Shares awarded under Tranche 3 will be registered in the name of the applicable NEO as of the end of the first trailing 12-month period in which our debt to EBITDA ratio described above has been achieved. If, after shares have been registered in the names of the applicable NEOs, the debt to EBITDA ratio decreases so that a higher target award level has been reached, additional shares will be registered in the names of the applicable NEOs to take into account the achievement of the increased award level.

The fourth tranche (“Tranche 4”) has a performance condition based on the operating income of Alliance Display for the 12-month period that ends December 31, 2008. Mr. Einstein is the only named executive officer who received a grant under Tranche 4. The target awards for the Tranche 4 grant are as follows:

Alliance Display Operating Income	Percent of Target Award
$43 million	125%
$39 million	100%
$29 million	50%
Below $29 million	0%

The shares awarded under Tranche 4 will be registered in the name of Mr. Einstein as of December 31, 2008, unless forfeited or vested before those dates.

Once shares have been registered in the name of a NEO, the applicable NEO will be entitled to receive dividends that are paid on the related Common Stock and will have the right to vote the granted shares unless forfeited.

The grants made under Tranche 1, 2 and 3 will vest upon completion of service on March 19, 2011, and the grants made under Tranche 4 will vest upon the completion of service on March 19, 2009, unless forfeited or vested before these dates. All of the stock grants will vest upon death or disability. In addition, all of the grants will fully vest at 150% of the applicable target award upon a change of control.

On March 19, 2008, the compensation committee also approved awards of stock options under the 2004 Incentive Stock Plan for the purchase of shares of Common Stock with an exercise price of $29.10, the closing sale price on the NYSE on March 19, 2008. These stock options will vest in one-third increments on each of March 19, 2009, 2010 and 2011. The compensation committee approved the following restricted stock (Tranches 1, 2, 3 and 4) and stock option grants to our named executive officers:

		Target Award - # of Shares			Stock Options - # of Shares Subject to Exercise
Name	Tranche 1	Tranche 2	Tranche 3	Tranche 4
James A. Rubright	15,750	15,750	31,500	0	77,000
David E. Dreibelbis	4,500	4,500	9,000	0	22,000
James L. Einstein	0	0	0	6,900	0
Michael E. Kiepura	4,500	4,500	9,000	0	22,000
Robert B. McIntosh	3,150	3,150	6,300	0	15,500
Steven C. Voorhees	4,500	4,500	9,000	0	22,000

On August 1, 2008, in connection with the management restructuring of our divisions following the acquisition of Southern Container Corp., the compensation committee approved additional awards of stock options to Mr. Kiepura for the purchase of 20,000 shares of Common Stock with an exercise price of $35.76, the closing sale price on the NYSE on August 1, 2008. These stock options will vest in one-third increments on each of August 1, 2011, 2012 and 2013.

Each of the named executive officers is required to retain ownership of fifty percent (50%) of the restricted stock awarded to him for a period of one year following the vesting of the restricted stock. The one-year retention period will not apply to any shares (1) to the extent that the executive continues to own an amount of our Common Stock at least equal to the amount of shares required under the preceding sentence, plus an amount of shares required under our stock ownership guidelines (described below) or (2) after termination of employment of the named executive officer; provided, however, the fifty percent (50%) requirement will apply only to the amount of restricted stock remaining after shares of Common Stock have been sold or otherwise reduced to satisfy any federal, state or local withholding tax liability arising from the granting or vesting of such restricted stock.

2005 Incentive Plan. On June 6, 2005, our compensation committee adopted and approved the 2005 Shareholder Value Creation Incentive Plan (which we refer to as the “2005 Incentive Plan”).

The 2005 Incentive Plan was intended to (1) incentivize management to achieve the goals that we established to value the Pulp and Paperboard Packaging business of Gulf States Paper Corporation (which we refer to as “GSPP”) that we acquired on June 6, 2005, including (a) administrative and operating synergies related to the acquired GSPP business and (b) the reduction of debt incurred to finance the acquisition and (2) allow us to provide plan participants with a meaningful reward for their role in achieving these goals.

The 2005 Incentive Plan permitted granting of cash incentive awards and was administered by the compensation committee. On June 6, 2005, the compensation committee granted awards under the 2005 Incentive Plan. The maximum value of the award for our CEO was $2 million. The maximum value of the awards for other named executive officers ranged from $166,700 to $500,000. Other than Mr. Einstein, the awards to our NEOs were based 50% on each of the two performance metrics summarized below included in the 2005 Incentive Plan (which we refer to as the “Standard Performance Metrics”).

The value of the grants under the 2005 Incentive Plan, other than Mr. Einstein’s, were determined on the basis of the achievement of the following two Standard Performance Metrics: (1) the amount of realized and sustained synergies from the acquisition of the GSPP operations and actions taken to improve the efficiency and effectiveness of the combined operations as measured at the end of fiscal 2007; and (2) the ratio of our consolidated debt as of September 30, 2007 to an annualized EBITDA (as defined in the 2005 Incentive Plan) amount for the period April 1, 2007 to September 30, 2007 calculated in accordance with the rules set forth in the 2005 Incentive Plan. The award to Mr. Einstein incorporated one of the Standard Performance Metrics regarding the ratio of Debt to EBITDA (as defined in the 2005 Incentive Plan) and was also based on performance goals tied to his division’s adjusted EBIT (as defined in the 2005 Incentive Plan) for fiscal 2007.

The compensation committee determined that each of the NEOs earned a maximum payout under the 2005 Incentive Plan, 50% of which vested on September 30, 2007 and was paid on November 7, 2007, and 50% of which vested on September 30, 2008 and was paid on October 2, 2008. See “Executive Compensation Tables — Summary Compensation Table.”

Retirement Benefits. We also provide certain retirement benefits to our named executive officers. These are discussed in detail below in the section titled “Retirement Plans.”

Employment Agreement with James A. Rubright. On February 7, 2006, we entered into an employment agreement with Mr. Rubright concerning his employment as our CEO. The employment agreement was amended and restated on November 21, 2008 to conform to the requirements of Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”).

Pursuant to his employment agreement, Mr. Rubright’s base pay will continue as in effect as of February 6, 2006, subject to annual review and periodic increases (but not decreases) in accordance with our customary practices for our senior executives. In addition, Mr. Rubright will continue to participate in all bonus, option, stock, insurance and other employee benefit and welfare plans, programs and policies maintained by us and in which Mr. Rubright is eligible by their terms to participate. Mr. Rubright’s participation relative to other senior officers as a class will continue to be at a level that is commensurate with his position as CEO and, to the extent that the level of participation is measured by performance criteria, at such level as reflects both Mr. Rubright’s position and achievement of the relevant performance criteria.

We may terminate Mr. Rubright’s employment at any time, and Mr. Rubright may resign at any time. Mr. Rubright is entitled to certain rights and benefits upon termination if:

•

we terminate his employment before his 65th birthday other than for Cause (as defined below) or as a consequence of Mr. Rubright’s death or his “permanent disability” (as defined in the employment agreement);

•	Mr. Rubright resigns his employment after the occurrence of one of the following, subject to notice by Mr. Rubright and an ability to cure by us (which we refer to as an “Adverse Change”):

•	the assignment to him of any duties or responsibilities that are inconsistent with his position as CEO;

•	our failure to provide Mr. Rubright his base pay or the benefits described above; or

•	a reduction of his retirement program or benefit; or

•

Mr. Rubright resigns his employment upon the occurrence of one of the following after a Change in Control (as defined in the employment agreement) (we refer to any such occurrence after a Change in Control or an Adverse Change as a “Good Reason”):

•

we or our ultimate surviving parent either reduce(s) Mr. Rubright’s salary, retirement program or benefit, or fail(s) to provide to Mr. Rubright a bonus or long-term incentive compensation opportunity that is at least as favorable to Mr. Rubright as the average of the three highest bonus or long-term incentive compensation opportunities that were in effect for Mr. Rubright for our five most recent fiscal years before the fiscal year in which the Change in Control occurs;

•

we or our ultimate surviving parent reduce(s) or diminish(es) Mr. Rubright’s duties, responsibilities, status, chain of persons reporting to him, staff assistance or office space from those that Mr. Rubright enjoys and that define his position as CEO immediately before the Change in Control;

•

we or our ultimate surviving parent transfer(s) Mr. Rubright to a location requiring a change in Mr. Rubright’s residence or a material increase in the amount of travel normally required of Mr. Rubright in connection with his employment;

•

we or our ultimate surviving parent fail(s) to continue to provide to Mr. Rubright health and welfare benefits, and deferred compensation, that are in the aggregate comparable to those provided to Mr. Rubright immediately before the Change in Control; or

•

if the Change in Control results in us not being and continuing as the ultimate surviving parent entity resulting from the Change in Control transaction, the failure of Mr. Rubright to be named as and become (upon or promptly following the consummation of the transaction) the CEO of the ultimate surviving parent with duties and responsibilities the same as or substantially equivalent to those he enjoys and that define his position and status with us immediately before the Change in Control.

The rights and benefits upon termination, in connection with the foregoing circumstances described in the immediately preceding paragraph, will include (1) within 30 days of termination, a lump sum payment in cash in the amount of three times Executive’s Earnings (as defined in the employment agreement and which include base pay, bonuses and the value of stock options, restricted stock and other long-term incentive compensation), except where Mr. Rubright’s employment is terminated less than 36 months before his 65th birthday, in which case the amount of the lump sum will be reduced according to the months remaining before his 65th birthday, (2) within 30 days of termination, a retirement benefit in the form of a lump sum payment in cash in an amount equal to the excess of (A) the amount that would be required to be paid to Mr. Rubright under the SERP benefit level 3, if the date of his termination was Mr. Rubright’s Employment Termination Date under the SERP and a Change in Control had occurred under the SERP and the date of such Change in Control was the date of Mr. Rubright’s termination, over (B) the amount that is required to be paid to Mr. Rubright under the SERP benefit level 3 as of Mr. Rubright’s Termination (capitalized terms are defined in the SERP), (3) continued coverage for Mr. Rubright and his eligible dependents in all employee health, medical and life insurance plans of our company for 36 months following the termination or until Mr. Rubright’s 65th birthday, whichever is sooner, substantially equivalent to those insurance benefits in effect before termination, (4) all of Mr. Rubright’s then unvested rights under the 2004 Incentive Stock Plan will vest, and (5) continued participation in other benefit plans in which Mr. Rubright currently participates or which are available to executive personnel.

Pursuant to the employment agreement, we will have no obligation to provide to Mr. Rubright the rights and benefits described in the preceding paragraph after Mr. Rubright’s 65th birthday or upon the occurrence of any of the following events: (1) we terminate Mr. Rubright’s employment for Cause, i.e., (x) conviction of a felony, (y) gross neglect by Mr. Rubright of his duties as CEO that continues uncured for 60 days after receipt of written notice thereof or (z) willful gross misconduct by Mr. Rubright in the performance of his duties as the CEO that remains uncured for 60 days after receipt of written notice thereof, (2) we terminate Mr. Rubright’s employment because he is “totally disabled,” (3) Mr. Rubright does not, promptly after termination of his employment and upon receiving a written request to do so, resign as a director and/or officer of our company and of each subsidiary and affiliate of our company of which Mr. Rubright is then serving as a director and/or officer or (4) Mr. Rubright resigns his employment without Good Reason.

Mr. Rubright also will be entitled to receive certain additional Gross-Up Payments (as defined in the employment agreement) to cover any excise tax imposed by Section 4999 of the Code, on any payment or distribution by us to or for the benefit of Mr. Rubright, or any benefit, arrangement regarding the exercise or vesting of options, restricted stock or other securities of our company, or other plan, agreement or arrangement regarding a change of control of our company. Mr. Rubright also will be entitled to receive certain additional payments to indemnify and hold him harmless on an after-tax basis from any tax or interest penalty imposed on him under Section 409A of the Code with respect to any payment made or benefit provided under his employment agreement.

In the employment agreement, Mr. Rubright has agreed that during his employment and for three years following the date of termination of his employment or his resignation for any reason, he will not knowingly, without our prior written consent, disclose to any person, firm or corporation any material confidential information of our company or its subsidiaries that is now known to Mr. Rubright or that hereafter may become known to Mr. Rubright as a result of his employment or association with our company and that would be helpful to a competitor. Mr. Rubright has also agreed that, for a period of three years following the date of termination of his employment or his resignation for any reason, he will not induce, either directly or indirectly, any salaried employee of our company or any of its subsidiaries to terminate his or her employment, and he will not call on or solicit for the purpose of competing with our company or its subsidiaries any customers of our company or its subsidiaries.

Mr. Rubright further has agreed that, for a period of three years following the date of termination of his employment or his resignation for any reason (or until his 65th birthday, if shorter), (1) he will not assume or perform any responsibilities and duties that are substantially the same as those he performs for us for or on behalf of any other corporation, partnership, venture or other business entity that engages in our company’s business in the United States and (2) he will furnish such information and render such assistance and cooperation as reasonably may be requested in connection with any litigation or legal proceedings concerning our company or any of its subsidiaries (other than any legal proceedings concerning Mr. Rubright’s employment), in connection with such cooperation, we will pay or reimburse Mr. Rubright for reasonable expenses. In the event of a breach by Mr. Rubright of these covenants, we will have the right to an injunction or other equitable relief in any court of competent jurisdiction enjoining any such breach, in addition to pursuing any other rights and remedies at law or in equity that we may have.

Stock Ownership Guidelines

In order to better align the interests of our shareholders, executives and directors, our board of directors has adopted the following stock ownership guidelines. These guidelines reflect current corporate practices and result in the linking of a portion of the personal financial interests of the named executive officers, as well as certain other designated executives, through the ownership of our Common Stock, with the financial interests of our shareholders.

The guidelines are as follows:

•

Each named executive officer, other than our CEO, must own an amount of shares of our Common Stock, including vested or unvested restricted stock awards, having a value of not less than the annual base salary of such person.

•	The CEO must own an amount of shares of our Common Stock, including vested or unvested restricted stock awards, having a value of not less than three times the CEO’s annual base salary.

Tax Considerations

The compensation committee has reviewed the applicability of Section 162(m) of the Code, as amended by the Omnibus Budget Reconciliation Act of 1993. In certain circumstances, Section 162(m) may deny a federal income tax deduction for compensation to our named executive officers in excess of $1 million per year, effective for tax years beginning on or after January 1, 1994. Certain compensation that qualifies as “performance based” and is approved by shareholders may be exempt from the Section 162(m) limit. We intend to qualify certain compensation paid to our named executive officers for deductibility under the Code, including Section 162(m). However, we believe that the interests of our company and our shareholders may sometimes be best served by providing compensation that is not deductible in order to attract, retain, motivate and reward executive talent. Accordingly, the compensation committee intends to retain the flexibility to provide for payments of compensation that is not deductible. Payments under our annual executive bonus program and restricted stock awards under our 2004 Incentive Stock Plan are currently qualified as performance based compensation and exempt from the Section 162(m) limit.

Some of the provisions of Mr. Rubright’s employment agreement and the provisions of our bonus programs and our nonqualified deferred compensation arrangements are subject to Section 409A of the Code. Section 409A was effective on January 1, 2005 and can impose a 20% additional tax plus penalties on compensation which is treated as deferred compensation under Section 409A and which fails to satisfy the requirements set forth in that section of the Code. Final regulations under Section 409A were effective on April 17, 2008, but we have until December 31, 2008 to make the requisite amendments to bring Mr. Rubright’s employment agreement and the provisions of our bonus programs and nonqualified deferred compensation into compliance with Section 409A. Accordingly, effective as of November 21, 2008, we entered into an amended and restated employment agreement with Mr. Rubright, which was designed to bring his employment agreement into compliance with Section 409A.

COMPENSATION COMMITTEE REPORT

The compensation committee has reviewed and discussed the Compensation Discussion and Analysis with the company’s management. Based on this review and discussion, the compensation committee recommended that the board of directors include the Compensation Discussion and Analysis in this proxy statement and the annual report on Form 10-K for the fiscal year ended September 30, 2008.

L. L. Gellerstedt, III, chairman, compensation committee

G. Stephen Felker, compensation committee member

John W. Spiegel, compensation committee member

The foregoing report should not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act or under the Exchange Act, except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed to be soliciting material or to be filed under such Acts.

EXECUTIVE COMPENSATION TABLES

Summary Compensation Table

The table below shows the total compensation earned during fiscal 2008 and fiscal 2007 by those persons who: (1) served as our chief executive officer during fiscal 2008, (2) served as our chief financial officer during fiscal 2008, and (3) were our three other most highly compensated executive officers who were serving as executive officers at the end of fiscal 2008. We also include David Dreibelbis, the former executive vice president and general manager of our paperboard division who retired effective as of July 31, 2008, because he would have been one of our three other most highly compensated executives if he had been our employee as of the end of fiscal 2008.

Summary Compensation Table

Name and Principal Position	Fiscal Year	Salary ($)(1)	Bonus ($)(2)		Stock Awards ($)(3)	Option Awards ($)(3)	Non-Equity Incentive Plan Compen- sation ($)(4)	Change in Pension Value and Nonqualified Deferred Compen- sation Earnings ($)(5)	All Other Compen- sation ($)(6)	Total ($)
James A. Rubright	2008	$912,500	$1,120,984		$1,816,944	$670,688	$1,000,000	$2,426,274	$101,305	$8,048,695
Chairman and Chief Executive Officer	2007	$856,250	$1,048,359		$1,492,032	$184,412	$1,000,000	$1,374,313	$165,686	$6,121,052

Steven C. Voorhees	2008	$366,250	$365,107		$524,577	$170,302	$250,000	$30,237	$53,104	$1,759,577
Executive Vice President, Chief Financial Officer and Chief Administrative Officer	2007	$352,500	$341,466		$390,262	$51,760	$250,000	$39,555	$59,203	$1,484,746

David E. Dreibelbis	2008	$345,000	$0		$19,322	$20,097	$0	$117,069	$978,958	$1,480,446
Former Executive Vice President and General Manager, Paperboard Division	2007	$375,000	$353,875		$390,262	$51,760	$250,000	$52,705	$37,903	$1,511,505

James L. Einstein	2008	$316,000	$252,000		$430,283	0	$166,650	$75,516	$82,287	$1,322,736
Executive Vice President and General Manager, Alliance Display	2007	$301,388	$254,048	(7)	$340,731	$36,877	$166,650	$62,463	$89,431	$1,251,588

Michael E. Kiepura	2008	$356,250	$334,611		$512,080	$249,738	$250,000	$7,984	$47,812	$1,758,475
Executive Vice President	2007	$337,500	$328,153		$281,617	$206,972	$250,000	$29,070	$49,445	$1,482,757

Robert B. McIntosh(8)	2008	$283,750	$224,582		$383,392	$120,809	$83,350	$4,392	$41,047	$1,141,322
Senior Vice President, General Counsel and Secretary

(1)	Salary adjustments for each named executive officer during fiscal 2007 were effective January 1, 2007, and adjustments during fiscal 2008 were effective January 1, 2008. The amounts for fiscal 2007 above reflect three months of salary at the calendar year 2006 rate and nine months of salary at the calendar year 2007 rate. The amounts for fiscal 2008 reflect three months of salary at the calendar year 2007 rate and nine months of salary at the calendar year 2008 rate, except for Mr. Dreibelbis whose salary was only paid through July 31, 2008.

(2)	Bonuses for the NEOs under our annual executive bonus program for fiscal 2007 were earned in fiscal 2007 but not paid until fiscal 2008, and bonuses for fiscal 2008 were earned in fiscal 2008 but not paid until fiscal 2009.

(3)	In the columns “Stock Awards” and “Option Awards,” SEC regulations require us to disclose the award of stock or options measured in dollars and calculated in accordance with SFAS 123(R). The SFAS 123(R) fair value per share of grants of restricted stock with a market condition and service condition in fiscal 2007 and 2008 was valued using a Monte Carlo simulation. For all other grants of restricted stock, the SFAS 123(R) fair value per share is equal to the closing sale price of our Common Stock on the NYSE on the date of grant (i.e., $35.95 on May 10, 2007 and $29.10 on March 19, 2008). For stock options, the SFAS 123(R) fair value per share is based on certain assumptions which we explain in Note 15 to our financial statements which are included in our annual report on Form 10-K for the fiscal year ended September 30, 2008. We disclose such expense ratably over the vesting period but without reduction for assumed forfeitures (as we do for financial reporting purposes). The amounts shown in the Summary Compensation Table also include a ratable portion of each grant we made in prior years to the extent the vesting period fell in fiscal 2007 or fiscal 2008 (except where generally accepted accounting principles required us to recognize the full amount in a prior year, as is the case when a grant is made to a retirement-eligible executive (currently, Mr. Einstein) and under the terms of such award the executive is permitted to retain all or part of such award upon retirement without fulfilling the vesting period). Please also refer to the third table in this proxy statement titled Grants of Plan-Based Awards.

•

The shares of restricted stock granted in fiscal 2007 will not be deemed issued and will not have voting or dividend rights until the relevant performance or market conditions have been met. The 2007 awards of restricted stock granted to the NEOs, other than Mr. Rubright, will vest upon completion of service on March 31, 2010, unless forfeited or vested before that date. Of Mr. Rubright’s restricted stock grant awards made in fiscal 2007, 47,600 shares will vest upon completion of service on March 31, 2010, and the rest will vest in one-third increments upon completion of service on each of May 8, 2009, 2010 and 2011, unless forfeited or vested before that date. The shares of restricted stock granted in fiscal 2008 will be registered in the individual’s name and will have voting and dividend rights in accordance with the description in the section titled “Compensation Discussion and Analysis — Restricted Stock and Stock Options” above.

•	Mr. Dreibelbis received grants of restricted stock and stock options on March 19, 2008, which were subsequently forfeited following his retirement from our company in July 2008.

(4)	The amounts shown as “Non-Equity Incentive Plan Compensation” for fiscal 2007 are payments that vested on September 30, 2007 under our 2005 Incentive Plan and were paid on November 7, 2007. The amounts shown as “Non-Equity Incentive Plan Compensation” for fiscal 2008 are payments that vested on September 30, 2008 under our 2005 Incentive Plan and were paid on October 2, 2008.

(5)	This column shows the increase from September 30, 2006 to September 30, 2007 and from September 30, 2007 to September 30, 2008, respectively, in the actuarial present value of accumulated benefits for each NEO under the Pension Plan and SERP. It does not include any above-market or preferential earnings on deferred compensation, as we do not provide above-market or preferential interest on the deferred compensation of our named executives. The amounts set forth in this column were calculated using the assumptions from the corresponding end-of-year disclosures. Accrued benefits payable at age 65 were determined as of the end of each fiscal year using compensation data through September 30 and include the current year’s bonuses paid after the fiscal year end. However, Mr. Dreibelbis retired prior to the end of the fiscal year, and his amount is based on pay through his retirement date. The accrued benefits were discounted back to the disclosure date with the discount rate only. Each participant is assumed to work until 65 and then retire, except for Mr. Dreibelbis who has retired, and an actual benefit is calculated for him. The discount rates used as of September 30, 2007 and September 30, 2008 were 6.25%, and 7.5% respectively. The lump sum rate (SERP only) used as of September 30, 2007 and September 30, 2008 were 4.59% and 3.85%, respectively. The lump sum mortality table (SERP only) used as of September 30, 2007 and September 30, 2008 was the applicable table under Revenue Ruling 2001-62 (GAR 94). The post retirement mortality (qualified pension plan only) table used as of September 30, 2007 was RP-2000 Combined Healthy with 60% Blue Collar and 40% White Collar adjustment for males and females, and for September 30, 2008 was RP-2000 Combined Healthy with White Collar adjustment for males and females projected to 2009 with Scale AA.

(6)	The amounts shown as “all other compensation” include the following perquisites and personal benefits:

All Other Compensation Table

	Fiscal Year	James A. Rubright		Steven C. Voorhees		David E. Dreibelbis			James L. Einstein			Michael E. Kiepura		Robert B. McIntosh
Insurance Premiums	2008 2007	$ $	4,977 4,984	$ $	3,585 3,592	$ $	2,601 3,128		$ $	4,069 4,076		$ $	3,051 3,058	$2,582 —
Company Contributions to Supplemental Plan and 401(k) Plan(A)	2008		$6,563		$21,597		$6,900			$16,857			$20,426	$15,250
	2007		$57,139		$20,819		$3,250			$16,663			$19,970	—
Dividends on Unvested Restricted Stock	2008		$64,417		$17,300		$13,475			$14,240			$16,033	$13,307
	2007		$85,685		$24,599		$24,599			$21,616			$18,514	—
Club Memberships	2008 2007	$ $	9,478 9,988	$ $	10,562 10,143	$ $	5,985 6,840		$ $	11,066 11,066		$ $	8,302 7,903	$9,858 —
Airplane Usage(B)	2008 2007	$ $	15,870 7,890	$ $	0 0	$ $	0 0		$ $	0 0		$ $	0 0	$0 —
Severance Benefits	2008 2007	$ $	0 0	$ $	0 0	$ $	949,997 0	(C)	$ $	0 0		$ $	0 0	$0 —
Other	2008 2007	$ $	0 0	$ $	60 50	$ $	0 86	(D)	$ $	36,055 36,010	(E) (E)	$ $	0 0	$50 —

Total($)	2008 2007	$ $	101,305 165,686	$ $	53,104 59,203	$ $	978,958 37,903		$ $	82,287 89,431		$ $	47,812 49,445	$41,047 —

(A)	Under the Supplemental Plan, we match an amount equal to 50% of the executive’s contribution. Certain amounts disclosed in this column are also disclosed in the “Nonqualified Deferred Compensation Table.” The amounts disclosed in the two tables do not correspond because this table discloses amounts contributed based on compensation earned during fiscal 2007 and fiscal 2008, respectively, regardless of when contributed to the Supplemental Plan and the other table discloses amounts actually contributed during fiscal 2007 and fiscal 2008, respectively, regardless of when they were earned.

(B)	In accordance with SEC regulations, we report use of corporate aircraft by our executive officers as a perquisite or other personal benefit unless it is “integrally and directly related” to the performance of the executive’s duties. SEC rules require us to report this and other perquisites at our aggregate incremental cost. The amounts we report are consistent with this standard. We estimate our aggregate incremental cost to be equal to our average incremental operating costs, which includes items such as fuel; maintenance; landing fees; trip-related permits; trip-related hangar costs; trip-related meals and supplies; crew expenses during layovers; and any other expenses incurred or accrued based on the number of hours flown. We use this method because we believe, on average, it fairly approximates our incremental cost and because it ensures that some “cost” is allocated to each passenger on each trip.

(C)	This amount includes a severance payment in the amount of $663,000, which includes a consulting fee of $5,000, and which was earned in fiscal 2008 but will not be paid until January 15, 2009. This amount also includes a severance payment in the amount of $286,477, which is equal to the amount that Mr. Dreibelbis would have otherwise been paid under our executive bonus plan if he had been employed by us through the end of fiscal 2008. This amount was earned in fiscal 2008 but was not paid until November 3, 2008. We also paid as severance insurance premiums for Mr. Dreibelbis in the amount of $520.

(D)	This amount includes a $33 tax reimbursement paid to Mr. Dreibelbis.

(E)	These amounts include $36,000 per year in noncompetition payments made to Mr. Einstein.

(7)	Because of the extraordinary performance of Alliance Display during fiscal 2007, our compensation committee awarded Mr. Einstein a special bonus of $23,095 bonus in fiscal 2007.

(8)	Mr. McIntosh was not one of our named executive officers in fiscal 2007.

Severance Agreement with David E. Dreibelbis. On July 10, 2008, we entered into a severance agreement with Mr. Dreibelbis in connection with his retirement from our company.

In connection with Mr. Dreibelbis’s retirement, we agreed to pay him an aggregate sum of $663,000 as severance. The severance payment is to be paid in a lump sum on January 15, 2009 and includes $5,000 in consideration of consulting services that Mr. Dreibelbis provided to us through the end of fiscal 2008. Pursuant to his severance agreement, on November 3, 2008, we also paid Mr. Dreibelbis the amount of $286,477, which is equal to the bonus that he would otherwise have earned for fiscal 2008 under our executive bonus program had he remained employed by us.

In his severance agreement, Mr. Dreibelbis has agreed not to directly or indirectly use or disclose any of our trade secrets that he acquired while employed by us for as long as they remain trade secrets. He has also agreed that for a period of 24 months from July 31, 2008 he will not directly or indirectly use any other of our confidential or proprietary information that he may have acquired while employed by us. Mr. Dreibelbis also agreed to provide consulting services with us through the end of fiscal 2008.

Mr. Dreibelbis has further agreed that for a period of 36 months from July 31, 2008 he will not (1) perform any services identical or substantially similar to the services he performed for us during the last year of his employment by us for or on behalf of any business that competes or is actively planning to compete with our paperboard business in the United States, or (2) solicit or attempt to solicit for the purpose of competing with us in the paperboard business any customer or actively sought prospective customer with which he had material contact on behalf of us in the last year of his employment with us.

Mr. Dreibelbis has also agreed not to directly or indirectly solicit for employment or encourage anyone to hire or solicit for employment on his behalf or any other party’s behalf any person employed by us with whom he had contact during his last year of employment by us. In the event of a breach by Mr. Dreibelbis of any of his covenants under his severance agreement, we will have the right to an injunction or other restrictions in court.

Grants of Plan-Based Awards

The following table provides information as to the grants of plan-based awards to each named executive officer during fiscal 2008. This includes restricted stock and stock option awards under the 2004 Incentive Stock Plan, which is discussed in greater detail in this proxy statement under the section titled “Compensation Discussion and Analysis — Long-Term Incentives — Restricted Stock and Stock Options.”

Grants of Plan-Based Awards for Fiscal 2008

Name	Estimated Future Payouts Under Equity Incentive Plan Awards(1)			Maximum (#)	All Other Option Awards: Number of Securities Underlying Options ($)(2)	Exercise Price of Option Awards ($/Sh)
	Grant Date	Threshold (#)	Target (#)
James A. Rubright	3/19/2008	0	15,750	23,625
	3/19/2008	0	15,750	23,625
	3/19/2008	0	31,500	47,250
	3/19/2008				77,000	$29.10
Steven C. Voorhees	3/19/2008	0	4,500	6,750
	3/19/2008	0	4,500	6,750
	3/19/2008	0	9,000	13,500
	3/19/2008				22,000	$29.10
David D. Dreibelbis	3/19/2008	0	4,500	6,750
	3/19/2008	0	4,500	6,750
	3/19/2008	0	9,000	13,500
	3/19/2008				22,000	$29.10
James L. Einstein	3/19/2008	0	6,900	8,625
Michael E. Kiepura	3/19/2008	0	4,500	6,750
	3/19/2008	0	4,500	6,750
	3/19/2008	0	9,000	13,500
	3/19/2008				22,000	$29.10
	8/1/2008				20,000	$35.76
Robert B. McIntosh	3/19/2008	0	3,150	4,725
	3/19/2008	0	3,150	4,725
	3/19/2008	0	6,300	9,450
	3/19/2008				15,500	$29.10

(1)	These columns represent restricted stock grants made under the 2004 Incentive Stock Plan on March 19, 2008, which vest as described in this proxy statement under the section titled “Compensation Discussion and Analysis — Long-Term Incentives — Restricted Stock and Stock Options.”

(2)

The stock options granted to the named executive officers in fiscal 2008 have a 10-year term and vest as described in this proxy statement under the section titled “Compensation Discussion and Analysis — Long-Term Incentives —

Restricted Stock and Stock Options.” Stock options have no express performance criteria other than continued employment (with limited exceptions for termination of employment due to change in control). However, options have an implicit performance criterion because the options have no value to the executive unless and until our stock price exceeds the exercise price.

Outstanding Equity Awards at Fiscal Year-End

The following table summarizes stock-based compensation awards outstanding as of September 30, 2008 for the named executive officers. The following table provides information concerning unexercised options, stock that has not vested, and equity incentive plan awards for each named executive officer outstanding as of the end of our most recently completed fiscal year. Each outstanding award is represented by a separate row which indicates the number of securities underlying the award, including awards that have been transferred other than for value (if any). For option awards, the table discloses the exercise price and the expiration date. For stock awards, the table provides the total number of shares of stock that have not vested and the aggregate market value of shares of stock that have not vested. We computed the market value of stock awards by multiplying the closing sale price of our Common Stock at the end of the most recently completed fiscal year by the number of shares of stock or the amount of equity incentive plan awards, respectively.

Outstanding Equity Awards at Fiscal 2008 Year-End

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercis- able(1)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares of Stock That Have Not Vested (#)(2)(3)	Market Value of Shares of Stock That Have Not Vested ($)(4)	Equity Incentive Plan Awards: Number of Unearned Shares That Have Not Vested (#)(3)(5)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares That Have Not Vested ($)(4)
James A. Rubright	75,000	—	—	$18.19	5/10/2012
	85,000	—	—	$14.01	5/15/2013
	40,000	—	—	$15.40	5/4/2014
	170,000	—	—	$11.23	5/9/2015
	19,833	39,667	—	$35.95	5/10/2017
	—	77,000	—	$29.10	3/19/2018
						140,000	$5,597,200	110,600	$4,421,788
Steven C. Voorhees	40,000	—	—	$14.01	5/15/2013
	40,000	—	—	$11.23	5/9/2015
	5,567	11,133	—	$35.95	5/10/2017
	—	22,000	—	$29.10	3/19/2018
						38,250	$1,529,235	31,400	$1,255,372
David E. Dreibelbis	5,567	—	—	$35.95	10/13/2008
James L. Einstein	3,967	7,933	—	$35.95	5/10/2017
						30,600	$1,223,388	16,500	$659,670
Michael E. Kiepura	33,333	16,667	—	$16.46	5/8/2016
	5,567	11,133	—	$35.95	5/10/2017
	—	22,000	—	$29.10	3/19/2018
	—	20,000	—	$35.76	8/1/2018
						38,250	$1,529,235	31,400	$1,255,372
Robert B. McIntosh	7,100	—	—	$15.19	9/28/2009
	10,000	—	—	$18.19	5/10/2012
	12,500	—	—	$15.40	5/4/2014
	3,967	7,933	—	$35.95	5/10/2017
	—	15,500	—	$29.10	3/19/2018
						30,600	$1,223,388	22,200	$887,556

(1)

Vesting dates of unvested stock option awards are as follows: Mr. Rubright — 25,667 on March 19, 2009, 19,834 on May 10, 2009, 25,666 on March 19, 2010, 19,833 on May 10, 2010, and 25,667 on March 19, 2011; Mr. Voorhees —

7,334 on March 19, 2009, 5,566 on May 10, 2009, 7,333 on March 19, 2010, 5,567 on May 10, 2010, and 7,333 on March 19, 2011; Mr. Einstein — 3,966 on May 10, 2009, and 3,967 on May 10, 2010; Mr. Kiepura — 7,334 on March 19, 2009, 16,667 on May 8, 2009, 5,566 on May 10, 2009, 7,333 on March 19, 2010, 5,567 on May 10, 2010, 7,333 on March 19, 2011, 6,667 on August 1, 2011, 6,666 on August 1, 2012, and 6,667 on August 1, 2013; and Mr. McIntosh — 5,167 on March 19, 2009, 3,966 on May 10, 2009, 5,166 on March 19, 2010, 3,967 on May 10, 2010, and 5,167 on March 19, 2011.

(2)	Vesting dates of earned but unvested stock grants are as follows: Mr. Rubright — 46,667 on May 8, 2009, 46,666 on May 8, 2010, 46,667 on May 8, 2011; Mr. Voorhees — 12,750 on May 8, 2009, 12,750 on May 8, 2010, and 12,750 on May 8, 2011; Mr. Einstein — 10,200 on May 8, 2009, 10,200 on May 8, 2010, and 10,200 on May 8, 2011; Mr. Kiepura — 12,750 on May 8, 2009, 12,750 on May 8, 2010, and 12,750 on May 8, 2011; and Mr. McIntosh — 10,200 on May 8, 2009, 10,200 on May 8, 2010, and 10,200 on May 8, 2011.

(3)	The numbers of shares set forth in these columns are calculated assuming that restricted stock awards made on May 10, 2007 and March 19, 2008 vest at 100% of the target award.

(4)	Based on the closing sale price of $39.98 for our Common Stock on September 30, 2008, the last trading date of our fiscal year, as reported on the NYSE.

(5)	Unearned stock grants are subject to the market or performance conditions described in this proxy statement under the section titled “Compensation Discussion and Analysis — Long-Term Incentives — Restricted Stock and Stock Options.” The number of shares reported in this column is based upon us achieving the applicable target market or target performance conditions. In the event that the applicable market or performance conditions are met, the vesting date of the unearned stock grants is March 19, 2009, March 31, 2010 and March 31, 2011.

Value Realized from Stock Options and Stock Appreciation Awards

The following table provides information concerning exercises of stock options, and vesting of stock, including restricted stock, during fiscal 2008 for each of the named executive officers on an aggregated basis. In some cases, this includes the vesting of performance stock which vested in the most recently completed fiscal year but which was granted in previous years. The table reports the number of securities for which the options were exercised; the aggregate dollar value realized upon exercise of options; the number of shares of stock that have vested; and the aggregate dollar value realized upon vesting of stock.

Option Exercises and Stock Vested Table for Fiscal 2008

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
James A. Rubright	—	$—	35,833	$1,130,665
Steven C. Voorhees	—	$—	8,333	$264,872
David E. Dreibelbis	—	$—	8,333	$264,872
James L. Einstein	—	$—	8,333	$264,872
Michael E. Kiepura	—	$—	3,000	$95,962
Robert B. McIntosh	—	$—	4,666	$145,892

(1)	These amounts are calculated based on the closing sale price of the Common Stock on the vesting date.

Equity Compensation Plan Information

The table below shows information with respect to all of our equity compensation plans as of September 30, 2008:

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights ($)(b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c)
Equity compensation plans approved by security holders:
1993 Stock Option Plan	72,800	$14.98	—
2000 Incentive Stock Plan(1)	355,000	15.20	—
2004 Incentive Stock Plan(1)	857,235	25.55	1,032,477
1993 Employee Stock Purchase Plan	—	—	1,036,535
Equity compensation plans not approved by security holders	—	—	—

(1)	Under the 2004 Incentive Stock Plan, as amended, there are available for awards granted during the term of the plan (1) 2.9 million shares of Common Stock, plus (2) 389,833 shares of Common Stock that remained available for issuance under the Rock-Tenn Company 2000 Incentive Stock Plan (which we refer to as the “2000 Incentive Stock Plan”), plus (3) the number of shares of Common Stock subject to grants under the 2000 Incentive Stock Plan that were outstanding on the effective date of the 2004 Incentive Stock Plan and that are subsequently forfeited or expire. We may grant no new awards under the 2000 Incentive Stock Plan or the Rock-Tenn Company 1993 Stock Option Plan (which we refer to as the “1993 Stock Option Plan”).

Retirement Plans

Pension Plan. Our named executive officers participate in our defined benefit plan for salaried and nonunion hourly employees (which we refer to as our “Pension Plan”). Our Pension Plan was amended effective as of March 1, 2005, to add a new benefit formula. After February 28, 2005, the new benefit formula (which we refer to as the “2005 benefit formula”) equals 1% of a participant’s compensation (as defined in the Pension Plan). In connection with the amendment, covered employees who were 35 years old or older or who had five years or more of vested service on December 31, 2004, were required to elect one of two options effective March 1, 2005: (1) a reduced future pension accrual based on the 2005 benefit formula and the then current match under the Rock-Tenn Company 401(k) Retirement Savings Plan for Salaried and Non-Union Hourly Employees (which we refer to as the “401(k) Plan”) or (2) no future pension accrual and an enhanced match under the 401(k) Plan. None of the named executive officers elected to cease future pension accruals during the Pension Plan’s election periods in December 2004 and January 2005. Covered employees who were under 35 years of age and who had less than five years of vested service on December 31, 2004 automatically ceased accruals in the Pension Plan effective as of December 31, 2004 and became eligible for an enhanced match under the 401(k) Plan.

The 2005 benefit formula produces a benefit payable at a participant’s normal retirement age as an annuity payable only for the life of the participant. The amendment to our Pension Plan also froze the benefit, if any, accrued for each participant as of February 28, 2005, under prior benefit formulas utilized under the Pension Plan. Therefore, other than as set forth in the following two sentences, all NEOs will receive a benefit at retirement equal to the sum of (1) their benefit accrued as of December 31, 1997, under the old four-part benefit formula in effect on that date, (2) their benefit accrued after that date and through February 28, 2005, under the benefit formula in effect during that period, and (3) their benefit accrued under the 2005 benefit formula on and after March 1, 2005. Mr. Einstein did not begin participating in the Pension Plan until January 1, 1998. With respect to Mr. Kiepura, he will receive a benefit at retirement equal to the sum of (1) his benefit accrued as of December 31, 1997, which includes a frozen benefit accrued during his employment with his former employer that we purchased and a benefit under the old four-part benefit formula, (2) his benefit accrued after that date and through February 28, 2005, and (3) his benefit accrued under the 2005 benefit formula on and after March 1, 2005.

Our Pension Plan was again amended effective as of January 1, 2006, to allow the remaining participants under the Pension Plan to elect one of two options: (1) a reduced future pension accrual based on the 2005 benefit formula and the then current match under the 401(k) Plan or (2) no future pension accrual and an enhanced match under the 401(k) Plan. None of the named executive officers elected to cease future pension accruals during the Pension Plan’s election periods.

Under our Pension Plan, “compensation” for salaried employees is defined as base pay. Therefore, it does not include any bonuses, overtime, commissions, reimbursed expenses of any kind, severance pay, income imputed from insurance coverage or the like, or payments under the Pension Plan or any other employee benefit plan or any income from a stock option plan. No employee’s compensation for purposes of the Pension Plan includes amounts in excess of the compensation limit under the Code. This limit is periodically adjusted for inflation by the United States Secretary of the Treasury and this limit, as adjusted, was $225,000 for calendar year 2007, $230,000 for calendar year 2008 and will be $245,000 for calendar year 2009.

A participating employee’s right to benefits under our Pension Plan vests after five years of service or at normal retirement age, whichever is earlier. The plan is a defined benefit plan qualified under the Code and, as such, is subject to a limitation under the Code on the amount of benefits that may be paid to a participant each year under the plan.

SERP. The Rock-Tenn Company Supplemental Executive Retirement Plan (which we refer to as the “SERP”) is designed to supplement a participant’s benefit under our Pension Plan for a relatively small number of participants. The SERP provides unfunded supplemental retirement benefits. The SERP benefit is paid in a lump sum for participants whose employment terminates on or after November 11, 2005. Currently, there are 13 active employees who participate in the SERP, including the named executive officers. We are administering the SERP in good faith compliance with Section 409A of the Code, which impacts, among other things, the timing of the payment of benefits.

Under the SERP there are four benefit levels (which we refer to as “level 1,” “level 2,” “level 3” and “level 4”), but no benefit will be paid under level 1, level 2 or level 3 to a participant if the participant is not eligible for a vested benefit under our Pension Plan. The compensation committee determines who will participate in the SERP and the benefit level for such participant. Benefit level 1 is based exclusively on a participant’s base salary below a compensation cap and was designed to make up for the loss in benefits a participant will receive under our Pension Plan as a result of the reduction in the Code compensation limit in 1994 from $235,840 to $150,000 as indexed thereafter for inflation. Benefit level 2 is the same as benefit level 1 except that the benefit a participant earns will be based on the aggregate of the participant’s base salary and bonus paid, and there is no compensation cap. Five of our active employees, including our named executive officers other than our CEO, participate in the SERP at benefit level 2.

Benefit level 3 will provide a benefit payable at age 65 to a participant which, when added to the participant’s other deferred compensation benefits from us, will be equal to 3.5833% of a participant’s final average pay for each year of benefit service, plus three years, up to a maximum of 15 years of benefit service. A participant’s final average pay will be the average of the highest three years of the participant’s base salary and bonus during the five-year period immediately preceding the participant’s termination of employment, and the benefit under level 3 will take into account the participant’s benefit payable under our Pension Plan and the participant’s primary social security benefit and will be further reduced by an amount equal to $207,153. Currently only our CEO participates in the SERP at benefit level 3.

In the event of a change in control in our company, a participant in the SERP at benefit level 3 will be deemed to have 15 years of benefit service such that the participant will receive a vested accrued benefit payable at age 65 equal to 53.75% of the participant’s final average pay at the time of the change of control.

Mr. Rubright’s SERP benefit level 3 will be paid in a lump sum. The lump sum will be calculated starting with Mr. Rubright’s annual benefit under the SERP payable in life only annuity and then reducing such benefit by his annual primary social security benefit and his annual Pension Plan benefit. This amount is then converted to a lump sum amount by using certain early retirement factors and conversion factors as defined in the SERP. Finally, this lump sum amount is reduced by $207,153.

Supplemental Retirement Savings Plan. The Rock-Tenn Company Supplemental Retirement Savings Plan (which we refer to as the “Supplemental Plan”) is a non-qualified, unfunded deferred compensation plan sponsored and maintained by us and is intended to provide participants with an opportunity to supplement their retirement income through deferral of current compensation. The Supplemental Plan is comprised of two parts, one of which we call the Senior Executive plan, in which the named executive officers and certain other senior executives are eligible to participate, and the second, which we call the Broad Based plan, in which certain other employees deemed highly compensated employees (and who are subject to a cap on deferral contributions of the 401(k) Plan) are eligible to participate. We contribute an amount to each participant’s account maintained under the Senior Executive plan equal to 50% of the participant’s contributions. Amounts deferred and payable under the Supplemental Plan (which we refer to as the “Obligations”) are our unsecured obligations, and rank equally with our other unsecured and unsubordinated indebtedness outstanding from time to time. Each participant in the Senior Executive plan elects the amount of eligible base salary and eligible bonus to be deferred, up to 6%. Each Obligation will be payable on a date selected by us pursuant to the terms of the Supplemental Plan. The Obligations generally are payable after termination of the participant’s employment or in certain emergency situations. Each participant’s account will be adjusted for investment gains and losses as if the credits to the participant’s account had been invested in the benchmark investment alternatives available under the Supplemental Plan in accordance with the participant’s investment election or elections (or default election or elections) as in effect from time to time. All such adjustments will be made at the same time and in accordance with the same procedures followed under the 401(k) Plan for crediting investment gains and losses to a participant’s account under the 401(k) Plan. The Obligations are denominated and payable in United States dollars. The benchmark investment alternatives available under the Supplemental Plan are the same as the investment alternatives available under the 401(k) Plan or are in our view comparable to the investment alternatives available under the 401(k) Plan.

The following table illustrates the actuarial present value as of September 30, 2008 of benefits accumulated by the named executive officers under the Pension Plan and the SERP using the methodology required by the SEC pursuant to the Financial Accounting Standards Board (FASB) Statement 87 at the earliest unreduced retirement age under the plan.

Pension Benefits Table for Fiscal 2008

Name	Plan Name	Number of Years Credited Service (#)		Present Value of Accumulated Benefit ($)(2)	Payments During Last Fiscal Year ($)
James A. Rubright	Rock-Tenn Company	9.083		$206,889	0
	Pension Plan

	Supplemental Executive	12.083	(1)	$7,330,086	0
	Retirement Plan

Steven C. Voorhees	Rock-Tenn Company	8.083		$98,926	0
	Pension Plan

	Supplemental Executive	8.083		$157,266	0
	Retirement Plan

David E. Dreibelbis	Rock-Tenn Company	34.25		$506,973	0
	Pension Plan

	Supplemental Executive	34.25		$518,588	0
	Retirement Plan

James L. Einstein	Rock-Tenn Company	10.750		$242,310	0
	Pension Plan

	Supplemental Executive	10.750		$221,910	0
	Retirement Plan

Michael E. Kiepura	Rock-Tenn Company	13.250		$167,409	0
	Pension Plan

	Supplemental Executive	13.250		$89,664	0
	Retirement Plan

Robert B. McIntosh	Rock-Tenn Company	13.00		$128,095	0
	Pension Plan

	Supplemental Executive	13.00		$59,125	0
	Retirement Plan

(1)	Under the SERP benefit level 3 formula, Mr. Rubright receives three additional years of credited service in the calculation of his SERP benefits.

(2)	The amounts set forth in this column were calculated using the assumptions from the corresponding end-of-year disclosure. Accrued benefits payable at age 65 were determined as of the end of the fiscal year using compensation data through September 30 that includes the current year bonuses paid after the fiscal year end. However, Mr. Dreibelbis retired prior to the end of the fiscal year, and his amount is based on his pay through his retirement date. The accrued benefits were discounted back to the disclosure date with the discount rate only. Each participant is assumed to work until 65 and then retire, except for Mr. Dreibelbis who has retired and an actual benefit is calculated for him. The discount rate used as of September 30, 2008 was 7.50%. The lump sum rate (SERP only) used as of September 30, 2008 was 3.85%. The lump sum mortality table (SERP only) used as of September 30, 2008 was the applicable table under Revenue Ruling 2001-62 (GAR 94). The post retirement mortality (qualified pension plan only) table used as of September 30, 2008 was RP-2000 Combined Healthy with White Collar adjustment for males and females projected to 2009 with Scale AA.

Nonqualified Deferred Compensation

The following table provides information with respect to each nonqualified deferred compensation plan that is a defined contribution plan, also called an individual account plan. The amounts shown include compensation earned and deferred in prior years, and earnings on, or distributions of, such amounts.

The column “Executive Contributions in Last Fiscal Year” indicates the aggregate amount contributed to such plans by each named executive officer during fiscal 2008.

The column “Registrant Contributions in Last Fiscal Year” indicates our aggregate contributions on behalf of each named executive officer during fiscal 2008. Generally, our contributions to nonqualified deferred compensation plans are our matching contributions to the Supplemental Plan in an amount equal to 50% of the participant’s contributions to the Supplemental Plan. We also make matching contributions to the qualified 401(k) Plan, but that plan is tax qualified and, therefore, we do not include our contributions to it in this table. We include our matches to both plans in the “All Other Compensation Table” included in footnote 6 of the Summary Compensation Table above.

The column “Aggregate Earnings in Last Fiscal Year” indicates the total dollar amount of interest or other earnings accrued during fiscal 2008, including interest and dividends paid both above and at market rates. We pay such amounts to compensate the executive for the deferral, and we do not consider the payment of interest and other earnings at market rates to be compensation.

The column “Aggregate Balance at Last Fiscal Year-End” reports the total balance of the executive’s account as of September 30, 2008.

Nonqualified Deferred Compensation Table for Fiscal 2008

Name	Executive Contributions in Last Fiscal Year(1)(2) ($)	Registrant Contributions in Last Fiscal Year(2)(3) ($)	Aggregate Earnings in Last Fiscal Year(4) ($)	Aggregate Withdrawals / Distributions ($)	Aggregate Balance at Last Fiscal Year-End ($)
James A. Rubright	$78,214	$39,107	$(161,591)	0	$520,689
Steven C. Voorhees	$29,475	$14,738	$(16,135)	0	$185,887
David E. Dreibelbis	$0	$0	$(18,836)	0	$86,206
James L. Einstein	$21,363	$10,681	$(42,819)	0	$140,083
Michael E. Kiepura	$27,527	$13,763	$(18,247)	0	$74,118
Robert B. McIntosh	$16,459	$8,230	$(30,277)	0	$95,317

(1)	After each named executive officer reaches the designated maximum contribution or compensation limit under the 401(k) Plan, he may defer up to 6% of his salary and bonus pursuant to the Supplemental Plan.

(2)	The amounts represent contributions made in fiscal 2008 regardless of when the amounts were earned by the applicable named executive officers.

(3)	Under the Supplemental Plan, we match an amount equal to 50% of the executive’s contribution. Certain amounts disclosed in this column are also disclosed for fiscal 2008 in the “All Other Compensation Table” included in footnote 6 of the Summary Compensation Table above. The amounts disclosed in the two tables do not correspond because this table only discloses amounts contributed during fiscal 2008 and amounts disclosed for fiscal 2008 in the “All Other Compensation Table” discloses certain amounts earned in fiscal 2008 but contributed in fiscal 2009.

(4)	These amounts are calculated by subtracting each named executive officer’s aggregate balance as of the end of fiscal 2007 and all contributions made by the applicable executive and the company from the applicable named executive officer’s aggregate balance as of the end of fiscal 2008.

Potential Payments upon Termination or Change in Control

The following table summarizes the estimated payments to be made under each contract, agreement, plan or arrangement which provides for payments to a named executive officer at, following, or in connection with any termination of employment including by resignation, retirement, disability or a constructive termination of a named executive officer, or our change in control or a change in the named executive officer’s responsibilities. However, in accordance with SEC regulations, we do not report any amount to be provided to a named executive officer under any arrangement which does not discriminate in scope, terms, or operation in favor of our executive officers and which is available generally to all salaried employees.

For the purpose of the quantitative disclosure in the following table, and in accordance with SEC regulations, we have assumed that the termination took place on the last business day of our most recently completed fiscal year, and that the price per share of our Common Stock is the closing sale price on the NYSE as of that date — $39.98.

Severance. Other than Mr. Dreibelbis who received certain severance payments described above under in the section titled “Executive Compensation Tables — Summary Compensation Table — Severance Agreement with David E. Dreibelbis,” Mr. Rubright is our only NEO entitled to severance payments resulting from termination or a change in control of our company or a change in his responsibilities. Mr. Rubright will receive payments in the event of his termination or a change in control in accordance with his employment agreement as described above in the section titled “Compensation Discussion and Analysis — Employment Agreement with James A. Rubright” and under SERP, as described above in the section titled “Executive Compensation Tables — Retirement Plans — SERP.”

Acceleration of Stock Grants and Stock Options. All stock options held by a named executive officer at the time of his death or disability will be immediately exercisable. In the event of a change in control, any conditions to the exercise of outstanding stock options and any issuances and forfeiture conditions on outstanding stock grants issued will be deemed satisfied, and, in such event, our board of directors under certain circumstances has the right to cancel such options and stock grants after providing each employee and director a reasonable period to exercise his or her options and to take such action as necessary to receive the shares subject to any stock grant.

All unearned restricted stock held by a named executive officer will immediately vest at the time of his death or disability but will still be subject to any performance requirements connected with the applicable restricted stock.

Also, the restricted stock grants made by the compensation committee on May 10, 2007 and March 19, 2008 will fully vest immediately upon a change in control at the maximum pay-out of 150% of the relevant target award amount provided that the applicable named executive officer is employed by us at the time of the change in control.

Potential Payments Upon Termination or Change in Control for Fiscal 2008

Name	Benefit	Before Change in Control, Termination w/o Cause		After Change in Control, Termination w/o Cause		Termination With Cause/ Resignation w/o Good Reason	Death or Disability	Change in Control
James A. Rubright	Severance(1)	$16,051,335	(2)	$13,867,635	(3)	$0	$0	$0
	Accelerated Vesting of Stock Options(4)	$997,618		$997,618		$0	$997,618	$997,618
	Accelerated Vesting of Restricted Stock(5)	$10,018,988		$12,229,882		$0	$10,018,988	$12,229,882
	SERP(6)	$7,947,717		$10,131,417	(7)	$7,947,717	$7,947,717	$0
	Total value:	$35,015,658		$37,226,552		$7,947,717	$18,964,323	$13,227,500

Steven C. Voorhees	Severance	$0		$0		$0	$0	$0
	Accelerated Vesting of Stock Options(4)	$0		$284,226		$0	$284,226	$284,226
	Accelerated Vesting of Restricted Stock(5)	$0		$3,412,293		$0	$2,784,607	$3,412,293
	SERP(6)	$213,475		$213,475		$213,475	$213,475	$0
	Total value:	$213,475		$3,909,994		$213,475	$3,282,308	$3,696,519

David E. Dreibelbis	Not applicable(8)

James L. Einstein	Severance	$0		$0		$0	$0	$0
	Accelerated Vesting of Stock Options(4)	$0		$31,970		$0	$31,970	$31,970
	Accelerated Vesting of Restricted Stock(5)	$0		$2,212,893		$0	$1,883,058	$2,212,893
	SERP(6)	$234,269		$234,269		$234,269	$234,269	$0
	Total value:	$234,269		$2,479,132		$234,269	$2,149,297	$2,244,863

Michael E. Kiepura	Severance	$0		$0		$0	$0	$0
	Accelerated Vesting of Stock Options(4)	$0		$760,634		$0	$760,634	$760,634
	Accelerated Vesting of Restricted Stock(5)	$0		$3,412,293		$0	$2,784,607	$3,412,293
	SERP(6)	$131,081		$131,081		$131,081	$131,081	$0
	Total value:	$131,081		$4,304,008		$131,081	$3,676,322	$4,172,927

Robert B. McIntosh	Severance	$0		$0		$0	$0	$0
	Accelerated Vesting of Stock Options(4)	$0		$200,610		$0	$200,610	$200,610
	Accelerated Vesting of Restricted Stock(5)	$0		$2,554,722		$0	$2,110,944	$2,554,722
	SERP(6)	$86,668		$86,668		$86,668	$86,668	$0
	Total value:	$86,668		$2,842,000		$86,668	$2,398,222	$2,755,332

(1)	Under Mr. Rubright’s employment agreement, if he is terminated for reasons other than cause (as defined in the employment agreement), death or disability before his 65th birthday, Mr. Rubright will be paid a lump sum payment in an amount equal to three times his earnings (assuming there are more than 36 months between his termination and his 65th birthday), which means the sum of his annual base pay, his recent cash bonus and his recent long-term compensation, all as further defined in the employment agreement. He also receives a payment equal to the excess of (A) the amount that would have been paid under the SERP if a change in control had occurred on his termination date and (B) the amount that is required to be paid under the SERP as of his termination date. He also receives certain insurance coverage from date of termination to age 65 which is included above assuming that the calendar year 2009 cost for such insurance continues to the date on which Mr. Rubright reaches age 65. The calculations above assume a termination date of September 30, 2008.

(2)	Mr. Rubright’s potential severance benefits in this column include the following amounts: lump sum payment, $13,820,177; retirement benefits, $2,183,700; and insurance, $47,458.

(3)	Mr. Rubright’s potential severance benefits in this column includes the following amounts: lump sum payment, $13,820,177; and insurance, $47,458.

(4)	The calculation of the value of accelerated vesting of stock options is based upon the closing sale price of $39.98 of our Common Stock on the NYSE on September 30, 2008, the last trading day of our fiscal year, and the exercise price of $29.10 per share of the NEOs’ stock options granted on March 19, 2008, the exercise price of $35.76 per share of the stock options granted to Mr. Kiepura on August 1, 2008, the exercise price of $35.95 per share of the NEOs’ stock options granted on May 10, 2007, and the exercise price of $16.46 per share of the stock options granted to Mr. Kiepura on May 8, 2006.

(5)	The calculation of the value of accelerated vesting of restricted stock is based on the closing sale price of $39.98 of our Common Stock on the NYSE on September 30, 2008, the last trading day of our fiscal year, multiplied by the number of shares that would have vested on September 30, 2008 for each named executive officer upon the occurrence of the specified events. Other than Mr. Rubright who will receive the full value of his restricted stock awards under his employment agreement, the restricted stock granted to a named executive officer on May 10, 2007 will immediately and fully vest if that officer is terminated by us for our convenience. Upon a change of control, the restricted stock awards granted to the named executive officers in fiscal 2007 and 2008 will vest immediately at the maximum pay-out of 150% of the relevant target award.

(6)	The SERP benefit above represents the potential payments from the SERP as of the end of fiscal 2008. These benefit payments were based on the accrued benefits at September 30, 2008 and were converted to lump sum amounts using the August 2008 10-year Treasury rate of 3.89% as outlined in the SERP.

(7)	The SERP benefit level 3, for which Mr. Rubright is eligible, provides that in the event of a termination upon a change in control when the participant is age 60 or older, the participant will be deemed to have 15 years of benefit service for purposes of determining his benefit on the change in control date.

(8)	Mr. Dreibelbis retired from our company prior to September 30, 2008.

CERTAIN TRANSACTIONS

J. Hyatt Brown, a director of our company, is chairman, chief executive officer and a shareholder of Brown & Brown, Inc., the insurance agency that brokers a portion of the insurance for our company. During fiscal 2008, Brown & Brown, Inc. received approximately $4,453,144 for property and casualty insurance premiums brokered by Brown & Brown, Inc. These payments to Brown & Brown, Inc. are for premium payments that Brown & Brown, Inc. pays to various insurance providers on our behalf. For the fiscal year ending September 30, 2008, we paid Brown & Brown, Inc. approximately $500,000, inclusive of fees for services and commissions paid.

Administration of Related-Party Transactions

We require that each executive officer, director and director nominee complete an annual questionnaire and report all transactions with us in which such persons (or their immediate family members) had or will have a direct or indirect material interest (except for salaries, directors’ fees and dividends on our stock). Management reviews responses to the questionnaires and, if any such transactions are disclosed, they are reviewed by the nominating and corporate governance committee as to directors and director nominees or by the audit committee as to executive officers. Our executive officers, directors and director nominees have rarely engaged in any such transactions with us, however. We do not have a formal written policy for approval or ratification of such transactions. Information included in directors’ responses to the questionnaires is reviewed annually by the board of directors for the purpose of assessing independence under our corporate governance guidelines, applicable rules and regulations of the SEC and the corporate governance standards of the NYSE, and we review all responses to insure that any transactions adhere to the standards set forth in the above-referenced guidelines and standards as well as our various codes of conduct.

REPORT OF THE AUDIT COMMITTEE

The audit committee, which operates under a written charter adopted by our board of directors, is composed of independent directors (as defined in the listing standards applicable to the NYSE) and oversees on behalf of the board of directors our company’s financial reporting process and system of internal control over financial reporting. A copy of the audit committee charter is available on our Internet website at www.rocktenn.com. Our management has the primary responsibility for the financial statements and the reporting process, including the system of internal control over financial reporting. In fulfilling its oversight responsibilities, the audit committee reviewed and discussed with management the audited financial statements to be included in the annual report on Form 10-K for the fiscal year ended September 30, 2008, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements.

The committee discussed with the independent registered public accounting firm, which is responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of our company’s accounting principles and such other matters as are required to be discussed with the audit committee under generally accepted auditing standards (including Statement on Auditing Standards No. 61 (Communication with Audit Committees)) and applicable law.

In addition, the independent registered public accounting firm provided to the audit committee the written disclosures and the letter regarding its independence from management and our company as required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the audit committee concerning independence. The audit committee discussed this information with the independent registered public accounting firm.

The audit committee discussed with our company’s internal auditors and independent registered public accounting firm the overall scope and plans for their respective audits. The audit committee meets with the internal auditors and independent registered public accounting firm, with and without management present, to discuss the results of their examinations, their evaluations of our company’s internal controls, and the overall quality of our company’s financial reporting. The audit committee held five meetings during fiscal 2008. The audit committee was updated no less than quarterly on management’s process to assess the adequacy of our company’s system of internal control over financial reporting, the framework used to make the assessment and management’s conclusions on the effectiveness of our internal control over financial reporting. The audit committee also discussed with the independent auditor our company’s internal control assessment process, management’s assessment with respect thereto and the independent auditor’s evaluation of our system of internal control over financial reporting.

In reliance on the reviews and discussions referred to above, the audit committee recommended to the board of directors (and the board approved) that the audited financial statements be included in the annual report on Form 10-K for the fiscal year ended September 30, 2008, for filing with the SEC.

John W. Spiegel, chairman, audit committee

Stephen G. Anderson, audit committee member

Robert M. Chapman, audit committee member

Robert B. Currey, audit committee member

James E. Young, audit committee member

The foregoing report should not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act or under the Exchange Act, except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed to be soliciting material or to be filed under such Acts.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Fees

The following table presents fees billed for professional services rendered by our independent registered public accounting firm, Ernst & Young LLP, and its affiliates (which we refer to collectively as “Ernst & Young”), for the fiscal years ended September 30, 2008, and September 30, 2007.

	2007(5)	2008(5)
Audit fees(l)	$2,201,373	$4,033,239
Audit-related fees(2)	$63,500	$498,875
Tax fees(3)	$538,600	$442,872
All other fees(4)	—	—

Total fees paid to auditor	$2,803,473	$4,974,986

(1)	Audit fees consist primarily of fees related to professional services rendered for the audit of our annual financial statements included in our Form 10-K and the review of interim financial statements included in our quarterly reports on Form 10-Q, accounting consultations to the extent necessary for Ernst & Young to fulfill their responsibility under generally accepted auditing standards, as well as services in connection with other statutory and regulatory filings.

(2)	Audit-related fees consist of fees related to professional services rendered for assurance and related services that are reasonably related to the performance of the audit or review of our annual financial statements that are not included in the amounts disclosed as audit fees above. For fiscal 2008 and 2007, these fees relate primarily to due diligence services with respect to our acquisitions and potential acquisitions.

(3)	Tax fees consist primarily of fees related to professional services rendered for tax compliance, tax advice, and tax planning.

(4)	All other fees, if any, consist primarily of fees related to products and professional services that are not included in the amounts disclosed in the three other categories above. Ernst & Young did not perform any such services during these periods.

(5)	All of such Audit fees, Audit-related fees, and Tax fees that Ernst & Young billed for professional services were pre-approved by the audit committee or were otherwise pre-approved in accordance with our pre-approval policy described below.

Audit Committee Pre-Approval of Services by the Independent Registered Public Accounting Firm

In accordance with its pre-approval policy, its charter and applicable rules and regulations adopted by the SEC, our audit committee reviews and pre-approves the terms of all audit services provided to us as well as all permissible audit-related and non-audit services to be provided by our independent registered public accounting firm. Unless a service to be provided by our independent registered public accounting firm has received general pre-approval under the pre-approval policy, it requires specific pre-approval by our audit committee or the chairman of our audit committee before the commencement of each service. The term of any pre-approval is twelve months, unless the audit committee specifically provides for a different period.

In determining whether to pre-approve services, the audit committee is generally guided by the following principles. The independent registered public accounting firm engaged to perform audit work necessary for us to file required reports under the Exchange Act may not perform a service that: (1) impairs the independent registered public accounting firm’s independence; (2) creates a mutual or conflicting interest between the independent registered public accounting firm and us; (3) places the independent registered public accounting firm in the position of auditing its own work; or (4) results in the independent registered public accounting firm acting as management or an employee of our company.

The audit committee does not delegate its responsibilities to pre-approve services performed by the independent registered public accounting firm to our management. However, the audit committee has appointed our chief accounting officer to assist it in monitoring compliance with the pre-approval policy, including ensuring whether the necessary pre-approvals from the audit committee or the chairman of our audit committee have been obtained and that the services carried out under the pre-approval policy is appropriately reported periodically (but not less than annually).

The audit committee will review and revise the pre-approval policy on a periodic basis (not less than annually) and update it as necessary based on subsequent determinations.

Engagements for our annual audit and quarterly reviews required under the Exchange Act (including the audit of internal control over financial reporting), and statutory or employee benefit plan audits are reviewed and pre-approved annually by the audit committee. The nature and dollar value of services provided under these engagements are periodically reviewed with the audit committee as changes in terms, conditions and fees resulting from changes in audit scope, our structure, or other matters occur.

The following services, consistent with the nature of services previously provided to us, are pre-approved under the pre-approval policy. All other audit, audit-related and non-audit services must be specifically pre-approved by the audit committee or the chairman of our audit committee prior to the commencement of each service.

•	Work associated with registration statements under the Securities Act;

•	statutory audits, employee benefit plan audits or other financial audit work required for non-U.S. subsidiaries that are not required for the Exchange Act audit;

•

due-diligence work for potential acquisitions or dispositions, which includes financial, accounting, and tax procedures relating to the parties to the contemplated transaction and performance of audit and/or review procedures as of the closing date of the transaction as well as assistance and planning with the tax aspect of transactions, but not including preparing valuations, financial models, “fairness opinions,” actuarial reports or any other services prohibited by rules or regulations;

•	attestation services;

•

advice and consultation as to proposed or newly adopted accounting and auditing standards and interpretations, and as to financial accounting and disclosure requirements imposed by the SEC and other regulatory agencies and professional standard setting bodies;

•	assistance and consultation as to questions from us, including comments or inquiries made by the SEC or other regulatory agencies;

•	access to Ernst &Young’s Internet-based accounting and reporting resources;

•

assistance to us with understanding our internal control review and reporting obligations and, if requested, under the supervision of our management assisting us in the documentation of our internal controls and processes, not including the performance of any management review, evaluation or testing of internal controls for the purposes of management’s assertions about the effectiveness of internal controls;

•	review of our information systems security and controls;

•

preparation and/or review of tax returns (including amended returns and refund claims) to be filed by us with federal, state, local or foreign jurisdictions and related tax services, which includes assistance with audits and notices, voluntary disclosure and amnesty programs, estimated payment and extension calculations, tax projections, allocations and analytical review calculations and tax accounting method changes, statutory incentive credit assistance, transfer pricing analysis, inventory related calculations and assistance, fixed asset and depreciation assistance and cost segregation studies (but in no circumstances computing depreciation or maintaining our related records), analysis of tax legislation, and pronouncements, expatriate tax services and consultation and responses to questions from us regarding the tax implications of various items;

•	international tax planning, including foreign tax credit and cash repatriation planning; and

•	general federal, state, and international tax planning and advice.

For the services receiving the general pre-approval under the pre-approval policy that are listed above, any individual engagement with an estimated cost of more than $37,500 must nevertheless be specifically pre-approved by the audit committee or its chairman before the commencement of the engagement. In addition, further audit committee pre-approval is required if the aggregate fees for such engagements would exceed $75,000. The audit committee at its next regularly scheduled meeting will review services performed pursuant to the general pre-approvals granted under the pre-approval policy and services pre-approved by the chairman of our audit committee. In addition, the nature and dollar value of services performed under the general pre-approval guidelines are reviewed with the audit committee on at least an annual basis.

Our independent registered public accounting firm may not perform any service that is proscribed by law, regulation, the NYSE or regulatory authorities or organizations charged with oversight of the accounting and auditing profession. Specifically, the following non-audit services are prohibited by our pre-approval policy:

•	bookkeeping or other services related to our accounting records or financial statements;

•	financial information systems design and implementation;

•	appraisal or valuation services, fairness opinions or contribution-in-kind reports;

•	actuarial services;

•	internal audit outsourcing services;

•	management functions or human resources;

•	broker-dealer, investment adviser or investment banking services;

•	legal services and expert services unrelated to the audit; and

•	personal tax services for individuals in a financial reporting oversight role.

The audit committee, based on the guiding principles set forth above, may prohibit other services.

The fees charged by our independent registered public accounting firm must be based on time and expense incurred to perform its services, and in no event will fees be “contingency” based.

ADOPTION AND APPROVAL OF AMENDMENT TO 2004 INCENTIVE STOCK PLAN

ITEM 2

The board of directors has approved and recommends to the shareholders that they adopt and approve the Stock Plan Amendment, which would amend the 2004 Incentive Stock Plan to increase by 1,200,000 the number of shares of our Common Stock available for equity awards under the plan, to add to the plan cash bonus incentives as awards that can be granted as alternatives to stock grants or stock unit grants, and to add additional performance goals to the plan that can be used as conditions to performance-based compensation awards granted pursuant to the plan. If the Stock Plan Amendment is approved, 2,294,365 shares of Common Stock would be available for issuance under the 2004 Incentive Stock Plan pursuant to any form of equity awards permitted under that plan on January 30, 2009.

The board of directors has determined that the adoption of the Stock Plan Amendment is in the best interests of our company and our shareholders. The board of directors believes the 2004 Incentive Stock Plan allows us to (1) attract and retain key employees and non-employee directors, (2) provide such persons with an additional incentive to work to increase the value of our Common Stock, and (3) provide such persons with a stake in the future of our company that corresponds to the stake of our shareholders and that the 2004 Incentive Stock Plan, as amended by the Stock Plan Amendment, is important to our business prospects and operations.

The following information regarding the 2004 Incentive Stock Plan is being provided to you in connection with the solicitation of proxies for the adoption and approval of the Stock Plan Amendment. The following description of the 2004 Incentive Stock Plan is a summary only and does not purport to be complete. The summary is qualified in its entirety by reference to the 2004 Incentive Stock Plan and the Stock Plan Amendment. We have filed both the 2004 Incentive Stock Plan and the Stock Plan Amendment with the SEC as appendices to this proxy statement, and they are available on the SEC’s website at www.sec.gov/edgar or by the link to our SEC filings located on our website www.rocktenn.com. You are urged to read the 2004 Incentive Stock Plan and the Stock Plan Amendment.

Plan Description

Types of Awards. The 2004 Incentive Stock Plan permits the granting of any or all of the following types of equity-based incentive awards: (1) stock options, including incentive stock options intended to qualify for special tax treatment under Section 422 of the Code, (2) stock appreciation rights, in tandem with stock options or freestanding, (3) stock grants, which may or may not be subject to issuance or forfeiture conditions, and (4) stock unit grants, which may or may not be subject to forfeiture conditions. If the Stock Plan Amendment is adopted the 2004 Incentive Stock Plan will also permit the granting of cash bonus incentives.

Administration and Eligibility. The 2004 Incentive Stock Plan is administered by our compensation committee, which includes two or more members each of whom is a “non-employee director” within the meaning of Rule 16b-3 under the Exchange Act and an “outside director” within the meaning of Section 162(m) of the Code. The compensation committee has the authority to select eligible persons to whom stock options or other awards under the 2004 Incentive Stock Plan are granted, to determine the number of shares covered by such awards, and to set the terms, conditions and provisions of such awards, consistent with the terms of the plan. The committee may not take any action, whether through amendment, cancellation, replacement grants or other means, to reduce the exercise price of any outstanding options without the approval of our shareholders.

The compensation committee may grant awards under the 2004 Incentive Stock Plan to those of our employees, or employees of our subsidiaries or certain affiliates, and our non-employee directors as the committee may select. Stock options intended to qualify as incentive stock options under Section 422 of the Code, however, only may be granted to our employees or to employees of our subsidiaries. In fiscal 2008, we granted awards under the 2004 Incentive Stock Plan to 51 employees, including our executive officers, and to all of our directors. Subject to adjustment as described below, (1) no employee in any one calendar year may be granted a stock option to purchase more than 500,000 shares of Common Stock, or a stock appreciation right with respect to more than 500,000 shares of Common Stock, and (2) no employee in any one calendar year may be granted a stock grant or stock unit grant where the fair market value of the Common Stock that is subject to the grant on the date of the grant exceeds $5,000,000. Currently, no more than 2,900,000 shares, plus (a) 389,833 shares of Common Stock that remained available for issuance under the 2000 Incentive Stock Plan, plus (b) the number of shares of Common Stock subject to grants under the 2000 Incentive Stock Plan that were outstanding on the effective date of the 2004 Incentive Stock Plan and that are subsequently forfeited or expired, have been authorized to be issued pursuant to stock grants or used for awards of incentive stock options under the plan (this total amount would increase by 1,200,000 shares if the Stock Plan Amendment is adopted and approved). Of the shares of Common Stock authorized for issuance under the 2004 Incentive Stock Plan, as of November 28, 2008, 1,032,477 shares of Common Stock were available for issuance. If the Stock Plan Amendment is adopted and approved, cash bonus incentives may be paid in an amount not to exceed $5,000,000 to any individual employee in any calendar year.

The compensation committee is authorized to interpret the 2004 Incentive Stock Plan, to determine the provisions of any agreements entered into under the plan and to take such other action as the committee deems equitable under the circumstances in the administration of the plan.

Shares Subject to the Plan. Subject to adjustment as described below, if the Stock Plan Amendment is adopted and approved there will be available for awards granted under the 2004 Incentive Stock Plan during the remaining term of the plan 2,294,365 shares of Common Stock, plus the number of shares of Common Stock subject to grants under the 2000 Incentive Stock Plan that will be outstanding on the effective date of the Stock Plan Amendment and that are subsequently forfeited or expire. All shares available in any year that are not awarded under the 2004 Incentive Stock Plan are available in subsequent years. If any shares subject to an award under the 2004 Incentive Stock Plan are forfeited, or an award expires or is otherwise terminated without issuance of shares, the shares subject to that award will again be available for grant pursuant to the 2004 Incentive Stock Plan. If shares are tendered to us in connection with the payment of the exercise price of a stock option or other award under the 2004 Incentive Stock Plan, those shares will then be available for award under the 2004 Incentive Stock Plan. The shares of stock deliverable under the 2004 Incentive Stock Plan may be authorized and unissued shares or shares that have been reacquired by us.

Stock Options. Stock options granted under the 2004 Incentive Stock Plan may be options that are intended to qualify as “incentive stock options” within the meaning of Section 422 of the Code or “nonqualified stock options” that are not intended to so qualify. The price per share of stock purchasable under any stock option will be determined by the compensation committee, but may not be less than 100% of the fair market value of the stock on the date of the grant of the option (or 110% of the fair market value in the case of incentive stock options granted to employees holding 10% or more of our voting stock). The compensation committee will fix the term of each option. Options will be exercisable at such time or times as determined by the compensation committee, but no option may be exercised more than ten years from the date the option is granted (or five years from the date of grant in the case of incentive stock options granted to employees holding 10% or more of our voting stock).

Each stock option granted will be evidenced by an option certificate that will specify the terms and conditions of the grant, which may include continuous employment of an employee during a specified period (which ordinarily will be no less than one year) or the achievement of performance objectives necessary for the stock option to become exercisable.

The option price of any stock option is payable in full upon the exercise of the stock option and, at the discretion of the compensation committee, an option certificate can provide for the payment of the option price either (a) in cash, or (b) by check, or (c) in Common Stock acceptable to the compensation committee, or (d) through any cashless exercise procedure which is effected by an unrelated broker through a sale of Common Stock in the open market and which is acceptable to the compensation committee, or (e) through any cashless exercise procedure, which is acceptable to the compensation committee, or (f) in any combination of the above-referenced forms of payment. Any payment made in Common Stock will be treated as equal to the fair market value of the applicable Common Stock on the date the certificate for the applicable Common Stock is presented to the compensation committee or its delegate in a form acceptable to the compensation committee. Any method for the payment of the option price described above may be used for the payment of any tax withholding requirements. If an option recipient ceases to be an employee, or ceases to be a director, his or her option will be exercisable in accordance with the terms of the applicable option certificate.

Stock Appreciation Rights. A stock appreciation right may be granted freestanding or in tandem with a stock option granted under the 2004 Incentive Stock Plan. Upon exercise of a stock appreciation right, the employee or director is entitled to receive the excess of the fair market value of the shares for which the right is exercised (calculated on the exercise date) over either the option exercise price for the related stock option in the case of a stock appreciation right granted in tandem with an option or, in the case of a freestanding stock appreciation right, a specified “SAR Value” determined by the compensation committee at the time of grant. The SAR Value and other terms of a stock appreciation right are determined by the compensation committee, but the SAR Value may not be less than the fair market value of the shares on the date of grant and no stock appreciation right may be exercisable more than ten years from the grant date.

Payment by us upon exercise of a stock appreciation right may be in cash, Common Stock or a combination of cash and Common Stock, as determined by the compensation committee. A stock option will no longer be exercisable to the extent any related stock appreciation right has been exercised, and the exercise of a stock option will cancel any related stock appreciation right to the extent of such exercise.

Stock Grants. A stock grant involves the issuance by us of shares of our Common Stock in consideration of the rendering of services. Currently, at the discretion of the compensation committee, a stock grant may be subject to satisfaction of one or more conditions prior to issuance (including performance goals qualifying the grant as “performance-based compensation” under Section 162(m) of the Code) and also, upon issuance, may be subject to satisfaction of one or more employment, performance or other forfeiture conditions (including performance goals qualifying the grant as “performance-based compensation” under Section 162(m) of the Code) that subject the grant to a risk of forfeiture for a period determined by the compensation committee.

Stock grants will be made subject to at least one condition related to one, or more than one, performance goal based on the performance goals described below, which seems likely to result in the stock grant qualifying as “performance-based compensation” under Section 162(m) of the Code. Alternatively, stock grants could be made under such other circumstances as the compensation committee deems likely to result in an income tax deduction for our company with respect to the applicable stock grant.

An employee or director who is issued Common Stock pursuant to a stock grant is entitled to vote such stock and is entitled to cash dividends paid on such stock before the stock grant is forfeited or becomes non-forfeitable. If a stock dividend is paid on shares subject to a stock grant before the stock grant is forfeited or becomes non-forfeitable, receipt of the stock dividend will be subject to satisfaction of the same forfeiture conditions as applicable to the underlying stock grant. The compensation committee may specify performance objectives that, if achieved, will result in termination or early termination of the restrictions applicable to a stock grant.

Stock Unit Grants. A stock unit grant is a contractual right to receive a payment of cash based on the fair market value of the number of shares of stock described in the grant rather than the issuance of the number of shares of stock described in the grant. Currently, at the discretion of the compensation committee, a stock unit grant may be subject to satisfaction of one or more employment, performance or other forfeiture conditions prior to payment (including performance goals qualifying the grant as “performance-based compensation” under Section 162(m) of the Code) that subject the grant to a risk of forfeiture for a period determined by the compensation committee.

Stock unit grants will be made subject to at least one condition related to one, or more than one, performance goal based on the performance goals described below, which seems likely to result in the stock unit grant qualifying as “performance-based compensation” under Section 162(m) of the Code. Alternatively, stock unit grants could be made under such other circumstances as the compensation committee deems likely to result in an income tax deduction for our company with respect to the applicable stock unit grant.

The compensation committee may specify performance objectives that, if achieved, will result in termination or early termination of the restrictions applicable to a stock unit grant. Payment by us upon exercise of a stock unit grant will be made in cash.

Cash Bonus Incentives. If the Stock Plan Amendment is adopted and approved, the compensation committee could grant cash bonus incentives as an alternative to stock grants or stock unit grant. Like the stock grants and stock unit grants, the cash bonus incentives would be subject to at least one condition related to one, or more than one, performance goal based on the performance goals described below, which seems likely to result in cash bonus incentive qualifying as “performance-based compensation” under Section 162(m) of the Code. Alternatively, cash bonus incentives could be made under such other circumstances as the compensation committee deems likely to result in an income tax deduction for our company with respect to the applicable cash bonus incentive.

Performance Goals. Currently, a performance goal is described in the 2004 Incentive Stock Plan as a goal that relates to (1) our company’s return over capital costs or increases in return over capital costs, (2) our company’s safety record, (3) our company’s customer satisfaction survey, (4) our company’s total earnings or the growth in such earnings, (5) our company’s consolidated earnings or the growth in such earnings, (6) our company’s earnings per share or the growth in such earnings, (7) our company’s net earnings or the growth in such earnings, (8) our company’s earnings before interest expense, taxes, depreciation, amortization and other non-cash items or the growth in such earnings, (9) our company’s earnings before interest and taxes or the growth in such earnings, (10) our company’s consolidated net income or the growth in such income, (11) the value of our Common Stock or the growth in such value, (12) our company’s stock price or the growth in such price, (13) the tons of paperboard produced or converted by our company, (14) our company’s return on assets or the growth on such return, (15) our company’s cash flow or the growth in such cash flow, (16) our company’s total shareholder return or the growth in such return, (17) our company’s expenses or the reduction of such expenses, (18) our company’s sales growth, (19) our company’s overhead ratios or changes in such ratios, (20) our company’s expense-to-sales ratios or the changes in such ratios, or (21) our company’s economic value added or changes in such value added. The performance goals for participants will (as the compensation committee deems appropriate) be based on criteria related to company-wide performance, division-specific performance (where the compensation committee can apply the business criteria on a division-specific basis), plant or facility-specific performance, department-specific performance, personal goal performance or any combination of the performance-based criteria.

If the Stock Plan Amendment is adopted and approved, the 2004 Incentive Stock Plan would also include performance goals that relate to (a) our company’s return on invested capital or increases in return on invested capital, (b) our company’s operating performance or operating performance improvement, (c) our company’s income or growth in income, (d) the weight or volume of paperboard or containerboard produced or converted by us, and (e) our company’s sales. If the Stock Plan Amendment is adopted and approved, the compensation committee could express any goal in alternatives, or in a range of alternatives, as the compensation committee deems appropriate or helpful, such as including or excluding (1) any acquisitions or dispositions, restructurings, discontinued operations, extraordinary items, and other unusual or non-recurring charges, (2) any event either not directly related to the operations of our company or not within the reasonable control of our management, or (3) the effects of tax or accounting changes in accordance with U.S. generally accepted accounting principles.

Non-transferability of Awards. Unless the compensation committee otherwise consents, (1) no award granted under the 2004 Incentive Stock Plan may be transferred by an employee or director other than by will or the laws of descent and distribution and (2) no such award may be exercised during an employee’s or director’s lifetime except by the employee or director.

Adjustments. In the event the shares of Common Stock are affected by any equity restructuring or change in capitalization of our company, including spin-offs, stock dividends or splits, large non-reoccurring dividends or rights offerings, or any merger, consolidation, acquisition of property or stock, separation, reorganization, liquidation or other transaction described in Section 424(a) of the Code that does not constitute a change in control, the compensation committee will adjust the aggregate number and class of shares which may be distributed under the 2004 Incentive Stock Plan, the annual grant caps described above, and the number, class and price of shares subject to outstanding awards granted under the plan, as it deems reasonable and equitable to maintain the aggregate intrinsic value of the outstanding grants immediately before any such transaction.

Change in Control. In the event of a change in control, as defined in the 2004 Incentive Stock Plan, any conditions to the exercise of outstanding stock options and stock appreciation rights and any issuance and forfeiture conditions on outstanding stock grants and stock unit grants will be deemed satisfied, and, in such event, our board of directors under certain circumstances has the right to cancel such options, stock appreciation rights, stock grants and stock unit grants after providing each employee and director a reasonable period to exercise his or her options and stock appreciation rights and to take such action as necessary to receive the shares subject to any stock grant and the cash or shares subject to any stock unit grant. Any issuance or forfeiture condition related to satisfying a performance goal that includes a target shall be deemed satisfied only to the extent of the target if it has not been exceeded before the date of the change in control or, if so exceeded, only to the extent that the target has been exceeded.

Amendment and Termination. Our board of directors generally may amend the 2004 Incentive Stock Plan, or any portion thereof, at any time; provided that no amendment may be made (1) without shareholder approval to the extent approval is required under applicable law and (2) after the date of any change in control that might adversely affect any rights that would otherwise vest. The compensation committee may not take any action, whether through amendment, cancellation, replacement grants or other means, to reduce the exercise price of any outstanding options or stock appreciation rights without the approval of our shareholders. Our board of directors also may suspend the granting of awards under the 2004 Incentive Stock Plan and terminate the plan at any time; provided, however, our board may not modify or cancel any award made before the suspension or termination unless (a) the employee or director consents in writing to the modification or cancellation, or (b) the modification or cancellation is provided for under the plan in connection with a dissolution or liquidation of our company or a corporate transaction described in the plan with respect to an adjustment or a change in control (see “Adjustments” and “Change in Control” above). Unless earlier terminated as provided above, no grants shall be made under the 2004 Incentive Stock Plan on or after the earlier of (1) 10 years from the date on which the plan was adopted by our shareholders (in which event the plan shall terminate after all outstanding awards have been exercised, are no longer exercisable, have been forfeited or have become non-forfeitable) and (2) all shares of Common Stock reserved for issuance under the plan have been issued or are no longer available for use under the plan (in which event the plan shall terminate).

Estimate of Benefits

Because the 2004 Incentive Stock Plan is discretionary and may be subject to satisfaction of one or more conditions, including our financial performance, it is not possible to determine or to estimate the benefits or amounts that will be received in the future by individual employees or groups of employees under the plan.

The following table sets forth the shares and options granted under the 2004 Incentive Stock Plan to the named executive officers, to the directors, and to the executive officers and other employees eligible to participate in the 2004 Incentive Stock Plan as a group during fiscal 2008.

Name and Position	Dollar Value of Benefits in Fiscal 2008(1)	Number of Shares of Restricted Stock Granted in Fiscal 2008	Number of Stock Options Granted in Fiscal 2008
James A. Rubright	$2,700,252	63,000	77,000
Chairman and Chief Executive Officer

Steven C. Voorhees	$771,501	18,000	22,000
Executive Vice President, Chief Financial Officer and Chief Administrative Officer

David D. Dreibelbis	$771,501	18,000	22,000
Former Executive Vice President and General Manager, Paperboard Division

James E. Einstein	$200,790	6,900	0
Executive Vice President and General Manager, Alliance Display

Michael E. Kiepura	$1,014,025	18,000	42,000
Executive Vice President

Robert B. McIntosh	$540,977	12,600	15,500
Senior Vice President, General Counsel and Secretary

All current executive officers as a group (7 persons)	$6,241,569	136,500	198,500

All current directors who are not executive officers as a group (11 persons)	$910,439	30,750	7,000

All employees eligible for grants, including all current officers who are not executive officers, as a group (44 persons)	$4,108,267	87,375	152,234

(1)	The dollar amounts shown in this column are calculated in accordance with SFAS 123(R). The SFAS 123(R) fair value per share of grants of restricted stock with a market condition and service condition was valued using a Monte Carlo simulation. For all other grants of restricted stock, the SFAS 123(R) fair value per share is equal to the closing sale price of our Common Stock on the NYSE on the date of grant (i.e., $29.10 on March 19, 2008). For stock options, the SFAS 123(R) fair value per share is based on certain assumptions which we explain in Note 15 to our financial statements which are included in our annual report on Form 10-K for the fiscal year ended September 20, 2008. We disclose such expense ratably over the vesting period but without reduction for assumed forfeitures (as we do for financial reporting purposes).

Vesting and Performance Criteria of Restricted Stock Grants and Stock Options

Shares of restricted stock granted and stock options granted under the 2004 Incentive Stock Plan are subject to the satisfaction of certain service conditions, and in some cases, performance or market conditions as well in order to vest. These shares will be deemed issued and have voting or dividend rights prior to the dates that they vest if and when the applicable performance or market conditions have been met.

In fiscal 2006, we granted 580,500 shares of restricted stock, subject to the satisfaction of performance or market conditions. The number of shares of restricted stock that were issued in fiscal 2006, without being subject to performance or market conditions, or that were issued upon the occurrence of an applicable performance or market condition, was 469,503 shares.

In fiscal 2007, we granted 153,000 shares of restricted stock, subject to the satisfaction of performance or market conditions. The number of shares of restricted stock that were issued, without being subject to performance or market conditions, or that were issued upon the occurrence of an applicable performance or market condition during fiscal 2007, was 165,497 shares.

In fiscal 2008, we granted 229,625 shares of restricted stock, subject to the satisfaction of performance or market conditions. The number of shares of restricted stock that were issued in fiscal 2008 without being subject to performance or market conditions was 25,000 shares. No shares were issued in fiscal 2008 upon the occurrence of a performance or market condition.

Federal Income Tax Consequences

The following discussion outlines generally the federal income tax consequences applicable to awards granted under the 2004 Incentive Stock Plan. Individual circumstances may cause these results to vary. The federal income tax law and regulations are frequently amended, and each plan participant should rely on his or her own tax counsel for advice regarding federal income tax treatment under the 2004 Incentive Stock Plan.

Nonqualified Stock Options. The recipient of a nonqualified stock option under the 2004 Incentive Stock Plan is not subject to any federal income tax upon the grant of the option nor does the grant of the option result in an income tax deduction for us. Upon the exercise of a nonqualified stock option, a recipient will recognize ordinary income in an amount equal to the excess, if any, of the fair market value of the shares transferred to the recipient upon exercise over the exercise price. The fair market value generally will be determined on the date the shares are transferred pursuant to the exercise. However, if the recipient is subject to Section 16(b) of the Exchange Act, the date on which the fair market value of the shares transferred will be determined may be delayed for up to six months after the “purchase” (although there is a U.S. Tax Court case that holds that the “purchase” occurs on the date of the grant). Alternatively, if the recipient is subject to Section 16(b) of the Exchange Act and makes a timely election under Section 83(b) of the Code, the fair market value will be determined on the date the shares are transferred pursuant to the exercise without regard to the effect of Section 16(b) of the Exchange Act. The recipient will recognize ordinary income in the year in which the fair market value of the shares transferred is determined.

Depending on the period the shares are held after exercise, the sale or other taxable disposition of shares acquired through the exercise of a nonqualified stock option generally will result in a short-term or long-term capital gain or loss equal to the difference between the amount realized on disposition and the fair market value of the shares when the nonqualified stock option was exercised.

Special rules not discussed above apply to a recipient who exercises a nonqualified stock option by paying the exercise price, in whole or in part, by the transfer of shares to us.

Incentive Stock Options. An employee is not subject to any federal income tax upon the grant of an incentive stock option pursuant to the 2004 Incentive Stock Plan, nor does the grant of an incentive stock option result in an income tax deduction for us. Further, an employee will not recognize income for federal income tax purposes and we normally will not be entitled to any federal income tax deduction as a result of the exercise of an incentive stock option and the related transfer of shares to the employee. However, the excess of the fair market value of the shares transferred upon the exercise of the incentive stock option over the exercise price for such shares generally will constitute an item of alternative minimum tax adjustment to the employee for the year in which the option is exercised. Thus, certain employees may increase their federal income tax liability as a result of the exercise of an incentive stock option under the alternative minimum tax rules of the Code.

If the shares transferred pursuant to the exercise of an incentive stock option are disposed of within two years from the date the option is granted or within one year from the date the option is exercised, the employee generally will recognize ordinary income equal to the lesser of (1) the gain realized (i.e., the excess of the amount realized on the disposition over the exercise price) or (2) the excess of the fair market value of the shares transferred upon exercise over the exercise price for such shares. The balance, if any, of the employee’s gain over the amount treated as ordinary income on disposition generally will be treated as short-term or long-term capital gain depending upon whether the holding period applicable to long-term capital assets is satisfied.

If the shares transferred upon the exercise of an incentive stock option are disposed of after the holding periods have been satisfied, that disposition generally will result in a long-term capital gain or loss treatment with respect to the difference between the amount realized on the disposition and the exercise price. We will not be entitled to a federal income tax deduction as a result of a disposition of the shares after these holding periods have been satisfied.

Special rules not discussed above apply to an employee who exercises an incentive stock option by paying the exercise price, in whole or in part, by the transfer of shares to us.

Stock Appreciation Rights. The grant of a stock appreciation right under the 2004 Incentive Stock Plan ordinarily will not result in taxable income to a recipient or a federal income tax deduction to us. Upon exercise of a stock appreciation right, the recipient will recognize ordinary income in an amount equal to the cash or the fair market value of the shares received by the recipient. If a recipient allows a stock appreciation right to expire, other than as a result of exercise of a related stock option, the Internal Revenue Service may contend that the recipient has ordinary income in the year of expiration equal to the amount of cash or the fair market value of the shares that the recipient would have received if he or she had exercised the stock appreciation right immediately before it expired.

Stock Grants. A recipient of a stock grant under the 2004 Incentive Stock Plan generally will be subject to tax at ordinary income rates on the fair market value of the shares subject to the grant (reduced by any amount paid by the recipient) at such time as the shares are no longer subject to a substantial risk of forfeiture or are freely transferable for purposes of Section 83 of the Code. However, a recipient who elects under Section 83(b) of the Code within 30 days of the date of issuance of the stock grant will recognize ordinary income on the date of issuance of the stock grant equal to the excess of the fair market value of the shares subject to the grant on the issuance date (determined without regard to the risk of forfeiture or restrictions on transfer) over any purchase price paid for the shares. If a recipient makes a Section 83(b) election, the recipient will recognize no additional taxable income at the time the shares are no longer subject to a substantial risk of forfeiture or are freely transferable. However, if shares with respect to which a Section 83(b) election is made are later forfeited, no tax deduction is allowable to the recipient for the forfeited shares.

If a Section 83(b) election has not been made, any dividends received with respect to a stock grant that is subject at that time to a risk of forfeiture and not freely transferable generally will be treated as compensation that is taxable as ordinary income to the recipient.

Stock Unit Grants. The taxation of a stock unit grant will be governed by the same section of the Code which governs the taxation of non-qualified deferred compensation, which is Section 409A. Under Section 409A any payment due under a stock unit grant will be subject to taxation at ordinary income rates plus an additional 20% (and possible penalties and interest) when the recipient’s right to receive the payment is no longer subject to a substantial risk of forfeiture (within the meaning of Section 409A) unless the payment is made at the time the recipient’s right to the payment is no longer subject to a substantial risk of forfeiture or the payment can only be made upon the occurrence of an event which is a permissible payment event under Section 409A. The list of permissible payment events includes a “separation from service”, a “change in control” or a “disability” (each as defined in Section 409A) and death. If a recipient’s payment is not subject to the additional 20% tax (and possible penalties and interest) under Section 409A, the recipient will recognize ordinary income (taxable at ordinary income tax rates) in the amount of the cash payment made pursuant to the terms of the stock unit grant.

Cash Bonus Incentives. The taxation of a cash bonus incentive will be governed by the same section of the Code which governs the taxation of non-qualified deferred compensation, which is Section 409A. Under Section 409A any payment due under a cash bonus incentive will be subject to taxation at ordinary income rates plus an additional 20% (and possible penalties and interest) when the recipient’s right to receive the payment is no longer subject to a substantial risk of forfeiture (within the meaning of Section 409A) unless the payment is made at the time the recipient’s right to receive the payment is no longer subject to a substantial risk of forfeiture or the payment can only be made upon the occurrence of an event which is a permissible payment event under Section 409A. The list of permissible payment events includes a “separation from service”, a “change in control” or a “disability” (each as defined in Section 409A) and death. If a recipient’s payment is not subject to the additional 20% tax (and possible penalties and interest) under Section 409A, the recipient will recognize ordinary income (taxable at ordinary income tax rates) in the amount of the cash payment made pursuant to the terms of the cash bonus incentive.

Company Deduction. To the extent that a plan participant recognizes ordinary income in connection with an award, we or the subsidiary or affiliate for which the participant performs services should be entitled to a corresponding deduction, provided that applicable reporting requirements are met and the income is not an “excess parachute payment” within the meaning of Section 280G of the Code and is not disallowed by the $1 million limitation on certain executive compensation under Section 162(m) of the Code.

Recommendation of the Board of Directors

The board of directors recommends a vote FOR the adoption and approval of the Stock Plan Amendment. Proxies returned without instructions (other than broker non-votes) will be voted FOR the adoption and approval of the Stock Plan Amendment.

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED

PUBLIC ACCOUNTING FIRM

ITEM 3

The audit committee of the board of directors selected Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending September 30, 2009. Although we are not required to submit this matter to you, the board of directors believes that it is good corporate governance to do so. This proposal asks you to ratify this selection. If the appointment of Ernst & Young is not ratified by you, the audit committee will reconsider the appointment. Representatives of Ernst & Young are expected to be present at the annual meeting. They will have the opportunity to make a statement if they so desire, and they will be available to respond to appropriate questions that you may have.

Pursuant to the rules and regulations of the SEC, the audit committee has the direct responsibility to appoint, retain, fix the compensation and oversee the work of our independent registered public accounting firm. Consequently, the audit committee will consider the results of the shareholder vote on ratification but will exercise its judgment, consistent with its primary responsibility, on the appointment and retention of our independent public registered accounting firm, and the appointment of Ernst & Young will be subject to the audit committee and Ernst & Young reaching agreement on satisfactory terms of the appointment.

Recommendation of the Board of Directors

The board of directors recommends a vote FOR the ratification of the appointment of Ernst & Young LLP as the independent registered public accounting firm of the company. Proxies returned without instructions will be voted FOR the ratification of the E&Y Appointment.

OTHER MATTERS

The board of directors knows of no other matters that will be brought before the annual meeting. If other matters are introduced, the persons named in the proxy as the proxy holders will vote on such matters in their discretion.

ADDITIONAL INFORMATION

Section 16 (a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires that our officers and directors and persons who beneficially own more than 10% of our Common Stock file with the SEC certain reports, and to furnish copies thereof to us, with respect to each such person’s beneficial ownership of our equity securities. Based solely upon a review of the copies of the reports furnished to us and certain representations of these persons, all of these persons timely complied with the applicable reporting requirements except as follows:

The following officers filed late reports on Form 4 on March 26, 2008 to report the receipt of grants of stock options from us on March 19, 2008: Messrs. Rubright, Voorhees, Dreibelbis, Kiepura, McIntosh, Russell Currey and Meadows. Mr. Russell Currey also filed a report on Form 5 to address the failure to file a report on Form 4 with respect to his sale of 9,973 shares of Common Stock on August 11, 2008. Mr. Hopkins filed a report on Form 5 to address the failure to file a report on Form 4 with respect to his sale of 10,000 shares of Common Stock on September 30, 2008.

Annual Report on Form 10-K

We will provide without charge, at the written request of any shareholder of record as of November 28, 2008, a copy of our annual report on Form 10-K, including the financial statements and financial statement schedule, as filed with the SEC, excluding exhibits. We will provide copies of the exhibits to eligible shareholders making such a request. We may impose a reasonable fee for providing the exhibits. Requests for copies of our annual report on Form 10-K should be mailed to: Rock-Tenn Company, 504 Thrasher Street, Norcross, Georgia 30071, Attention: Corporate Secretary. You may also access a copy of our annual report via the Internet by visiting our website located at www.rocktenn.com.

Shareholder Nominations for Election of Directors

Under our bylaws, only persons nominated in accordance with certain procedures will be eligible for election as directors. Shareholders are entitled to nominate persons for election to the board of directors only if (1) the shareholder is otherwise entitled to vote generally in the election of directors, (2) the shareholder sends timely notice of the nomination in writing to our Corporate Secretary and (3) the shareholder is a shareholder of record at the time of giving notice and at the time of the meeting.

All proposals should be addressed to Rock-Tenn Company, 504 Thrasher Street, Norcross, Georgia 30071, Attention: Corporate Secretary. To be timely, a shareholder’s notice must be delivered to our Corporate Secretary at our principal executive offices not less than 90 days and no more than 120 days before the first anniversary of the preceding year’s annual meeting of shareholders; provided, however, that if the annual meeting is not scheduled to be held within a period that commences thirty (30) days before that anniversary date and ends thirty (30) days after that anniversary date, the shareholder’s notice must be delivered by the later of (a) the tenth day following the day of the public announcement of the date of the annual meeting or (b) the date which is ninety (90) days before the date of the annual meeting. Accordingly, shareholders must submit nominations no earlier than the close of business on October 2, 2009, and no later than the close of business on November 1, 2009.

Only in the case of an annual meeting, if the number of directors to be elected to the Board of Directors is increased and there is no public announcement naming all of the nominees for director or specifying the size of the increased Board of Directors made by the us at least one hundred (100) days before the first anniversary of the preceding year’s annual meeting, a shareholder’s notice will also be considered timely, but only with respect to nominees for any new positions created by such increase, if it is delivered to our Corporate Secretary not later than the close of business on the tenth day following the public announcement.

The shareholder’s notice must set forth for each person to be nominated for election as a director all of the following:

•

All information that is required to be disclosed in connection with the solicitation of proxies for the election of directors pursuant to Regulation 14 under the Exchange Act or any other proxy rules promulgated by the SEC.

•	The signed consent of the proposed nominee to serve as a director if elected.

•	The name, age and business address and residence address of the proposed nominee.

•	The principal occupation or employment of the nominee.

•

The class or series and number of shares of capital stock of our company which are directly or indirectly owned beneficially or of record by the nominee and the date such shares were acquired and the investment intent of such acquisition.

•	The total number of shares of Common Stock that such shareholder believes will be voted for the proposed nominee.

The shareholder’s notice must also set forth, with respect to the shareholder giving such notice, all of the following:

•

A representation that the shareholder is a holder of record of Common Stock entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the proposed nominee.

•	The name and address of the shareholder, as they appear on our company’s books.

•	The residence, name and address (if different from the company’s books) of the shareholder proposing such business, and the name and address of any Shareholder Associated Person.

•

The class and number of shares of Common Stock which are directly or indirectly held of record or beneficially owned by the shareholder or by any Shareholder Associated Person with respect to our securities, a description of any Derivative Positions directly or indirectly held or beneficially held by the shareholder or any Shareholder Associated Person, and whether and the extent to which a Hedging Transaction has been entered into by or on behalf of such shareholder or any Shareholder Associated Person.

•	How long such shareholder or any Shareholder Associated Person has beneficially owned (or otherwise had an interest in) such shares.

•

A description of all arrangements or understandings (including financial transactions and direct or indirect compensation) between such shareholder or any Shareholder Associated Person and each proposed nominee and any other person or entity (including their names) pursuant to which the nomination(s) are to be made by such shareholder.

•

Any other information relating to such shareholder or any Shareholder Associated Person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies pursuant to Section 14 of the Exchange Act.

•

A representation as to whether such shareholder or any Shareholder Associated Person intends to deliver a proxy statement or form of proxy to the holders of a sufficient number of outstanding shares of our Common Stock to elect such nominee or otherwise to solicit proxies from shareholders in support of the nomination.

In addition, any shareholder who submits a nomination pursuant to these provisions is required to update and supplement the information disclosed in such notice, if necessary, in accordance with our bylaws.

We may require any proposed nominee to furnish such other information as may reasonably be required by us to determine the eligibility of such proposed nominee to serve as a director. Any capitalized terms used, but not defined herein, have the meanings given to those terms in our bylaws.

Shareholder Proposals

Bylaw Provisions. In accordance with our bylaws, a shareholder who desires to present a proposal (other than nominations of persons for election to the Board of Directors, which must be made in compliance with the procedures described above) for consideration at our 2010 annual meeting of shareholders must deliver the proposal in proper written form to our Corporate Secretary at our principal executive office not less than ninety (90) days and not more than one hundred twenty (120) days prior to the first anniversary of the preceding year’s annual meeting of shareholders; therefore, the proposal must be delivered no earlier than the close of business October 2, 2009, and no later than the close of business on November 1, 2009. If the annual meeting is not scheduled to be held within a period that commences thirty (30) days before such anniversary date and ends thirty (30) days after such anniversary date, such shareholder’s notice must be delivered by the later of (a) the tenth day following the day of the Public Announcement of the date of the annual meeting or (b) the date which is ninety (90) days prior to the date of the annual meeting.

To be in proper written form, a shareholder’s notice to the Corporate Secretary relating to any such proposal must set forth as to each matter of business the shareholder proposes to bring before the annual meeting:

•

A brief description of the business desired to be brought before the annual meeting (including the specific text of any resolutions or actions proposed for consideration and if such business includes a proposal to amend our articles of incorporation or bylaws, the specific language of the proposed amendment) and the reasons for conducting such business at the annual meeting.

•

The name and address, as they appear on our company’s books, the residence name and address (if different from our company’s books), of the shareholder proposing such business, and the name and address of any Shareholder Associated Person.

•

The class and number of shares of Common Stock which are directly or indirectly held of record or beneficially owned by the shareholder or by any Shareholder Associated Person with respect to our securities, a description of any Derivative Positions directly or indirectly held or beneficially held by the shareholder or any Shareholder Associated Person, and whether and the extent to which a Hedging Transaction has been entered into by or on behalf of such shareholder or any Shareholder Associated Person.

•

A description of all arrangements or understandings between the shareholder or any Shareholder Associated Person or such other person or entity (including their names) in connection with the proposal of such business by the shareholder and any material interest of the shareholder, any Shareholder Associated Person or any other person or entity in such business.

•	A representation that such shareholder intends to appear in person or by proxy at the annual meeting to bring such business before the meeting.

•

A representation as to whether such shareholder or any Shareholder Associated Person intends to deliver a proxy statement or form of proxy to holders of at least the percentage of outstanding shares of our Common Stock required to approve the proposal or otherwise to solicit proxies from shareholders in support of the proposal.

In addition, any shareholder who submits a proposal pursuant to these provisions is required to update and supplement the information disclosed in such notice, if necessary, in accordance with our bylaws. Proposals should be addressed to Rock-Tenn Company, 504 Thrasher Street, Norcross, GA 30071, Attention: Corporate Secretary. Any capitalized terms used, but not defined herein, have the meanings given to those terms in our bylaws.

Inclusion in Next Year’s Proxy Statement. Notwithstanding the bylaw provisions, a shareholder who desires to have his or her proposal included in next year’s proxy statement must deliver the proposal to our principal executive offices (at the address noted above) no later than the close of business on August 19, 2009.

Expenses of Solicitation

We will bear the cost of solicitation of proxies by the board of directors in connection with the annual meeting. We will reimburse brokers, fiduciaries and custodians for reasonable expenses incurred by them in forwarding proxy materials to beneficial owners of Common Stock held in their names.

By Order of the Board of Directors

Robert B. McIntosh
Secretary

Our Annual Report to Shareholders for fiscal 2008, which includes audited financial statements, accompanies this proxy statement. The Annual Report does not form any part of the material for the solicitation of proxies.

Appendix A

000004		000000000.000000 ext	000000000.000000 ext
MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6		000000000.000000 ext	000000000.000000 ext
		000000000.000000 ext	000000000.000000 ext
Electronic Voting Instructions
You can vote by Internet or telephone!
Available 24 hours a day, 7 days a week!
Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Eastern Time, on January 30, 2009.

Vote by Internet • Log on to the Internet and go to www.envisionreports.com/RKT • Follow the steps outlined on the secured website.

Vote by telephone

  • Call toll free 1-800-652-VOTE (8683) within the United States, Canada & Puerto Rico any time on a touch tone telephone. There is NO CHARGE to you for the call.

  • Follow the instructions provided by the recorded message.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A	Proposals — The Board of Directors recommends a vote FOR all the nominees listed in Proposal 1 and FOR Proposals 2 and 3.

1. To elect four Directors:	For	Withhold		For	Withhold		For	Withhold		+
01 - John D. Hopkins	☐	☐	02 - James A. Rubright	☐	☐	03 - Bettina M. Whyte	☐	☐

04 - James E. Young	☐	☐
								For	Against	Abstain

2.   To adopt and approve an amendment to the Rock-Tenn Company 2004 Incentive Stock Plan to increase by 1,200,000 the number of shares of Rock-Tenn Company Class A Common Stock available for equity awards under the plan, to add to the plan cash bonus incentives as awards that can be granted as alternatives to stock grants or stock unit grants, and to add additional performance goals to the plan that can be used as conditions to performance-based compensation awards granted pursuant to the plan.

								☐	☐	☐

3. To ratify the appointment of Ernst & Young LLP to serve as the independent registered public accounting firm of Rock-Tenn Company.								☐	☐	☐

4. To transact any other business that properly comes before the annual meeting or any adjournment of the annual meeting.

B	Non-Voting Items
Change of Address — Please print new address below.

C	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please be sure to sign and date the proxy. Please sign exactly as your name or names appear hereon. For more than one owner, each should sign. When signing in a fiduciary or representative capacity, please give full title. If a corporation submits this proxy, it should be executed in the full corporate name by a duly authorized officer; if a partnership, please have it signed in partnership name by an authorized person.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.

/ /

C 1234567890 J N T	MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND	+

1 U P X 0 2 0 0 0 0 1

<STOCK#>	00Z90H

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy — ROCK-TENN COMPANY

PROXY FOR CLASS A COMMON STOCK

PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR THE

ANNUAL MEETING OF SHAREHOLDERS ON JANUARY 30, 2009

The undersigned hereby appoints James A. Rubright and Steven C. Voorhees and each of them, proxies, with full power of substitution and resubstitution, for and in the name of the undersigned, to vote all shares of Class A Common Stock of Rock-Tenn Company that the undersigned would be entitled to vote if personally present at the annual meeting of shareholders to be held on January 30, 2009, at 9:00 a.m., local time, at the Northeast Atlanta Hilton at Peachtree Corners, 5993 Peachtree Industrial Boulevard, Norcross, Georgia 30092, or at any adjournment thereof, upon the matters described in the accompanying Notice of Annual Meeting of Shareholders and proxy statement, receipt of which is hereby acknowledged, and upon any other business that may properly come before the annual meeting or any adjournment thereof. Said proxies are directed to vote on the matters described in the Notice of Annual Meeting of Shareholders and proxy statement as follows, and otherwise in their discretion upon such other business as may properly come before the meeting or any adjournment thereof.

Unless you are voting via the Internet or by telephone, please complete, date and sign this proxy and return it promptly in the enclosed envelope, whether or not you plan to attend the annual meeting on January 30, 2009. If you attend the annual meeting, you may vote in person if you wish, even if you have previously returned your proxy or voted via the Internet or by telephone.

THIS PROXY WILL BE VOTED AS DIRECTED, OR, IF NO DIRECTION IS INDICATED, WILL BE VOTED FOR ALL OF THE NOMINEES LISTED IN PROPOSAL 1 AND FOR PROPOSALS 2 AND 3 AND IN THE DISCRETION OF THE PROXY HOLDERS WITH RESPECT TO ANY OTHER MATTER.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

Proxy card must be signed and dated on the reverse side.

(Continued on other side)

Appendix B

ROCK-TENN COMPANY

2004 INCENTIVE STOCK PLAN

§ 4. EFFECTIVE DATE		6

§ 5. COMMITTEE		6

§ 6. ELIGIBILITY		6

§ 7. OPTIONS		6

7.1	Committee Action	6
7.2	$100,000 Limit	7
7.3	Option Price	7
7.4	Payment	7
7.5	Exercise	8

§ 8. STOCK APPRECIATION RIGHTS		8

8.1	Committee Action	8
8.2	Terms and Conditions	8
8.3	Exercise	9

§ 9. STOCK GRANTS		10

9.1	Committee Action	10
9.2	Conditions	10
9.3	Dividends, Voting Rights and Creditor Status	11
9.4	Satisfaction of Forfeiture Conditions.	12
9.5	Income Tax Deduction	12

§ 10. NON-TRANSFERABILITY		14

§ 11. SECURITIES REGISTRATION		14

§ 12. LIFE OF PLAN		15

§ 13. ADJUSTMENT		15

13.1	Capital Structure	15
13.2	Available Shares	15
13.3	Transactions Described in § 424 of the Code	16
13.4	Fractional Shares	16

§ 14. CHANGE IN CONTROL		17

§ 15. AMENDMENT OR TERMINATION		17

§ 16. MISCELLANEOUS		17

16.1	Shareholder Rights	17
16.2	No Contract of Employment	18
16.3	Withholding	18
16.4	Construction	18

-ii-

16.5	Other Conditions	18
16.6	Rule 16b-3	18
16.7	Coordination with Employment Agreements and Other Agreements	19

-iii-

§ 1.

BACKGROUND AND PURPOSE

The purpose of this Plan is to promote the interest of the Company by authorizing the Committee to grant Options and Stock Appreciation Rights and to make Stock Grants and Stock Unit Grants to Eligible Employees and Directors in order (1) to attract and retain Eligible Employees and Directors, (2) to provide an additional incentive to each Eligible Employee or Director to work to increase the value of Stock and (3) to provide each Eligible Employee or Director with a stake in the future of the Company which corresponds to the stake of each of the Company’s shareholders.

§ 2.

DEFINITIONS

2.1 Affiliate — means any organization (other than a Subsidiary) that would be treated as under common control with the Company under § 414(c) of the Code if “50 percent” were substituted for “80 percent” in the income tax regulations under § 414(c) of the Code.

2.2 Board — means the Board of Directors of the Company.

2.3 Change Effective Date — means either the date which includes the “closing” of the transaction which makes a Change in Control effective if the Change in Control is made effective through a transaction which has a “closing” or the date a Change in Control is reported in accordance with applicable law as effective to the Securities and Exchange Commission if the Change in Control is made effective other than through a transaction which has a “closing”.

2.4 Change in Control — means a change in control of the Company of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the 1934 Act as in effect at the time of such “change in control”, provided that such a change in control shall be deemed to have occurred at such time as

(a)	any “person” (as that term is used in Sections 13(d) and 14(d)(2) of the 1934 Act), is or becomes the beneficial owner (as defined in Rule 13d-3 under the 1934 Act) directly or indirectly, of securities representing 20% or more of the combined voting power for election of directors of the then outstanding securities of the Company or any successor to the Company;

(b)	during any period of two consecutive years or less, individuals who at the beginning of such period constitute the Board cease, for any reason, to constitute at least a majority of the Board, unless the election or nomination for election of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period;

(c)	the shareholders of the Company approve any reorganization, merger, consolidation or share exchange as a result of which the common stock of the Company shall be changed, converted or exchanged into or for securities of another corporation (other than a merger with a wholly-owned subsidiary of the Company) or any dissolution or liquidation of the Company or any sale or the disposition of 50% or more of the assets or business of the Company; or

(d)	the shareholders of the Company approve any reorganization, merger, consolidation or share exchange unless (A) the persons who were the beneficial owners of the outstanding shares of the common stock of the Company immediately before the consummation of such transaction beneficially own more than 50% of the outstanding shares of the common stock of the successor or survivor corporation in such transaction immediately following the consummation of such transaction and (B) the number of shares of the common stock of such successor or survivor corporation beneficially owned by the persons described in § 2.4(d)(A) immediately following the consummation of such transaction is beneficially owned by each such person in substantially the same proportion that each such person had beneficially owned shares of the Company common stock immediately before the consummation of such transaction, provided (C) the percentage described in § 2.4(d)(A) of the beneficially owned shares of the successor or survivor corporation and the number described in § 2.4 (d)(B) of the beneficially owned shares of the successor or survivor corporation shall be determined exclusively by reference to the shares of the successor or survivor corporation which result from the beneficial ownership of shares of common stock of the Company by the persons described in § 2.4(d)(A) immediately before the consummation of such transaction.

2.5 Code — means the Internal Revenue Code of 1986, as amended.

2.6 Committee — means a committee of the Board which shall have at least 2 members, each of whom shall be appointed by and shall serve at the pleasure of the Board and shall come within the definition of a “non-employee director” under Rule 16b-3 and an “outside director” under § 162(m) of the Code.

2.7 Company — means Rock-Tenn Company and any successor to Rock-Tenn Company.

2.8 Director — means any member of the Board who is not an employee of the Company or a Parent or Subsidiary or affiliate (as such term is defined in Rule 405 of the 1933 Act) of the Company.

2.9 Eligible Employee — means an employee of the Company or any Subsidiary or Parent or Affiliate to whom the Committee decides for reasons sufficient to the Committee to make a grant under this Plan.

2.10 Fair Market Value — means either (a) the closing price on any date for a share of Stock as reported by The Wall Street Journal or, if The Wall Street Journal no longer reports such closing price, such closing price as reported by a newspaper or trade journal selected by the Committee or, if no such closing price is available on such date, (b) such closing price as so reported in accordance with § 2.10(a) for the immediately preceding business day, or, if no newspaper or trade journal reports such closing price or if no such price quotation is available, (c) the price which the Committee acting in good faith determines through any reasonable valuation method that a share of Stock might change hands between a willing buyer and a willing seller, neither being under any compulsion to buy or to sell and both having reasonable knowledge of the relevant facts.

2.11 ISO — means an option granted under this Plan to purchase Stock which is intended to satisfy the requirements of § 422 of the Code.

2.12 1933 Act — means the Securities Act of 1933, as amended.

2.13 1934 Act — means the Securities Exchange Act of 1934, as amended.

2.14 Non-ISO — means an option granted under this Plan to purchase Stock which is intended to fail to satisfy the requirements of § 422 of the Code.

2.15 Option — means an ISO or a Non-ISO which is granted under § 7.

2.16 Option Certificate — means the certificate (whether in electronic or written form) which sets forth the terms and conditions of an Option granted under this Plan.

2.17 Option Price — means the price which shall be paid to purchase one share of Stock upon the exercise of an Option granted under this Plan.

2.18 Parent — means any corporation which is a parent corporation (within the meaning of § 424(e) of the Code) of the Company.

2.19 Plan — means this Rock-Tenn Company 2004 Incentive Stock Plan as effective as of the date approved by the shareholders of the Company and as amended from time to time thereafter.

2.20 Preexisting Plan — means the following plan, as such plan has been amended from time to time up to the date this Plan is effective: the 2000 Rock-Tenn Company Incentive Stock Plan.

2.21 Rule 16b-3 — means the exemption under Rule 16b-3 to Section 16(b) of the 1934 Act or any successor to such rule.

2.22 SAR Value — means the value assigned by the Committee to a share of Stock in connection with the grant of a Stock Appreciation Right under § 8.

2.23 Stock — means the Class A common stock of the Company.

2.24 Stock Appreciation Right — means a right which is granted under § 8 to receive the appreciation in a share of Stock.

2.25 Stock Appreciation Right Certificate — means the certificate (whether in electronic or written form) which sets forth the terms and conditions of a Stock Appreciation Right which is not granted as part of an Option.

2.26 Stock Grant — means a grant under § 9 which is designed to result in the issuance of the number of shares of Stock described in such grant rather than a payment in cash based on the Fair Market Value of such shares of Stock.

2.27 Stock Grant Certificate — means the certificate (whether in electronic or written form) which sets forth the terms and conditions of a Stock Grant or a Stock Unit Grant.

2.28 Stock Unit Grant — means a grant under § 9 which is designed to result in the payment of cash based on the Fair Market Value of the number of shares of Stock described in such grant rather than the issuance of the number of shares of Stock described in such grant.

2.29 Subsidiary — means a corporation which is a subsidiary corporation (within the meaning of § 424(f) of the Code) of the Company.

2.30 Ten Percent Shareholder — means a person who owns (after taking into account the attribution rules of § 424(d) of the Code) more than ten percent of the total combined voting power of all classes of stock of either the Company, a Subsidiary or Parent.

§ 3.

SHARES AND GRANT LIMITS

3.1 Shares Reserved. There shall (subject to § 13) be reserved for issuance under this Plan (a) 2.0 million shares of Stock plus (b) the number of shares of Stock which would remain available for issuance under each Preexisting Plan if shares were issued on the effective date of this Plan sufficient to satisfy grants then outstanding under such plan plus (c) the number of shares of Stock subject to grants under any Preexisting Plan which are outstanding on the effective date of this Plan and which are forfeited or expire on or after such effective date in accordance with the terms of such grants; provided, however, (d) no more than the number of shares of Stock described in § 3.1(a) shall be issued in connection with the exercise of ISOs and (e) nothing in this Plan shall affect any grants under any Preexisting Plan which are outstanding on the effective date of this Plan until such time, if any, that any shares of Stock subject to such grants are forfeited or grants respecting any shares of Stock expire on or after such effective date in accordance with the terms of such grants.

3.2 Source of Shares. The shares of Stock described in § 3.1 shall be reserved to the extent that the Company deems appropriate from authorized but unissued shares of Stock and from shares of Stock which have been reacquired by the Company. All shares of Stock described in § 3.1 shall remain available for issuance under this Plan until issued pursuant to the exercise of an Option or a Stock Appreciation Right or issued pursuant to a Stock Grant, and any such shares of stock which are issued pursuant to an Option, a Stock Appreciation Right or a Stock Grant which are forfeited thereafter shall again become available for issuance under this Plan. Finally, if the Option Price under an Option is paid in whole or in part in shares of Stock or if shares of Stock are tendered to the Company in satisfaction of any condition to a Stock Grant, such shares thereafter shall become available for issuance under this Plan and shall be treated the same as any other shares available for issuance under this Plan.

3.3 Use of Proceeds. The proceeds which the Company receives from the sale of any shares of Stock under this Plan shall be used for general corporate purposes and shall be added to the general funds of the Company.

3.4 Grant Limits. No Eligible Employee or Director in any calendar year shall be granted an Option to purchase (subject to § 13) more than 500,000 shares of Stock or a Stock Appreciation Right based on the appreciation with respect to (subject to § 13) more than 500,000 shares of Stock, and no Stock Grant or Stock Unit Grant shall be made to any Eligible Employee or Director in any calendar year where the Fair Market Value of the Stock subject to such grant on the date of the grant exceeds $2,000,000. No more than 1,000,000 non-forfeitable shares of Stock shall (subject to § 13) be issued pursuant to Stock Grants under § 9.

3.5 Preexisting Plan. No grants shall be made under any Preexisting Plan on or after the date this Plan becomes effective.

§ 4.

EFFECTIVE DATE

The effective date of this Plan shall be the date the shareholders of the Company (acting at a duly called meeting of such shareholders) approve the adoption of this Plan.

§ 5.

COMMITTEE

This Plan shall be administered by the Committee. The Committee acting in its absolute discretion shall exercise such powers and take such action as expressly called for under this Plan and, further, the Committee shall have the power to interpret this Plan and (subject to § 14 and § 15 and Rule 16b-3) to take such other action in the administration and operation of this Plan as the Committee deems equitable under the circumstances, which action shall be binding on the Company, on each affected Eligible Employee or Director and on each other person directly or indirectly affected by such action. Furthermore, the Committee as a condition to making any grant under this Plan to any Eligible Employee or Director shall have the right to require him or her to execute an agreement which makes the Eligible Employee or Director subject to non-competition provisions and other restrictive covenants which run in favor of the Company.

§ 6.

ELIGIBILITY

Only Eligible Employees who are employed by the Company or a Subsidiary or Parent shall be eligible for the grant of ISOs under this Plan. All Eligible Employees and all Directors shall be eligible for the grant of Non-ISOs and Stock Appreciation Rights and for Stock Grants and Stock Unit Grants under this Plan.

§ 7.

OPTIONS

7.1 Committee Action. The Committee acting in its absolute discretion shall have the right to grant Options to Eligible Employees and to Directors under this Plan from time to time to purchase shares of Stock, but the Committee shall not (subject to § 13) take any action, whether through amendment, cancellation, replacement grants, or any other means, to reduce the Option Price of any outstanding Options absent the approval of the Company’s shareholders. Each grant of an Option to a Eligible Employee or Director shall be evidenced by an Option Certificate, and each Option Certificate shall set forth whether the Option is an ISO or a Non-ISO and shall set forth such other terms and conditions of such grant as the Committee acting in its absolute discretion deems consistent with the terms of this Plan; however, (a) if the Committee grants an ISO and a Non-ISO to a Eligible Employee on the same date, the right of the Eligible Employee to exercise the ISO shall not be conditioned on his or her failure to exercise the Non-ISO and (b) if the only condition to exercise of the Option is the completion of a period of service, such period of service shall be no less than the one (1) year period which starts on the date as of which the Option is granted unless the Committee determines that a shorter period of service (or no period of service) better serves the Company’s interest.

7.2 $100,000 Limit. No Option shall be treated as an ISO to the extent that the aggregate Fair Market Value of the Stock subject to the Option which would first become exercisable in any calendar year exceeds $100,000. Any such excess shall instead automatically be treated as a Non-ISO. The Committee shall interpret and administer the ISO limitation set forth in this § 7.2 in accordance with § 422(d) of the Code, and the Committee shall treat this § 7.2 as in effect only for those periods for which § 422(d) of the Code is in effect.

7.3 Option Price. The Option Price for each share of Stock subject to an Option shall be no less than the Fair Market Value of a share of Stock on the date the Option is granted; provided, however, if the Option is an ISO granted to an Eligible Employee who is a Ten Percent Shareholder, the Option Price for each share of Stock subject to such ISO shall be no less than 110% of the Fair Market Value of a share of Stock on the date such ISO is granted.

7.4 Payment. The Option Price shall be payable in full upon the exercise of any Option and, at the discretion of the Committee, an Option Certificate can provide for the payment of the Option Price either in cash, by check or in Stock which has been held for at least 6 months and which is acceptable to the Committee, or through any cashless exercise procedure which is effected by an unrelated broker through a sale of Stock in the open market and which is acceptable to the Committee, or in any combination of such forms of payment. Any payment made in Stock shall be treated as equal to the Fair Market Value of such Stock on the date the certificate for such Stock (or proper evidence of such certificate) is presented to the Committee or its delegate in such form as acceptable to the Committee.

7.5 Exercise.

(a)	Exercise Period. Each Option granted under this Plan shall be exercisable in whole or in part at such time or times as set forth in the related Option Certificate, but no Option Certificate shall make an Option exercisable on or after the earlier of

(1)	the date which is the fifth anniversary of the date the Option is granted, if the Option is an ISO and the Eligible Employee is a Ten Percent Shareholder on the date the Option is granted, or

(2)	the date which is the tenth anniversary of the date the Option is granted, if the Option is (a) a Non-ISO or (b) an ISO which is granted to an Eligible Employee who is not a Ten Percent Shareholder on the date the Option is granted.

(b)	Termination of Status as Eligible Employee or Director. Subject to § 7.5(a), an Option Certificate may provide for the exercise of an Option after an Eligible Employee’s or a Director’s status as such has terminated for any reason whatsoever, including death or disability.

§ 8.

STOCK APPRECIATION RIGHTS

8.1 Committee Action. The Committee acting in its absolute discretion shall have the right to grant Stock Appreciation Rights to Eligible Employees and to Directors under this Plan from time to time, and each Stock Appreciation Right grant shall be evidenced by a Stock Appreciation Right Certificate or, if such Stock Appreciation Right is granted as part of an Option, shall be evidenced by the Option Certificate for the related Option.

8.2 Terms and Conditions.

(a)

Stock Appreciation Right Certificate. If a Stock Appreciation Right is granted independent of an Option, such Stock Appreciation Right shall be evidenced by a Stock Appreciation Right Certificate, and such certificate shall set forth the number of shares of Stock on which the Eligible Employee’s or Director’s right to appreciation shall be based and the SAR Value of each share of Stock. Such SAR Value shall be no less than the Fair Market Value of a share of Stock on the date that the Stock Appreciation Right is granted. The Stock Appreciation Right Certificate shall set forth such other terms and conditions for the exercise of the Stock Appreciation Right as the Committee deems appropriate under the circumstances, but no Stock Appreciation Right Certificate shall make a Stock Appreciation Right exercisable on or after the date which is the tenth anniversary of the date such Stock Appreciation Right is granted.

(b)	Option Certificate. If a Stock Appreciation Right is granted together with an Option, such Stock Appreciation Right shall be evidenced by an Option Certificate, the number of shares of Stock on which the Eligible Employee’s or Director’s right to appreciation shall be based shall be the same as the number of shares of Stock subject to the related Option, and the SAR Value for each such share of Stock shall be no less than the Option Price under the related Option. Each such Option Certificate shall provide that the exercise of the Stock Appreciation Right with respect to any share of Stock shall cancel the Eligible Employee’s or Director’s right to exercise his or her Option with respect to such share and, conversely, that the exercise of the Option with respect to any share of Stock shall cancel the Eligible Employee’s or Director’s right to exercise his or her Stock Appreciation Right with respect to such share. A Stock Appreciation Right which is granted as part of an Option shall be exercisable only while the related Option is exercisable. The Option Certificate shall set forth such other terms and conditions for the exercise of the Stock Appreciation Right as the Committee deems appropriate under the circumstances.

(c)	Minimum Period of Service. If the only condition to exercise of a Stock Appreciation Right is the completion of a period of service, such period of service shall be no less than the one (1) year period which starts on the date as of which the Stock Appreciation Right is granted unless the Committee determines that a shorter period of service (or no period of service) better serves the Company’s interest.

8.3 Exercise. A Stock Appreciation Right shall be exercisable only when the Fair Market Value of a share of Stock on which the right to appreciation is based exceeds the SAR Value for such share, and the payment due on exercise shall be based on such excess with respect to the number of shares of Stock to which the exercise relates. An Eligible Employee or Director upon the exercise of his or her Stock Appreciation Right shall receive a payment from the Company in cash or in Stock issued under this Plan, or in a combination of cash and Stock, and the number of shares of Stock issued shall be based on the Fair Market Value of a share of Stock on the date the Stock Appreciation Right is exercised. The Committee acting in its absolute discretion shall have the right to determine the form and time of any payment under this § 8.3.

§ 9.

STOCK GRANTS

9.1 Committee Action. The Committee acting in its absolute discretion shall have the right to make Stock Grants and Stock Unit Grants to Eligible Employees and to Directors. Each Stock Grant and each Stock Unit Grant shall be evidenced by a Stock Grant Certificate, and each Stock Grant Certificate shall set forth the conditions, if any, under which Stock will be issued under the Stock Grant or cash will be paid under the Stock Unit Grant and the conditions under which the Eligible Employee’s or Director’s interest in any Stock which has been issued will become non-forfeitable.

9.2 Conditions.

(a)	Conditions to Issuance of Stock. The Committee acting in its absolute discretion may make the issuance of Stock under a Stock Grant subject to the satisfaction of one, or more than one, condition which the Committee deems appropriate under the circumstances for Eligible Employees or Directors generally or for an Eligible Employee or a Director in particular, and the related Stock Grant Certificate shall set forth each such condition and the deadline for satisfying each such condition. Stock subject to a Stock Grant shall be issued in the name of an Eligible Employee or Director only after each such condition, if any, has been timely satisfied, and any Stock which is so issued shall be held by the Company pending the satisfaction of the forfeiture conditions, if any, under § 9.2(b) for the related Stock Grant.

(b)

Conditions on Forfeiture of Stock or Cash Payment. The Committee acting in its absolute discretion may make any cash payment due under a Stock Unit Grant or Stock issued in the name of an Eligible Employee or Director under a Stock Grant non-forfeitable subject to the satisfaction of one, or more than one, objective employment, performance or other condition that the Committee acting in its absolute discretion deems appropriate under the circumstances for Eligible Employees or Directors generally or for an Eligible Employee or a Director in particular, and the related Stock Grant Certificate shall set forth each such condition, if any, and the deadline, if any, for satisfying each such condition. An Eligible Employee’s or a Director’s non-forfeitable interest in the shares of Stock underlying a Stock Grant or the cash payable under a Stock Unit Grant shall depend on the extent to which he or she timely satisfies each such condition. If a share of Stock is issued under this § 9.2(b) before a Eligible Employee’s or Director’s interest in such share of Stock is non-forfeitable, (1) such share of Stock shall not be available for re-issuance under § 3 until such time, if any, as such share of Stock thereafter is forfeited as a result of a failure to timely satisfy a forfeiture condition and (2) the Company shall have the right to condition any such issuance on the Eligible Employee or Director first signing an irrevocable stock power in favor of the Company with respect to the forfeitable shares of Stock issued to such Eligible Employee or Director in order for the Company to effect any forfeiture called for under the related Stock Grant Certificate.

(c)	Minimum Period of Service. If the only condition to the forfeiture of a Stock Grant or a Stock Unit Grant is the completion of a period of service, such period of service shall be no less than the three (3) year period which starts on the date as of which the Stock Grant or Stock Unit Grant is made unless the Committee determines that a shorter period of service (or no period of service) better serves the Company’s interest.

9.3 Dividends, Voting Rights and Creditor Status.

(a)	Cash Dividends. Except as otherwise set forth in a Stock Grant Certificate, if a dividend is paid in cash on a share of Stock after such Stock has been issued under a Stock Grant but before the first date that an Eligible Employee’s or a Director’s interest in such Stock (1) is forfeited completely or (2) becomes completely non-forfeitable, the Company shall pay such cash dividend directly to such Eligible Employee or Director.

(b)	Stock Dividends. If a dividend is paid on a share of Stock in Stock after such Stock has been issued under a Stock Grant but before the first date that an Eligible Employee’s or a Director’s interest in such Stock (1) is forfeited completely or (2) becomes completely non-forfeitable, the Company shall hold such dividend Stock subject to the same conditions under § 9.2(b) as the related Stock Grant.

(c)

Other. If a dividend (other than a dividend described in § 9.3(a) or § 9.3(b)) is paid with respect to a share of Stock after such Stock has been issued under a Stock Grant but before the first date that an Eligible Employee’s or a Director’s interest in such Stock (1) is forfeited completely or (2) becomes completely non-forfeitable, the Company shall distribute or hold such dividend in accordance with such rules as the Committee shall adopt with respect to each such dividend.

(d)	Voting. Except as otherwise set forth in a Stock Grant Certificate, an Eligible Employee or a Director shall have the right to vote the Stock issued under his or her Stock Grant during the period which comes after such Stock has been issued under a Stock Grant but before the first date that an Eligible Employee’s or Director’s interest in such Stock (1) is forfeited completely or (2) becomes completely non-forfeitable.

(e)	General Creditor Status. Each Eligible Employee and each Director to whom a Stock Unit grant is made shall be no more than a general and unsecured creditor of the Company with respect to any cash payable under such Stock Unit Grant.

9.4 Satisfaction of Forfeiture Conditions. A share of Stock shall cease to be subject to a Stock Grant at such time as an Eligible Employee’s or a Director’s interest in such Stock becomes non-forfeitable under this Plan, and the certificate or other evidence of ownership representing such share shall be transferred to the Eligible Employee or Director as soon as practicable thereafter.

9.5 Income Tax Deduction.

(a)	General. The Committee shall (where the Committee under the circumstances deems in the Company’s best interest) either (1) make Stock Grants and Stock Unit Grants to Eligible Employees subject to at least one condition related to one, or more than one, performance goal based on the performance goals described in § 9.5(b) which seems likely to result in the Stock Grant or Stock Unit Grant qualifying as “performance-based compensation” under § 162(m) of the Code or (2) make Stock Grants and Stock Unit Grants to Eligible Employees under such other circumstances as the Committee deems likely to result in an income tax deduction for the Company with respect such Stock Grant or Stock Unit Grant. A performance goal may be set in any manner determined by the Committee, including looking to achievement on an absolute or relative basis in relation to peer groups or indexes.

(b)	Performance Goals. A performance goal is described in this § 9.5(b) if such goal relates to (1) the Company’s return over capital costs or increases in return over capital costs, (2) the Company’s safety record, (3) the Company’s customer satisfaction survey, (4) the Company’s total earnings or the growth in such earnings, (5) the Company’s consolidated earnings or the growth in such earnings, (6) the Company’s earnings per share or the growth in such earnings, (7) the Company’s net earnings or the growth in such earnings, (8) the Company’s earnings before interest expense, taxes, depreciation, amortization and other non-cash items or the growth in such earnings, (9) the Company’s earnings before interest and taxes or the growth in such earnings, (10) the Company’s consolidated net income or the growth in such income, (11) the value of the Company’s common stock or the growth in such value, (12) the Company’s stock price or the growth in such price, (13) the tons of paperboard produced or converted by the Company, (14) the Company’s return on assets or the growth on such return, (15) the Company’s cash flow or the growth in such cash flow, (16) the Company’s total shareholder return or the growth in such return, (17) the Company’s expenses or the reduction of such expenses, (18) the Company’s sales growth, (19) the Company’s overhead ratios or changes in such ratios, (20) the Company’s expense-to-sales ratios or the changes in such ratios, or (21) the Company’s economic value added or changes in such value added. The performance goals for the participants will (as the Committee deems appropriate) be based on criteria related to company-wide performance, division-specific or other business unit-specific performance (where the Committee can apply the business criteria on such basis), plant or facility-specific performance, department-specific performance, personal goal performance or any combination of the performance-based criteria.

(c)	Adjustments. When the Committee determines whether a performance goal has been satisfied for any period, the Committee may exclude any or all “extraordinary items” as determined under U.S. generally accepted accounting principles and any other unusual or non-recurring items, including, without limitation, the charges or costs associated with restructurings of the Company, discontinued operations, and the cumulative effects of accounting changes. The Committee may also adjust any performance goal for a period as it deems equitable in recognition of unusual or non-recurring events affecting the Company, changes in applicable tax laws or accounting principles, or such other factors as the Committee may determine (including, without limitation, any adjustments that would result in the Company’s paying non-deductible compensation to an Eligible Employee).

§ 10.

NON-TRANSFERABILITY

No Option, Stock Grant, Stock Unit Grant or Stock Appreciation Right shall (absent the Committee’s consent) be transferable by an Eligible Employee or a Director other than by will or by the laws of descent and distribution, and any Option or Stock Appreciation Right shall (absent the Committee’s consent) be exercisable during a Eligible Employee’s or Director’s lifetime only by the Eligible Employee or Director. The person or persons to whom an Option or Stock Grant or Stock Unit Grant or Stock Appreciation Right is transferred by will or by the laws of descent and distribution (or with the Committee’s consent) thereafter shall be treated as the Eligible Employee or Director.

§ 11.

SECURITIES REGISTRATION

As a condition to the receipt of shares of Stock under this Plan, the Eligible Employee or Director shall, if so requested by the Company, agree to hold such shares of Stock for investment and not with a view of resale or distribution to the public and, if so requested by the Company, shall deliver to the Company a written statement satisfactory to the Company to that effect. Furthermore, if so requested by the Company, the Eligible Employee or Director shall make a written representation to the Company that he or she will not sell or offer for sale any of such Stock unless a registration statement shall be in effect with respect to such Stock under the 1933 Act and any applicable state securities law or he or she shall have furnished to the Company an opinion in form and substance satisfactory to the Company of legal counsel satisfactory to the Company that such registration is not required. Certificates or other evidence of ownership representing the Stock transferred upon the exercise of an Option or Stock Appreciation Right or upon the lapse of the forfeiture conditions, if any, on any Stock Grant may at the discretion of the Company bear a legend to the effect that such Stock has not been registered under the 1933 Act or any applicable state securities law and that such Stock cannot be sold or offered for sale in the absence of an effective registration statement as to such Stock under the 1933 Act and any applicable state securities law or an opinion in form and substance satisfactory to the Company of legal counsel satisfactory to the Company that such registration is not required.

§ 12.

LIFE OF PLAN

No Option or Stock Appreciation Right shall be granted or Stock Grant or Stock Unit Grant made under this Plan on or after the earlier of:

(1)	the tenth anniversary of the effective date of this Plan (as determined under § 4), in which event this Plan otherwise thereafter shall continue in effect until all outstanding Options and Stock Appreciation Rights have been exercised in full or no longer are exercisable and all Stock issued under any Stock Grants under this Plan have been forfeited or have become non-forfeitable, or

(2)	the date on which all of the Stock reserved under § 3 has (as a result of the exercise of Options or Stock Appreciation Rights granted under this Plan or the satisfaction of the forfeiture conditions, if any, on Stock Grants) been issued or no longer is available for use under this Plan, in which event this Plan also shall terminate on such date.

§ 13.

ADJUSTMENT

13.1 Capital Structure. The grant caps described in § 3.4, the number, kind or class (or any combination thereof) of shares of Stock subject to outstanding Options and Stock Appreciation Rights granted under this Plan and the Option Price of such Options and the SAR Value of such Stock Appreciation Rights as well as the number, kind or class (or any combination thereof) of shares of Stock subject to outstanding Stock Grants and Stock Unit Grants made under this Plan shall be adjusted by the Committee in a reasonable and equitable manner to preserve immediately after

(a)	any equity restructuring or change in the capitalization of the Company, including, but not limited to, spin offs, stock dividends, large non-reoccurring dividends, rights offerings or stock splits, or

(b)	any other transaction described in § 424(a) of the Code which does not constitute a Change in Control of the Company the aggregate intrinsic value of each such outstanding Option, Stock Appreciation Right, Stock Grant and Stock Unit Grant immediately before such restructuring or recapitalization or other transaction.

13.2 Available Shares. If any adjustment is made with respect to any outstanding Option, Stock Appreciation Right, Stock Grant or Stock Unit Grant under § 13.1, then the Committee shall adjust the number, kind or class (or any combination thereof) of shares of Stock reserved under § 3.1 so that there is a sufficient number, kind and class of shares of Stock available for issuance pursuant to each such Option, Stock Appreciation Right, Stock Grant and Stock Unit Grant as adjusted under § 13.1 without seeking the approval of the Company’s shareholders for such adjustment unless such approval is required under applicable law or the rules of the stock exchange on which shares of Stock are traded. Furthermore, the Committee shall have the absolute discretion to further adjust such number, kind or class (or any combination thereof) of shares of Stock reserved under § 3.1 in light of any of the events described in § 13.1(a) and § 13.1(b) to the extent the Committee acting in good faith determinates that a further adjustment would be appropriate and proper under the circumstances and in keeping with the purposes of this Plan without seeking the approval of the Company’s shareholders for such adjustment unless such approval is required under applicable law or the rules of the stock exchange on which shares of Stock are traded.

13.3 Transactions Described in § 424 of the Code. If there is a corporate transaction described in § 424(a) of the Code which does not constitute a Change in Control of the Company, the Committee as part of any such transaction shall have right to make Stock Grants, Stock Unit Grants and Option and Stock Appreciation Right grants (without regard to any limitations set forth under 3.4 of this Plan) to effect the assumption of, or the substitution for, outstanding stock grants, stock unit grants and option and stock appreciation right grants previously made by any other corporation to the extent that such corporate transaction calls for such substitution or assumption of such outstanding stock grants, stock unit grants and stock option and stock appreciation right grants. Furthermore, if the Committee makes any such grants as part of any such transaction, the Committee shall have the right to increase the number of shares of Stock available for issuance under § 3.1 by the number of shares of Stock subject to such grants without seeking the approval of the Company’s shareholders for such adjustment unless such approval is required under applicable law or the rules of the stock exchange on which shares of Stock are traded.

13.4 Fractional Shares. If any adjustment under this § 13 would create a fractional share of Stock or a right to acquire a fractional share of Stock under any Option, Stock Appreciation Right or Stock Grant, such fractional share shall be disregarded and the number of shares of Stock reserved under this Plan and the number subject to any Options or Stock Appreciation Right grants and Stock Grants shall be the next lower number of shares of Stock, rounding all fractions downward. An adjustment made under this § 13 by the Committee shall be conclusive and binding on all affected persons.

§ 14.

CHANGE IN CONTROL

If there is a Change in Control of the Company, then as of the Change Effective Date for such Change in Control any and all conditions to the exercise of all outstanding Options and Stock Appreciation Rights on such date and any and all outstanding issuance and forfeiture conditions on any Stock Grants and Stock Unit Grants on such date automatically shall be deemed 100% satisfied as of such Change Effective Date, and the Board shall have the right (to the extent expressly required as part of such transaction) to cancel such Options, Stock Appreciation Rights, Stock Grants and Stock Unit Grants after providing each Eligible Employee and Director a reasonable period to exercise his or her Options and Stock Appreciation Rights and to take such other action as necessary or appropriate to receive the Stock subject to any Stock Grants and the cash payable under any Stock Unit Grants; provided, if any issuance or forfeiture condition described in this § 14 relates to satisfying any performance goal and there is a target for such goal, such issuance or forfeiture condition shall be deemed satisfied under this § 14 only to the extent of such target unless such target has been exceeded before the Change Effective Date, in which event such issuance or forfeiture condition shall be deemed satisfied to the extent such target had been so exceeded.

§ 15.

AMENDMENT OR TERMINATION

This Plan may be amended by the Board from time to time to the extent that the Board deems necessary or appropriate; provided, however, (a) no amendment shall be made absent the approval of the shareholders of the Company to the extent such approval is required under applicable law or the rules of the stock exchange on which shares of Stock are listed and (b) no amendment shall be made to § 14 on or after the date of any Change in Control which might adversely affect any rights which otherwise would vest on the related Change Effective Date. The Board also may suspend granting Options or Stock Appreciation Rights or making Stock Grants or Stock Unit Grants under this Plan at any time and may terminate this Plan at any time; provided, however, the Board shall not have the right unilaterally to modify, amend or cancel any Option or Stock Appreciation Right granted or Stock Grant made before such suspension or termination unless (1) the Eligible Employee or Director consents in writing to such modification, amendment or cancellation or (2) there is a dissolution or liquidation of the Company or a transaction described in § 13.1 or § 14.

§  16.

MISCELLANEOUS

16.1 Shareholder Rights. No Eligible Employee or Director shall have any rights as a shareholder of the Company as a result of the grant of an Option or a

Stock Appreciation Right pending the actual delivery of the Stock subject to such Option or Stock Appreciation Right to such Eligible Employee or Director. An Eligible Employee’s or a Director’s rights as a shareholder in the shares of Stock which remain subject to forfeiture under § 9.2(b) shall be set forth in the related Stock Grant Certificate.

16.2 No Contract of Employment. The grant of an Option or a Stock Appreciation Right or a Stock Grant or Stock Unit Grant to an Eligible Employee or Director under this Plan shall not constitute a contract of employment or a right to continue to serve on the Board and shall not confer on an Eligible Employee or Director any rights upon his or her termination of employment or service in addition to those rights, if any, expressly set forth in this Plan or the related Option Certificate, Stock Appreciation Right Certificate, or Stock Grant Certificate.

16.3 Withholding. Each Option, Stock Appreciation Right, Stock Grant and Stock Unit Grant shall be made subject to the condition that the Eligible Employee or Director consents to whatever action the Committee directs to satisfy the minimum statutory federal and state tax withholding requirements, if any, which the Company determines are applicable to the exercise of such Option or Stock Appreciation Right or to the satisfaction of any forfeiture conditions with respect to Stock subject to a Stock Grant or Stock Unit Grant issued in the name of the Eligible Employee or Director. No withholding shall be effected under this Plan which exceeds the minimum statutory federal and state withholding requirements.

16.4 Construction. All references to sections (§) are to sections (§) of this Plan unless otherwise indicated. This Plan shall be construed under the laws of the State of Georgia. Each term set forth in § 2 shall, unless otherwise stated, have the meaning set forth opposite such term for purposes of this Plan and, for purposes of such definitions, the singular shall include the plural and the plural shall include the singular. Finally, if there is any conflict between the terms of this Plan and the terms of any Option Certificate, Stock Appreciation Right Certificate or Stock Grant Certificate, the terms of this Plan shall control.

16.5 Other Conditions. Each Option Certificate, Stock Appreciation Right Certificate or Stock Grant Certificate may require that an Eligible Employee or a Director (as a condition to the exercise of an Option or a Stock Appreciation Right or the issuance of Stock subject to a Stock Grant) enter into any agreement or make such representations prepared by the Company, including (without limitation) any agreement which restricts the transfer of Stock acquired pursuant to the exercise of an Option or a Stock Appreciation Right or a Stock Grant or provides for the repurchase of such Stock by the Company.

16.6 Rule 16b-3. The Committee shall have the right to amend any Option, Stock Grant or Stock Appreciation Right to withhold or otherwise restrict the transfer of any Stock or cash under this Plan to an Eligible Employee or Director as the Committee deems appropriate in order to satisfy any condition or requirement under Rule 16b-3 to the extent Rule 16 of the 1934 Act might be applicable to such grant or transfer.

16.7 Coordination with Employment Agreements and Other Agreements. If the Company enters into an employment agreement or other agreement with an Eligible Employee or Director which expressly provides for the acceleration in vesting of an outstanding Option, Stock Appreciation Right, Stock Grant or Stock Unit Grant or for the extension of the deadline to exercise any rights under an outstanding Option, Stock Appreciation Right, Stock Grant or Stock Unit Grant, any such acceleration or extension shall be deemed effected pursuant to, and in accordance with, the terms of such outstanding Option, Stock Appreciation Right, Stock Grant or Stock Unit Grant and this Plan even if such employment agreement or other agreement is first effective after the date the outstanding Option or Stock Appreciation Right was granted or the Stock Grant or Stock Unit Grant was made.

IN WITNESS WHEREOF, the Company has caused its duly authorized officer to execute this Plan to evidence its adoption of this Plan.

ROCK-TENN COMPANY

By:	/s/ Steven C. Voorhees
Date:	January 28, 2005

AMENDMENT NUMBER ONE TO

ROCK-TENN COMPANY

2004 INCENTIVE STOCK PLAN

Pursuant to the power reserved in § 15 of the Rock-Tenn Company 2004

Incentive Stock Plan, Rock-Tenn Company hereby amends the Plan as follows:

1. Section 3.1(a) of the Plan is hereby amended to read as follows: “2,900,000 shares of Stock plus”.

2. Section 3.4 is hereby amended to read as follows:

“3.4 Grant Limits. No Eligible Employee or Director in any calendar year shall be granted an Option to purchase (subject to § 13) more than 500,000 shares of Stock or a Stock Appreciation Right based on the appreciation with respect to (subject to § 13) more than 500,000 shares of Stock, and no Stock Grant or Stock Unit Grant shall be made to any Eligible Employee or Director in any calendar year where the Fair Market Value of the Stock subject to such grant on the date of the grant exceeds $5,000,000.”

This Amendment Number One shall be effective as of January 26, 2007.

ROCK-TENN COMPANY

By:	/s/ Steven C. Voorhees
Title:	Executive Vice President
Date:	1/31/07

AMENDMENT NUMBER TWO TO

ROCK-TENN COMPANY

2004 INCENTIVE STOCK PLAN

Pursuant to the power reserved in § 15 of the Rock-Tenn Company 2004 Incentive Stock Plan, Rock-Tenn Company by action of its Board hereby amends § 7.4 of the Plan to clarify that (1) the Stock used in the exercise of any Option no longer has to be Stock which has been held for at least 6 months and (2) any cashless exercise procedure acceptable to the Committee can be used in the exercise of any Option, as follows:

“7.4 Payment. The Option Price shall be payable in full upon the exercise of any Option and, at the discretion of the Committee, an Option Certificate can provide for the payment of the Option Price either (a) in cash, or (b) by check, or (c) in Stock which is acceptable to the Committee, or (d) through any cashless exercise procedure which is effected by an unrelated broker through a sale of Stock in the open market and which is acceptable to the Committee, or (e) through any cashless exercise procedure which is acceptable to the Committee, or (f) in any combination of such forms of payment. Any payment made in Stock shall be treated as equal to the Fair Market Value of such Stock on the date the certificate for such Stock (or proper evidence of such certificate) is presented to the Committee or its delegate in such form as acceptable to the Committee. Any method for the payment of the Option Price permitted pursuant to this § 7.4 may be used for the payment of any withholding requirements under in § 16.3. Each Option Certificate shall be deemed to include the right to pay the Option Price in accordance with the procedure described in § 7.4(c) or § 7.4(e).”

This Amendment Number Two shall be effective as of the date the Board acts to approve the adoption of this Amendment Number Two.

ROCK-TENN COMPANY

By:	/s/ Steven C. Voorhees
Date:	May 5, 2008

Appendix C

PROPOSED

AMENDMENT NUMBER THREE TO

ROCK-TENN COMPANY

2004 INCENTIVE STOCK PLAN

Pursuant to the power reserved in § 15 of the Rock-Tenn Company 2004 Incentive Stock Plan, Rock-Tenn Company hereby amends the Plan as follows:

1. Section 3.1(a) of the Plan is hereby amended to read as follows: “4,100,000 shares of Stock plus”.

2. Section 3.4 is amended to add the following sentence to the end of such section: If the Committee pays a cash bonus to an Eligible Employee or Director pursuant to a cash bonus incentive granted under § 9.5(a), such cash bonus paid in any calendar year to any individual shall not exceed $5,000,000.

3. Section 9.5 shall be renamed “Performance Based Grants and Cash Bonus Alternatives” and paragraph (a) of such section shall be amended to read as follows:

(a) General. The Committee shall (where the Committee under the circumstances deems in the Company’s best interest) either (1) make Stock Grants and Stock Unit Grants or, as an alternative to Stock Grants or Stock Unit Grants, grant cash bonus incentives to Eligible Employees subject to at least one condition related to one, or more than one, performance goal based on the performance goals described in § 9.5(b) which seems likely to result in the Stock Grant or Stock Unit Grant or cash bonus incentive qualifying as “performance-based compensation” under § 162(m) of the Code or (2) make Stock Grants or Stock Unit Grants or grant cash bonus incentives under such other circumstances as the Committee deems likely to result in an income tax deduction for the Company with respect to such Stock Grant or Stock Unit Grant or cash bonus incentive.

4. Section 9.5(b) is amended to read as follows:

(b) Performance Goals. A performance goal is described in this § 9.5(b) if such goal relates to (1) the Company’s return over capital costs or increases in return over capital costs, (2) the Company’s return on invested capital or increases in return on invested capital, (3) the Company’s operating performance or operating performance improvement, (4) the Company’s safety record, (5) the Company’s customer satisfaction survey, (6) the Company’s total earnings or the growth in such earnings, (7) the Company’s consolidated earnings or the growth in such earnings, (8) the Company’s earnings per share or the growth in such earnings, (9) the Company’s net earnings or income or the growth in such earnings or income, (10) the Company’s earnings before interest expense, taxes, depreciation, amortization and other non-cash items or the growth in such earnings, (11) the Company’s earnings before interest and taxes or the growth in such earnings, (12) the Company’s consolidated net income or the growth in such income, (13) the value or the Company’ common stock or the growth in such value, (14) the Company’s stock price of the growth in such price, (15) the weight or volume of paperboard or containerboard produced or converted by the Company, (16) the Company’s return on assets or the growth on such return, (17) the Company’s cash flow or the growth in such cash flow, (18) the Company’s total shareholder return or the growth in such return, (19) the Company’s expenses or the reduction of such expenses, (20) the Company’s sales or sales growth; (21) the Company’s overhead ratios or changes in such ratios, (22) the Company’s expense-to-sales ratios or the changes in such ratios, or (23) the Company’s economic value added or changes in such value added. The performance goals for the participants will (as the Committee deems appropriate) be based on criteria related to company-wide performance, division-specific or other business unit-specific performance (where the Committee can apply the business criteria on such basis), plant or facility-specific performance, department-specific performance, personal goal performance or any combination of the performance-based criteria.

5. Section 9.5(c) shall be renamed as “Alternative Goals” and is amended to read as follows:

(c) Alternative Goals. A performance goal under this § 9.5 may be set in any manner determined by the Committee, including looking to achievement on an absolute or relative basis in relation to peer groups or indexes. Further, the Committee may express any goal in alternatives, or in a range of alternatives, as the Committee deems appropriate or helpful, such as including or excluding (1) any acquisitions or dispositions, restructurings, discontinued operations, extraordinary items, and other unusual or non-recurring charges, (2) any event either not directly related to the operations of the Company or not within the reasonable control of the Company’s management, or (3) the effects of tax or accounting changes in accordance with U.S. generally accepted accounting principles.

This Amendment Number Three shall be effective as of             , 2008.

ROCK-TENN COMPANY

By:
Title:
Date: